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DATED	November 14, 2011

(1) BARRY HOULIHAN AND OTHERS

- and -

(2) VELTI PLC

AGREEMENT relating to the sale and purchase of the entire issued share capital of Mobile Interactive Group Limited

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CONTENTS

1.	DEFINITIONS AND INTERPRETATION 1

2.	SALE AND PURCHASE OF SHARES 1

3.	CONSIDERATION 2

4.	COMPLETION 7

5.	WARRANTIES 8

6.	VENDOR LIMITATIONS 9

7.	RESTRICTIVE COVENANTS 9

8.	VENDORS' LIABILITY 12

9.	VENDORS' REPRESENTATIVE 12

10.	CONFIDENTIALITY AND ANNOUNCEMENTS 13

11.	ASSIGNMENT AND SUCCESSORS 14

12.	THIRD PARTY RIGHTS 15

13.	COSTS AND EXPENSES 17

14.	PAYMENTS 17

15.	FURTHER ASSURANCE 17

16.	ENTIRE AGREEMENT 17

17.	EFFECT OF COMPLETION 18

18.	SEVERANCE 18

19.	VARIATION 18

20.	WAIVER AND CUMULATIVE REMEDIES 18

21.	COUNTERPARTS 19

22.	NOTICES 19

23.	PROCESS OF SERVICE IN THE UK 21

24.	4TH SCREEN PERFORMANCE GUARANTEES 21

25.	WAIVER OF CLAIMS 21

26.	GOVERNING LAW AND JURISDICTION 22
SCHEDULE 1: DEFINITIONS AND INTERPRETATION    23
SCHEDULE 2: THE VENDORS, THE SHARES AND THE CONSIDERATION    38
Part 1: Main Vendors    38
Part 2: Options Vendors    43

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SCHEDULE 3: INFORMATION    50
[Disclosure Schedules Omitted]

SCHEDULE 4: GENERAL WARRANTIES    87
Part 1: Ownership and Vendor matters    87
Part 2: General    88
Part 3: Accounts and financial    91
Part 4: Assets, commercial and trading    96
Part 5: Employees    111
Part 6: Pensions    115
Part 7: Properties    117
Part 8: Environmental, health and safety    120
SCHEDULE 5: TAX    122
Part 1: Definitions and interpretation    122
Part 2: Tax Warranties    126
Part 3: Tax Covenant    132
Part 4: Limitations and Procedure    134
SCHEDULE 6: VENDOR LIMITATIONS    141
SCHEDULE 7: PROVISIONS RELATING TO ESCROW    148
Part 1: Definitions    148
Part 2: Instruction Letter    149
SCHEDULE 8: COMPLETION OBLIGATIONS    152
Part 1: Vendors' obligations on Completion    152
Part 2: Purchaser's obligations on Completion    155
SCHEDULE 9: INITIAL CONSIDERATION ADJUSTMENT    156
Part 1: Calculation of Initial Consideration Adjustment    156
Part 2: Anniversary Net Current Assets    157
Part 3: Accounting Principles    159
SCHEDULE 10: CONTINGENT EARN OUT CONSIDERATION    161
Part 1: Calculation of the EBITDA    161
Part 2: Contingent Earn Out Consideration    165

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Part 3: Earn Out Protections    167
Part 4: EBITDA    170
Part 5: USA Integration Plan    177
SCHEDULE 11: REGISTRATION RIGHTS    179
Part 1: Registration rights    179
Part 2: Company representations regarding certain US Securities Law matters    186

Agreed Form documents
Board minutes: Purchaser
Completion power of attorney: Vendors
Deed of termination of shareholders agreements
Letter(s) of non‑crystallisation
Post‑Completion powers of attorney re Shares
Resignations of directors
Service contracts
Loan Note Instrument
4th Screen Agreement
4th Screen Services Agreement
NL Subsidiary Documents
Press Release
USA Integration Plan

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This Agreement is made as a deed on     November 14, 2011
BETWEEN:

(1)	the persons whose names and addresses are set out in schedule 2 (together "Vendors", and each a "Vendor"); and

(2)	VELTI PLc a company incorporated and registered in Jersey with number 103899 which has its registered business office at 22 Grenville Street, St Helier, JE4 8PX ("Purchaser").
BACKGROUND:

A	Mobile Interactive Group Limited ("Company") is a private company limited by shares. Further information relating to the Company and its Subsidiaries is set out in parts 1 and 2 of schedule 3.

B
The Vendors are the owners of the numbers of Shares set opposite their respective names in column (3) of schedule 2 and in the case of the Options Vendors shall have acquired such Shares immediately before Completion pursuant to the exercise of Options (to the extent that those Options have not been waived or lapsed).

C	The Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares on the terms set out in this agreement.
IT IS AGREED: DEFINITIONS AND INTERPRETATION

1.1	Each word and expression used in this agreement shall have the meaning (if any) given to it in, and shall be interpreted in accordance with the provisions of, schedule 1.

1.2	This agreement incorporates the schedules to it.

2.	SALE AND PURCHASE OF SHARES

2.1
Subject to the terms of this agreement, each Vendor severally shall sell and the Purchaser shall purchase the number of Shares set opposite such Vendor's name in column (3) of schedule 2 with effect from Completion.

2.2
Each Vendor shall sell its Shares free from all Encumbrances and together with all rights of any nature that attach or which may at any time become attached to them, including the right to receive all dividends and distributions declared, paid or made by the Company on or after the Completion Date.

2.3	Each Vendor severally:

2.3.1
covenants with the Purchaser that it has the right to transfer or to procure the transfer of the full legal and beneficial interest in its Shares to the Purchaser on the terms set out in this agreement;

2.3.2	covenants with the Purchaser that it shall at its own expense do everything reasonably required by the Purchaser from time to time in order to vest any of its Shares in the Purchaser; and

2.3.3
irrevocably waives any right of pre‑emption or other restriction on transfer in respect of the Shares or any of them so as to enable the sale of the Shares to the Purchaser to proceed free of any such right or restriction.

2.4	Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to the sale and purchase of the Shares.

3.	CONSIDERATION

3.1	The consideration shall be the aggregate of the Initial Consideration (subject to the adjustments

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set out in clause 3.12), the Deferred Consideration (subject to the adjustment set out in paragraph 12 of schedule 6), the Initial Equity Consideration and the Contingent Earn Out Consideration ("Consideration").
Initial Consideration

3.2
The initial consideration shall be $25,133,986 (twenty five million one hundred and thirty three thousand nine hundred and eighty six dollars) ("Initial Consideration"), which (subject to clauses 3.3, 3.5, 3.7, 3.8 and 3.10 below) shall be satisfied on Completion by payment in cash in the amounts set opposite each Vendor's name in column (4) of schedule 2.

3.3	On Completion the Purchaser shall withhold from the cash payments due under clause 3.2 above, the following amounts in respect of the following Vendor:

Vendor	Amount to be withheld	Option
[***]	$618,890.71	A non-EMI option over 540,000 shares granted on 26 July 2007

3.4
The amounts withheld under clause 3.3 above shall be withheld on account of the income tax and national insurance contributions payable in relation to the exercise of options set out in the table. The Purchaser shall, on behalf of the relevant Vendor, account for the amounts withheld to the Company and shall procure that the Company shall account for such amounts to HM Revenue & Customs in satisfaction of the relevant liabilities within the applicable time limits for the payment of such liabilities. The Purchaser shall provide the relevant Vendor with evidence that such sums have been so accounted for.

3.5	On Completion the Purchaser shall withhold from the cash payments due under clause 3.2 above, the following amounts in respect of the following Vendors:

Vendor	Amount to be withheld
[***]	£316,180.52
[***]	£488,556.38
[***]	£52,341.99
[***]	£24,801.36
[***]	£38,071.13
[***]	£122,766.88
[***]	£6,333.65
[***]	£167,520.99
[***]	£321,426.01
[***]	£88,665.59
[***]	£142,409.58
[***]	£29,575.66
[***]	£336,375.67
[***]	£67,352.14
[***]	£46,761.68
[***]	£50,109.87
[***]	£13,950.78
[***]	£30,691.72

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3.6
The amounts withheld under clause 3.5 above shall be withheld on account of the amounts payable by the relevant Vendors in respect of subscription monies in 4th Screen Newco, and in turn on account of the amount payable by 4th Screen Newco to the Company in respect of the agreement for 4th Screen Newco to acquire the 4th Screen Holding from the Company and, on behalf of 4th Screen, the repayment of the outstanding loan of £350,000 from the Company to 4th Screen, and the Purchaser shall, on behalf of the relevant Vendors, 4th Screen Newco and 4th Screen, account for the amount so withheld to the Company in satisfaction of the above obligations and liabilities in accordance with 1.2 of part 2 of schedule 8 and provide the relevant Vendors and 4th Screen (as the case may be) with evidence that the amount has been so accounted for.

3.7
On Completion the Options Vendors each agree that the Purchaser shall withhold from the cash payments due under clause 3.2 the Aggregate Exercise Price and pay such Aggregate Exercise Price to the Company in accordance with 1.2 of part 2 of schedule 8. The Purchaser shall provide the Option Vendors with evidence that such sums have been so accounted for. Where such cash payments are insufficient to satisfy the Aggregate Exercise Price in full, the relevant Options Vendor shall provide the balance in respect of the Options being exercised by that Option Vendor to the Company upon Completion in cleared funds.

3.8	On Completion the Purchaser shall withhold from the cash payments due under clause 3.2 above, the following amount in respect of the following Vendor:

Vendor	Amount to be withheld
[***]	A loan repayment of £7,050

3.9
The amount withheld under clause 3.8 above shall be withheld on account of the amount payable by [***] to the Company in relation to the repayment of the outstanding loan of £7,050 from the Company to [***]. The Purchaser shall, on behalf of [***], account for the amount so withheld to the Company in satisfaction of the above liability and provide [***] with evidence that such sums have been so accounted for.

3.10	On Completion the Purchaser shall withhold from the cash payments due under clause 3.2 above, the following amount in respect of the following Vendor:

Vendor	Amount to be withheld
[***]	An aggregate amount of €87,526.25

3.11
The Purchaser shall, on behalf of [***], account for the aggregate amount so withheld to the Company in satisfaction of the above liability in accordance with 1.2 of part 2 of schedule 8 and provide [***] with evidence that such sums have been so accounted for.

3.12	Adjustment to the Initial Consideration

3.12.1	Following the Completion Date, the Initial Consideration shall be adjusted in the following manner:

3.12.1.1
the Purchaser shall pay to the Vendors such sum (if any) equal to the amount by which the Completion Net Current Assets exceed the Estimated Net Current Assets subject to a maximum payment of $1,000,000; or, as the case may be

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3.12.1.2	the Vendors shall repay to the Purchaser such sum (if any) equal to the amount by which the Completion Net Current Assets are less than the Estimated Net Current Assets.

3.12.2
Any adjustment to the Initial Consideration due by the Purchaser shall be paid in cleared funds within five (5) Business Days of agreement or determination of the adjustment to the Initial Consideration in accordance with this clause 3.12 and schedule 9 to the Nominated Account.

3.12.3
Any adjustment to the Initial Consideration due by the Vendors shall be repaid in cleared funds within five (5) Business Days of agreement or determination of the adjustment to the Initial Consideration in accordance with this clause 3.12 and schedule 9 to the Purchaser (such sum to be repaid by the Vendors in their CC Relevant Percentages). For the purposes of this clause 3.12 only, any payment due by a party shall be calculated in Sterling and shall be translated from pounds Sterling to US dollars on the date of the agreement or determination of the adjustment to the Initial Consideration in accordance with this clause 3.12 and schedule 9 using the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/.

Deferred Consideration

3.13
Subject, in each case, to adjustment in accordance with paragraph 12 of schedule 6, the deferred consideration shall be five million dollars ($5,000,000) ("Deferred Consideration"), which shall be satisfied as follows:

3.13.1	as to $2,500,0000, by the issue, in the DC Relevant Percentages, of Deferred Consideration Shares on the Interim DC Payment Date, credited as fully paid; and

3.13.2	as to $2,500,000, by the issue, in the DC Relevant Percentages, of Deferred Consideration Shares on the Final DC Payment Date, credited as fully paid.

3.14	The aggregate number of Deferred Consideration Shares to be issued and allotted pursuant to clause 3.13.1 above shall be a number equal to A/B where:
A is equal to $2,500,000 (less the amount of any cash paid pursuant to clause 3.16) to be satisfied by the issue and allotment of shares; and
B is equal to the average closing mid-market price of the Purchaser's ordinary share for the 20 Business Days prior to the Interim DC Payment Date, as derived from NASDAQ.

3.15	The aggregate number of Deferred Consideration Shares to be issued and allotted pursuant to clause 3.13.2 above shall be a number equal to A/B where:
A is equal to $2,500,000 (less the amount of cash paid pursuant to clause 3.16) to be satisfied by the issue and allotment of shares; and
B is equal to the average closing mid market price of the Purchaser's ordinary share for the 20 Business Days prior to the Final DC Payment Date, as derived from NASDAQ.

3.16
The Purchaser shall be entitled to serve notice on the Vendors' Representative at any time prior to the Interim DC Payment Date or the Final DC Payment Date (as the case may be) indicating that it wishes to satisfy all or any part of the relevant tranche of the Deferred Consideration (or both tranches, if applicable) by payment in cash, whereupon either or both of clauses 3.13.1 and 3.13.2 above (as applicable) shall be read as if some or all of the sums stated therein (as set out in the Purchaser's notice) were to be satisfied by a payment of cash by the Purchaser in the DC Relevant Percentages on the Interim DC Payment Date and/or the Final DC Payment Date

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(as the case may be), with the balance of such amount being satisfied by the issue, in the DC Relevant Percentages, of Deferred Consideration Shares, credited as fully paid.

3.17
The Purchaser shall instruct its registrars to update the register of members to reflect the issue and allotment of Consideration Shares (if any) pursuant to clause 3.13 within 10 Business Days of the Interim DC Payment Date or the Final DC Payment Date (as appropriate).

Initial Equity Consideration

3.18
Subject to clause 3.20, the Initial Equity Consideration shall be satisfied by the issue and allotment to the Vendors on the Initial Equity Consideration Payment Date of the Initial Equity Consideration Shares in the CC Relevant Percentages, credited as fully paid.

3.19
If the Purchaser elects to satisfy all or part of such payment by way of the issue and allotment of shares, then the aggregate number of Initial Equity Consideration Shares to be issued shall be equal to X/Y where X is the amount of the Initial Equity Consideration which the Purchaser elects not to satisfy in cash and Y is the average closing price of the Purchaser's ordinary share, as derived from NASDAQ for the 20 Business Days prior to the Initial Equity Consideration Payment Date.

3.20
The Purchaser shall be entitled to serve notice on the Vendors’ Representative at any time prior to the Initial Equity Consideration Payment Date indicating that it wishes to satisfy all or any part of the Initial Equity Consideration by payment in cash, whereupon clause 3.18 shall be read as if some or all of the Initial Equity Consideration (as set out in the Purchaser’s notice) were to be satisfied by a payment of cash by the Purchaser in the CC Relevant Percentages to the Vendors on the Initial Equity Consideration Payment Date, with the balance of such amount being satisfied by the issue, in the CC Relevant Percentages, of Initial Equity Consideration Shares, credited as fully paid.

3.21
If Initial Equity Consideration Shares are to be issued and allotted, then the Purchaser shall instruct its registrars to update the register of members to reflect the issue and allotment of such Shares within 10 calendar days of the Initial Equity Consideration Payment Date.

Contingent Earn Out Consideration

3.22	The Contingent Earn Out Consideration shall be calculated and satisfied in accordance with schedule 10.
Miscellaneous

3.23
A payment to be made to the Purchaser under this clause 3 shall be made by telegraphic transfer to the account which is notified by the Purchaser not later than three Business Days before the date of the payment.

3.24	The parties shall comply with the provisions of schedules 9, 10 and 11 with respect to the matters contained in those schedules.

3.25	Payments made by the Vendors to the Purchaser in connection with this agreement shall so far as possible be treated by the parties as a reduction in the Consideration.

3.26
If a party fails to pay any sum due by it under this agreement on the due date for payment in accordance with the provisions of this agreement, the party shall pay interest on the amount payable from the due date until the date on which the party's obligation to pay the sum is discharged at the rate of 8 per cent per annum (whether before or after judgment). Interest accrues and is payable from day to day.

3.27
The Purchaser represents and warrants to the Vendors that the share certificates in respect of any Consideration Shares issued to the Vendors pursuant to this agreement shall bear only the following legend:

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"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

3.28
In the event that the Purchaser’s shares are no longer admitted to or traded or quoted on NASDAQ, NYSE or the Main Market of the LSE on any Payment Date, then the Purchaser shall be deemed to have served notice on the Vendors’ Representative prior to such Payment Date indicating that it wishes to satisfy all or any part of the Consideration by payment in cash or Loan Notes (as the case may be).

3.29
Any amount in this clause which is stated in a currency other than US$ (United States Dollars) shall (unless otherwise expressly provided in this agreement) for the purposes of this clause 3 be converted into US$ (at the following rates: £1=$1.5935 and €1=$1.1705).

3.30
Where the Purchaser is required to issue Loan Notes pursuant to the terms of this agreement, the parties acknowledge and agree that the issue of such Loan Notes by the Purchaser shall only be undertaken with the prior consent from the Jersey Financial Services Commission ("JFSC") (pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958) having been received in a form satisfactory to the Purchaser (acting reasonably) ("Satisfactory Consent"). In the event that such Satisfactory Consent has not been obtained 90 days prior to the date the Loan Notes are due for issue, then the parties shall seek to agree, acting in good faith, an alternative to the existing structure for the issue of such Loan Notes (which alternative shall only be for an issue of loan notes or shares in the Purchaser) as set out in this agreement and/or re-apply for such consent. In the event that such agreement cannot be reached between the parties within 90 days and/or no further Satisfactory Consent has been received by the Purchaser within 90 days if a further application for consent of the JFSC has been submitted by the Purchaser, the Purchaser shall issue Consideration Shares in lieu of Loan Notes to the relevant Vendors on the date the Loan Notes would have been issued had such Satisfactory Consent originally been received by the Purchaser. The aggregate number of Consideration Shares to be issued and allotted in lieu of Loan Notes in accordance with this clause shall be a number equal to A/B where:

A is equal to the principal amount of the Loan Notes which would have otherwise been due for issue had Satisfactory Consent been received by the Purchaser
B is equal to the average closing mid market price of the Purchaser's ordinary shares for the 20 Business Days prior to the date the Loan Notes would have been issued had such Satisfactory Consent been received by the Purchaser, as derived from NASDAQ.

3.31	[***] hereby directs and authorises the Purchaser to issue and allot any Consideration Shares required to be assigned and allotted pursuant to this agreement to [***].

4.	COMPLETION

4.1	Completion of the sale and purchase of the Shares shall take place at the offices of the Purchaser's Solicitors in London on the Completion Date immediately after this agreement is entered into.

4.2	On Completion:

4.2.1	the Vendors shall severally comply with their respective obligations set out in part 1 of schedule 8; and

4.2.2	the Purchaser shall comply with the obligations set out in part 2 of schedule 8.

4.3	Following Completion, the Purchaser, the Vendors' Representative and the NL Vendor (or

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Jonathan Kenny on behalf of the NL Vendor) shall each use their reasonable endeavours to obtain a waiver of any change of control termination rights set out in any contract entered into by a Group Company with For Sale Communicate Amsterdam B.V..

5.	WARRANTIES

5.1	Each Vendor severally warrants to the Purchaser in the terms set out in part 1 of schedule 4 in respect of his own position only.

5.2	Each Vendor severally warrants to the Purchaser in the terms set out in schedule 4 (other than part 1 of schedule 4) and part 2 of schedule 5.

5.3
Subject to paragraph 3 (Disclosure) of schedule 6, no knowledge of the Purchaser (whether actual, constructive or imputed) shall prevent a Warranty Claim by the Purchaser or in any way limit the liability of the Vendors in relation to a Warranty Claim. The Purchaser confirms as at the date of this agreement to the Vendors that it does not have any current intention of making a specific Warranty Claim, an Indemnity Claim or a Tax Claim.

5.4
Any claims under this agreement shall, subject to the Liability Amount and in respect of each Vendor an amount equal to that Vendor's Relevant Amount, first be settled by set off against the Deferred Consideration and/or the Contingent Earn Out Consideration pursuant to the provisions of paragraph 12 of schedule 6.

5.5	Each of the Warranties is separate and independent and, unless otherwise expressly provided, the Purchaser shall have a separate claim and right of action in respect of every breach of every Warranty.

5.6	Each Vendor severally undertakes that neither it nor any person claiming under or through it shall:

5.6.1
make any claim against any Group Company or any of their officers or employees (other than any claim by it against any other Vendor under any right of contribution or indemnity to which it is entitled);

5.6.2	enforce any right which it may have; or

5.6.3	raise any defence to any Warranty Claim,
in respect of any misrepresentation, inaccuracy or omission (other than as a result of fraud, wilful misstatement, wilful misconduct or wilful concealment) in or from any information or advice provided by any Group Company or any of their officers or employees for the purpose of assisting the Vendors to make any representation, give any Warranty, enter into this agreement and/or prepare the Disclosure Letter.

5.7
Where a Warranty is qualified by a reference (however expressed) to the knowledge or awareness of the Vendors, each Vendor shall be deemed to know or be aware of anything which is known to either himself or to any of the Group Executives and/or the Segment Leaders.

5.8
Without restricting the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it, each Vendor severally undertakes to the Purchaser that if there is a breach of any Warranty (other than a Tax Warranty) it shall, in accordance with the provisions of paragraph 12 of schedule 6, pay to the Purchaser as provided in clause 5.4 or, (in the case of a liability to another person which has not been discharged) at the Purchaser's direction (subject to clause 5.4), the person to whom the liability has been incurred, an amount equal to that Vendor's Relevant Amount of:

5.8.1	any shortfall or diminution in the value of any asset of any Group Company from that which it would have been had the Warranty not been breached;

5.8.2	any liability which any Group Company has incurred to the extent that it would not

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have incurred such liability had the Warranty not been breached; and

5.8.3
all costs and expenses (together with any VAT which is irrecoverable or not otherwise available for credit as input tax by the Purchaser, Group Company or member of the Purchaser Group (as the case may be) on such costs and expenses) which may be reasonably incurred by the Purchaser, any Group Company and/or any other member of the Purchaser Group as a result of or in connection with any breach of the Warranty.

The Vendors and the Purchaser agree that any payment made pursuant to this clause 5.8 shall be calculated (a) without reference to the common law rules relating to claims for damages for breach of warranty, and (b) on an After‑Tax Basis.

6.	VENDOR LIMITATIONS

6.1	Except as provided in clauses 6.2 and 6.3, the liability of the Vendors in respect of:

6.1.1	any General Warranty Claim shall be limited as set out in schedule 6; and

6.1.2	any Tax Claim shall be limited as set out in schedule 6 and part 4 of schedule 5, but where there is any inconsistency between the provisions of schedule 6 or part 4 of schedule 5 and this clause 6, the latter shall prevail.

6.2
Nothing in schedule 6 or in part 4 of schedule 5 shall operate to exclude or limit any liability of a Vendor or any remedy available to the Purchaser in relation to any General Warranty Claim or Tax Claim against that Vendor that arises or is delayed as a result of the fraud, wilful misstatement, wilful misconduct or wilful concealment on the part of the relevant Vendor or any of its officers or employees (or former officers or employees), agents or advisers.

6.3
Except for the limitation set out in paragraph 3.1.1 of schedule 6 (disclosure), no limitation set out in schedule 6 shall apply to any General Warranty Claim in relation to any breach of a Fundamental Warranty.

6.4
Nothing in this agreement shall operate to exclude or limit any liability of a Vendor or any remedy available to the Purchaser in relation to any claim brought by the Purchaser pursuant to clause 24.1.

6.5	The Vendors shall not plead the Limitation Act 1980, nor invite any court to apply the provisions of such Act, in respect of any General Warranty Claim or Tax Claim.

7.	RESTRICTIVE COVENANTS

7.1	Each Covenantor severally covenants with the Purchaser, each Group Company and each other member of the Purchaser Group that it shall not at any time after Completion:

7.1.1	in connection with any activity whatsoever, use or procure or cause or (so far as it is able) permit the use of any Restricted Name; or

7.1.2	do or say anything which is:

7.1.2.1	intended to damage the goodwill or reputation of the Business; or

7.1.2.2
likely to lead any person to cease to do business with any Group Company or any other member of the Purchaser Group in relation to the Business on substantially equivalent terms to those previously offered, or not to engage in business with any Group Company or any other member of the Purchaser Group in relation to the Business.

7.2	Each Covenantor severally covenants with the Purchaser, each Group Company and each other member of the Purchaser Group that it shall not for the relevant period set out against the

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relevant Covenantor’s name in clause 7.4, either on its own behalf or jointly with or as an officer, employee, adviser, consultant or agent for any other person, directly or indirectly:

7.2.1
be engaged, concerned or interested in carrying on any Competing Business within any territory in which the Business was carried on to any material degree at the Completion Date or at any time during the period of 12 months ending on the Completion Date;

7.2.2
accept, approach, canvass or solicit the custom of any Customer or any Potential Customer to the detriment of the Business, or use its knowledge of or influence over any Customer or any Potential Customer for the benefit of any person carrying on a Competing Business;

7.2.3
to the detriment of the Business, seek to contract with or engage any person who has been contracted with or engaged to supply or deliver products, or services to any Group Company at any time during the period of 12 months ending on the Completion Date;

7.2.4	approach, canvass, solicit, engage or employ any person who at any time during the period of 12 months ending on the Completion Date was:

7.2.4.1	a director of any Group Company;

7.2.4.2
an employee, officer, consultant, sub‑contractor or agent of any Group Company, with a view to the specific knowledge or skills of such person being used by or for the benefit of any person carrying on a Competing Business,

7.2.5
otherwise than in a junior administrative or secretarial capacity and provided further that this clause shall not prohibit the placing of any bona fide job advertisement which is not specially targeted at such persons.

7.3	Each of the covenants contained in clauses 7.1 and 7.2 shall constitute an entirely separate and independent restriction on each Covenantor.

7.4	The covenants set out in 7.2 shall apply for the periods set opposite that Covenantor's name as follows:

Covenantor	Period after the Completion Date
[***] and [***]	Three years
[***]	Eighteen months
[***],[***],[***]and [***]	One year

7.5	Each Vendor severally undertakes to the Purchaser, each Group Company and each other member of the Purchaser Group that it shall at all times:

7.5.1
keep confidential any Confidential Information that (a) is within its knowledge, possession, custody or control at Completion or (b) subsequently becomes within its knowledge, possession, custody or control pursuant to the terms of this agreement;

7.5.2	use such Confidential Information only for the benefit of the Purchaser, any Group Company or any other member of the Purchaser Group; and

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7.5.3	use reasonable endeavours to prevent the disclosure or misuse of any such Confidential Information.

7.6	Clause 7.5 shall not apply:

7.6.1	if and to the extent that disclosure of Confidential Information is required by Law or by any Authority or securities exchange to which any Vendor is subject or submits;

7.6.2	to Confidential Information that has come into the public domain other than as a result of a breach of clause 7.5; and

7.6.3
to disclosure of Confidential Information by any Vendor to its officers, employees or professional advisers, or to officers, employees or professional advisers of any Group Company or any other member of the Purchaser Group or 4th Screen, in each case whose province it is to know the same.

7.7	Nothing in this clause 7 shall prohibit any Vendor from:

7.7.1
holding shares quoted or dealt in on a recognised investment exchange (as defined in the Financial Services and Markets Act 2000) as long as not more than three per cent of the shares of any class of any particular company (other than the Purchaser where no such limit shall be applicable) is so held;

7.7.2	holding shares in the capitals of 4th Screen and/or 4th Screen Newco; and

7.7.3
performing his duties as an officer, employee or consultant of any Group Company, 4th Screen, 4th Screen Newco or any member of the Purchaser Group (provided 4th Screen does not become engaged, concerned or interested to any material extent in carrying out any Competing Business outside its core business of mobile advertising).

7.8	Nothing in this clause 7 shall prohibit [***] from holding shares in Charteris plc.

7.9	In this clause 7, any reference to the "Business" includes any Business that may for the time being be transferred by a Group Company to any other member of the Purchaser Group.

7.10
Each Vendor (having taken legal advice) agrees and acknowledges that the restrictions contained in this clause 7 are fair and reasonable and necessary to assure to the Purchaser the full value and benefit of the Shares.

8.	VENDORS' LIABILITY

8.1
Unless otherwise expressly provided in this agreement, any covenant, undertaking, warranty, indemnity or other obligation given or assumed by more than one Vendor in this agreement is given or assumed severally.

8.2
The Purchaser may release or compromise the liability of any Vendor under this agreement or grant any time or other indulgence to any Vendor without affecting the liability of any other Vendor provided that the liability of the other Vendors is not increased beyond their respective Relevant Amounts of such liability.

8.3
Where a liability of one or some but not all of the Vendors is or becomes illegal, invalid or unenforceable in any respect, that shall not affect or impair the liabilities of the other Vendors under this agreement, provided that the liability of the other Vendors is not increased beyond their respective Relevant Amounts of such liability.

9.	VENDORS' REPRESENTATIVE

9.1	Subject to clause 9.5, each Vendor irrevocably appoints the Vendors' Representative as its agent:

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9.1.1	to negotiate, compromise, agree and settle any Acquisition Dispute with the Purchaser on its behalf;

9.1.2
to act on its behalf in relation to any matter which this agreement expressly provides to be agreed or done by the Vendors' Representative (including, without limitation, in relation to the USA Integration Plan where specified in part 5 of schedule 10); and

9.1.3	to negotiate, agree and/or determine the Earn-Out Consideration and any adjustment to the Initial Consideration.

9.2
Without prejudice to clause 9.1, each Vendor irrevocably agrees that any Notice, consent or agreement, election, demand or other action to be given, made or taken by such Vendor (whether individually or with others) under or in connection with this agreement may be given, made or taken on its behalf by the Vendors' Representative.

9.3	Each Vendor irrevocably:

9.3.1
(subject to clause 9.5) undertakes to the Purchaser that the Vendors' Representative has and shall retain the authority to bind it in relation to the matters referred to in clauses 9.1 and 9.2 ("Relevant Matters");

9.3.2	agrees that the Purchaser shall be entitled to rely on any Notice or communication in writing provided by the Vendors' Representative in relation to any Relevant Matter as binding on it; and

9.3.3
agrees that any Notice or communication in writing by the Vendors' Representative to the Purchaser in relation to any Relevant Matter shall be deemed (unless the context requires otherwise) to be provided by the Vendors' Representative as agent for all of the Vendors.

9.4	Each Vendor:

9.4.1
(subject to clause 9.5) irrevocably appoints the Vendors' Representative as its agent to accept service on its behalf of (a) Notices and (b) process in any legal action or proceedings relating to any Acquisition Dispute;

9.4.2
irrevocably agrees that any Notice to be given to it is deemed to have been properly given if it is given to the Vendors' Representative in accordance with the provisions of clause 22 (whether or not such Notice is forwarded to or received by such Vendor); and

9.4.3	irrevocably agrees that failure by the Vendors' Representative to notify it of the process will not invalidate the legal action or proceedings concerned.

9.5	If, for any reason, the Vendors' Representative ceases to be able to act for the purposes of this clause 9, the Vendors shall immediately:

9.5.1	(subject to this clause 9.5) irrevocably appoint a substitute Vendors' Representative; and

9.5.2	notify the Purchaser of the name, relevant contact (where appropriate) and postal and email addresses of the substitute Vendors' Representative.
Such appointment and notice shall be effective on the fifth Business Day after the date on which the notice given pursuant to clause 9.5.2 is deemed to have been served or delivered in accordance with clause 22.

9.6	If, on any occasion, there is no Vendors' Representative:

9.6.1	the Purchaser shall be entitled to deal with the Vendors instead;

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9.6.2	(except in schedule 1 and in this clause 9) references in this agreement to the Vendors' Representative shall be construed accordingly; and

9.6.3	for the purposes of clause 22.3, the relevant contact (where appropriate) and postal and email addresses of the Vendors shall be as set out in column (2) of schedule 2.

10.	CONFIDENTIALITY AND ANNOUNCEMENTS

10.1
Subject to clause 10.2 and save for the Press Release, no party shall at any time issue any press release, circular or other publicity (nor permit any person connected with it to issue any press release, circular or other publicity) relating to the existence or provisions of this agreement or any other Acquisition Document or the sale of the Shares.

10.2	Clause 10.1 shall not apply:

10.2.1	if and to the extent that an announcement is required:

10.2.1.1	by Law; or

10.2.1.2
by any Authority or securities exchange to which the relevant party (or person connected with it) is subject or submits, wherever situated, whether or not the requirement for disclosure has the force of law,

10.2.2	if and to the extent that the announcement is expressly required or permitted by this agreement; and

10.2.3	if the announcement is made with the prior consent of the other party, such consent not to be unreasonably withheld or delayed.

11.	ASSIGNMENT AND SUCCESSORS

11.1
In this clause 11, any reference to a party's "rights under this agreement" includes all or any benefits or rights of that party under this agreement, including (in the case of the Purchaser) the Warranties (together with any cause of action arising out of or in connection with any Warranty).

11.2
Unless otherwise expressly provided in this agreement, no party may assign, transfer, grant any Encumbrance over, declare any trust over or deal in any way with its rights under this agreement without the prior consent of the other party, such consent not to be unreasonably withheld or delayed.

11.3
The Purchaser may, at any time and on more than one occasion, assign or grant any Encumbrance over its rights under this agreement by way of security in favour of any person who has agreed at any time to provide finance to the Purchaser or any other member of the Purchaser Group so long as such person remains a member of the Purchaser's Group, and/or to any agent or trustee of such person for the time being; and any such security may be enforced or released.

11.4	If there is an assignment, transfer, grant, declaration or dealing by a party as permitted by this clause 11:

11.4.1	such party shall, as soon as reasonably practicable, give notice of such dealing to the other party; and

11.4.2
the amount of loss or damage recoverable by any assignee or other person entitled to the rights under this agreement pursuant to this clause 11 shall not be greater than the amount of loss or damage which that party would have been able to recover had (a) such assignment, transfer, grant, declaration or dealing and (b) any related transfer of all or any of the Shares not taken place.

11.5	A party may disclose information that it is otherwise required to keep confidential under clause 10 to a proposed assignee or any other person with whom it is dealing as permitted by this

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clause 11, provided that it procures that such person complies with the provisions of clause 10 as if they were that disclosing party.

11.6	This agreement shall be binding on and continue for the benefit of the successors, estate and personal representatives and assignees (as the case may be) of each party.

12.	THIRD PARTY RIGHTS

12.1	In this clause:
"Purchaser Group Transferee" means a member of the Purchaser Group (other than the Purchaser and any Group Company) to which a Relevant Transfer has been made; and
"Relevant Transfer" means the transfer of all or any of the Shares.

12.2
The Vendors and the Purchaser agree that any Purchaser Group Transferee shall be entitled to, and may enforce (either on its own or together with the Purchaser and/or any other Purchaser Group Transferee), the benefit and rights of the Purchaser under the following provisions of this agreement as if such Purchaser Group Transferee had been originally named as the Purchaser in this agreement:

12.2.1	clause 2.3 (Title covenants);

12.2.2	clause 5 (Warranties) and schedule 4 (General Warranties); and

12.2.3	schedule 5 (Tax),
provided that:

12.2.4
any Purchaser Group Transferee which is entitled to make a claim under this clause 12.2 shall be subject to the limitations contained in this agreement as if it had been originally named as the Purchaser;

12.2.5	this clause 12.2 shall not result in the Vendors being liable to pay damages or other compensation or reimbursement more than once in respect of the same loss; and

12.2.6
the amount of loss or damage recoverable by any Purchaser Group Transferee shall not be greater than the amount of loss or damage which the Purchaser would have been able to recover had the Relevant Transfer not taken place.

12.3
Those persons named, or which fall within the class of person described, in column (1) of the table below ("Third Parties") may enforce against the parties the benefits and rights given to them under the clause(s) set out against their name or class in column (2), subject to and in accordance with:

12.3.1	the terms of such clause(s); and

12.3.2	(subject to clauses 12.4 and 12.6) the provisions of the Contracts (Rights of Third Parties) Act 1999 ("CRTPA"),
provided that a Third Party shall give written notice to the parties to this agreement confirming its agreement to clause 26 before bringing any legal action or proceedings to enforce any of its benefits or rights under this agreement.

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(1) Third party	(2) May enforce clause
Each Group Company	5.6 (No claim against any Group Company in respect of misrepresentation, etc)
Each Group Company	7 (Restrictive covenants)
Member of the Purchaser Group (except the Purchaser)	7 (Restrictive covenants)
Member of the Purchaser Group (as such group is constituted immediately before Completion, but excluding the Purchaser)	10 (Confidentiality)
Purchaser Group Transferee	12.2 (Third party rights)
Those persons identified in clause 16.7	16.4 and 16.7

12.4
Unless otherwise expressly provided in this agreement, no Third Party may assign, transfer, grant any Encumbrance over, declare any trust over or deal in any way with any benefit or right conferred on it by clause 12.3 without the prior consent of each party, such consent not to be unreasonably withheld or delayed.

12.5	The Purchaser may disclose information that it is otherwise required to keep confidential under clause 10 to a Third Party, provided that:

12.5.1	such disclosure is reasonably required for the Third Party to enjoy or enforce the benefits or rights conferred on it by clause 12.3; and

12.5.2	the disclosing party:

12.5.2.1	ensures that the Third Party to whom the information is to be disclosed is made aware of the provisions of clause 10 before such disclosure is made; and

12.5.2.2	procures that such Third Party agrees to comply with the provisions of clause 10 as if they were that disclosing party.

12.6	The parties to this agreement may, without the consent of any Third Party, rescind or vary this agreement in such a way as to extinguish or reduce the benefits or rights conferred by clause 12.3.

12.7
Except as provided in clause 12.3, a person who is not a party to this agreement shall not have any right under the CRTPA to enforce any term of this agreement. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to the CRTPA.

12.8
Without prejudice to clause 12.7, no successor or assignee of any party shall have any right under the CRTPA to enforce any term of this agreement, whether before or following its succession or the assignment to it. The rights of such successor or assignee shall, subject to and following any succession or assignment, be governed by the terms of this agreement.

13.	COSTS AND EXPENSES
Unless otherwise expressly provided in this agreement, each party shall bear its own costs and

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expenses incurred in relation to the negotiation, preparation, execution and implementation of this agreement.

14.	PAYMENTS

14.1
Any payment to be made to any Vendor under this agreement shall be effected by transfer of immediately available funds through a UK clearing bank to the client account of the Vendors' Solicitors. The Vendors' Solicitors are irrevocably and unconditionally authorised to receive any sum paid to them in accordance with this clause 14.1, receipt of such sum in their client account shall be an effective discharge of the Purchaser's obligation to pay or procure payment of such sum, and the Purchaser shall not be concerned to see to the application of it.

14.2
Before any amount due to the Vendors in accordance with this agreement is distributed, the Vendors agree and acknowledge to the deduction by the Vendors' Solicitors of costs and expenses incurred in relation to the negotiation, preparation, execution and implementation of this agreement, such costs and expenses to be deducted in the CC Relevant Percentages.

14.3
Any payment to be made to the Purchaser under this agreement shall be effected by transfer of immediately available funds through a UK clearing bank to the account of the Purchaser notified to the relevant Vendor for this purpose.

14.4
Where this agreement requires a payment to be made on a particular date, any notice to be given pursuant to clause 14.3 must be deemed to have been served or delivered in accordance with clause 22 not less than three Business Days before that date.

15.    FURTHER ASSURANCE
Without prejudice and in addition to the other provisions of this agreement (whether express or implied by Law), each Vendor severally in respect of its own obligations only shall, from time to time and at its own expense, promptly do (or procure to be done) all such other things and/or execute and deliver (or procure to be executed and delivered) all such other documents as the Purchaser may reasonably require and in a manner or form reasonably satisfactory to the Purchaser to give full effect to, and to secure to the Purchaser the full benefit of the rights and remedies conferred on it by, the Acquisition Documents.

16.	ENTIRE AGREEMENT

16.1
In this clause 16, "Pre‑Contractual Statement" means any representation, statement, assurance, covenant, undertaking, warranty, indemnity, guarantee or commitment (whether contractual or otherwise) made or given before the date of this agreement.

16.2
The Acquisition Documents supersede and extinguish all previous agreements, arrangements and understandings between, or Pre‑Contractual Statements given by, the parties relating to the subject matter of the Acquisition Documents (or any of them).

16.3
The Acquisition Documents (as varied in accordance with their terms) constitute the entire agreement and understanding between the parties in respect of the subject matter of the Acquisition Documents (or any of them).

16.4
Each party acknowledges and represents to the other that it has not relied on, or been induced to enter into this agreement or any other Acquisition Document by, any Pre‑Contractual Statement given by any person (whether a party to this agreement or not), other than the Pre‑Contractual Statements set out in the Acquisition Documents (or any of them).

16.5
No party shall be liable to the other in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way for any Pre‑Contractual Statement that is not set out in this agreement or any other Acquisition Document.

16.6	No party shall be liable to the other in tort (including negligence) or under the Misrepresentation

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Act 1967 for any Pre‑Contractual Statement that is set out in this agreement or any other Acquisition Document.

16.7
No member of the Purchaser Group (other than the Purchaser), nor any adviser to or funder of the Purchaser or such member, shall be liable to any Vendor (in equity, contract or tort (including negligence), under the Misrepresentation Act 1967 or in any other way) for any Pre‑Contractual Statement.

16.8	This clause 16 shall not exclude or limit any liability arising as a result of any fraud, wilful misstatement, wilful misconduct or wilful concealment.

17.	EFFECT OF COMPLETION
Each provision of this agreement which is not fully performed at Completion (but which remains capable of performance) shall remain in full force and effect despite Completion, and, in particular, the rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion.

18.	SEVERANCE

18.1	If any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair:

18.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of this agreement; or

18.1.2	the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this agreement.

18.2
If any illegal, invalid or unenforceable provision of this agreement would be legal, valid or enforceable if some part or parts of it were deleted, such provision shall apply with the minimum deletion(s) necessary to make it legal, valid or enforceable.

19.	VARIATION
No variation of this agreement shall be valid unless it is in writing and signed by or on behalf of the Vendors' Representative and the Purchaser.

20.	WAIVER AND CUMULATIVE REMEDIES

20.1
The rights and remedies of each party under or in respect of this agreement may be waived only by express notice. Any waiver shall apply only to the person to whom it is addressed and in the instance and for the purpose for which it is given.

20.2	Subject to the provisions of schedule 6, no right or remedy under or in respect of this agreement shall be precluded, waived or impaired by:

20.2.1	any failure to exercise or delay in exercising it;

20.2.2	any single or partial exercise of it;

20.2.3	any earlier waiver of it, whether in whole or in part; or

20.2.4	any failure to exercise, delay in exercising, single or partial exercise of or waiver of any other such right or remedy.

20.3
Where the Purchaser waives a right or remedy in relation to one or some but not all of the Vendors, or takes or fails to take or delays in taking any action against one or some but not all of the Vendors, such waiver, action, failure or delay shall not preclude, waive or impair its rights or remedies against the remaining Vendors, provided that such Vendors shall only be responsible severally in respect of such right or remedy in their respective Relevant Amounts.

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20.4	Unless otherwise expressly provided in this agreement, the rights and remedies under this agreement are in addition to, and do not exclude, any rights or remedies provided by Law or in equity.

21.	COUNTERPARTS

21.1	This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

21.2	Each counterpart shall constitute an original of this agreement, but all the counterparts shall together constitute one and the same agreement.

22.	NOTICES

22.1	Any notice or other communication to be given or made to a party under this agreement ("Notice"):

22.1.1	shall be in writing and in English;

22.1.2
shall be sent to the postal or email address and (where appropriate) for the attention of the person specified in clause 22.3 (or such other address or person as may be notified to the others in accordance with clauses 9.5 or 22.6); and for the attention of the person specified in:

22.1.2.1	in the case of a Notice to any Vendor, column (2) of schedule 2; or

22.1.2.2	in the case of a Notice to the Purchaser, clause 22.3,
or such other address or person as each party may notify to the other in accordance with clause 22.6; and

22.1.3	may be served on or delivered to the relevant party:

22.1.3.1	personally or by hand delivery;

22.1.3.2	by special (or other recorded) delivery post; or

22.1.3.3	subject to clause 22.2, by email.

22.2
When a Notice is served on or delivered to a party ("Recipient") by email, the party serving or delivering the Notice ("Sender") must deliver a copy of such Notice to the Recipient in accordance with the provisions of clauses 22.1.3.1 and 22.4.1 or clauses 22.1.3.2 and 22.4.2 by 5.00 pm on the fifth Business Day after the date on which the original Notice is deemed to have been served or delivered in accordance with clause 22.4.3. Failure by the Sender to deliver such copy Notice to the Recipient shall not invalidate the service or delivery of the original Notice (or delay the time of deemed service or delivery under clause 22.4.3).

22.3	The postal and email addresses of the parties for the purposes of clause 22.1.2 are:

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Vendors:
Vendors' Representative:	Barry Houlihan
Address:	As per column (2) of schedule 2
Email:	As per column (2) of schedule 2
With a copy to (a copy of which shall not constitute notice)	Roger Keenan
Address:	As per column (2) of schedule 2
Email:	As per column (2) of schedule 2

Purchaser:
For the attention of:	Sally Rau
Address:	Velti, 150 California Street, San Francisco, CA 94111
Email:	Srau@velti.com

22.4	Any Notice which has been served or delivered in accordance with clause 22.1 shall be deemed to have been served or delivered:

22.4.1	if served or delivered personally or by hand, at the time of service or delivery;

22.4.2	if posted, at 10.00 am on the second Business Day after the date of posting unless there is evidence of earlier receipt; or

22.4.3	if sent by email, at the time the email is sent,
provided that if, under clauses 22.4.1 or 22.4.3, any Notice would be deemed to have been served or delivered after 5.00pm on a Business Day and before 9.00am on the next Business Day, such Notice shall be deemed to have been served or delivered at 9.00am on the second of such Business Days.

22.5	In proving service or delivery of a Notice, it shall be sufficient to prove that Recipient has acknowledged the Notice or:

22.5.1	that service or delivery personally or by hand was made;

22.5.2	in the case of posting, that the envelope containing the Notice was properly addressed and posted by special (or other recorded) delivery post; or

22.5.3
in the case of an email, that the email was properly addressed and sent to the email address of the Recipient for the purposes of clause 22.1.2 (a confirmation setting out each Recipient to whom the email was sent being proof of service).

22.6
A party may notify the other party of a change to its name, postal or email address or relevant contact for the purposes of clause 22.1.2. Such notice shall be effective on the fifth Business Day after the date on which such notice is deemed to have been served or delivered in accordance with this clause 22, or such later date as may be specified in the notice.

23.	PROCESS OF SERVICE IN THE UK

23.1
The Purchaser appoints Constance McFadden of 2 Paris Gardens, London SE1 8ND fax +44 (0)207633 5001 as its agent to receive on its behalf in England service of any proceedings including any arbitration proceedings arising out of or in connection with this agreement. Service of any proceedings on such agent shall be effective whether or not a copy is served on the Purchaser itself.

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23.2
The appointment under clause 23.1 may not be revoked by the Purchaser unless the Purchaser has previously appointed a substitute process agent in England to act in place of Constance McFadden for the purposes set out in clause 23.1 and has given written notice to the Vendors of such appointment.

24.	4TH SCREEN PERFORMANCE GUARANTEES

24.1
Each Vendor hereby undertakes to indemnify and keep indemnified the Purchaser and any Group Company (without limitation) for that Vendor’s CC Relevant Percentage of any losses, demands, damages, costs, claims, expenses and interest incurred or suffered by any of the Purchaser and/or any Group Company out of or in respect of the Performance Guarantees.

24.2
The Vendors shall each use their reasonable endeavours to procure that the Performance Guarantees are released as soon as reasonably practicable after the Completion Date and in any event within 12 months of the Completion Date.

25.	WAIVER OF CLAIMS
Each Vendor, save in respect of any rights pursuant to (i) this agreement, (ii) any transaction referred to in this agreement, (iii) any document in the Agreed Form and (iv) the employment contract of such Vendor, hereby confirms that:

25.1
neither he nor any spouse or child of his nor any company of which he (and/or any spouse or child of his) has or have control (as defined in section 1124 of the CTA 2010) ("Controlled Company") has any right or claim against any Group Company;

25.2
there are no agreements or arrangements under which any Group Company has any actual, contingent or prospective obligation or liability to or in respect of him or any such spouse, child or Controlled Company (including, without limitation, any obligation under any guarantee entered into by any Group Company); and

25.3
any claim which he or any such spouse, child or Controlled Company have or has is hereby irrevocably waived and any obligation or liability owed to him or any such spouse, child or Controlled Company is hereby irrevocably released.

For the purposes of this clause 25, a person shall be deemed to be connected with him if that person is so connected within the meaning of section 1122 of the CTA 2010.

26.	GOVERNING LAW AND JURISDICTION

26.1	This agreement and any Acquisition Dispute are governed by and shall be construed in accordance with English Law.

26.2	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any Acquisition Dispute.

26.3
Each party irrevocably agrees that the courts of England and Wales are the most appropriate and convenient courts to settle Acquisition Disputes and, accordingly, no party will argue to the contrary. Further, each party irrevocably agrees that a judgment in any legal action or proceedings brought in the courts of England and Wales in relation to an Acquisition Dispute shall be conclusive and binding on the parties and may be enforced in the courts of any other jurisdiction.

26.4	Each party irrevocably agrees that any process in any legal action or proceedings relating to any Acquisition Dispute may be served on it in accordance with the provisions of clause 22.

26.5	Nothing in this agreement shall affect the right of any party to serve any process in any legal action or proceedings relating to any Acquisition Dispute in any other manner permitted by Law.

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SCHEDULE 1: DEFINITIONS AND INTERPRETATION

1.	Definitions
In this agreement:
"4th Screen" means 4th Screen Advertising Limited (company number 5700205) whose registered office is at 7th Floor, The Tower Building, 11 York Road, London SE1 7NX;
"4th Screen Agreement" means the agreement between (1) the Company and (2) 4th Screen Newco or the sale of the Company's shares in the capital of 4th Screen, in the Agreed Form;
"4th Screen Services Agreement" means the agreement between (1) the Company and (2) 4th Screen for the provision by the Company of services to 4th Screen, in the Agreed Form;
"4th Screen Holding" means the entire shareholding of the Company in 4th Screen as at the date of this agreement;
"4th Screen Newco" means 4th Screen Advertising Holdings Limited (company number 7807049) being the new company incorporated for the purpose of acquiring the 4th Screen Holding from the Company;
"Accounting Standards" means:

(a)
in respect of the Non-UK Group Companies, those generally accepted accounting principles as relevant to each such Group Company which are in force at the date to which annual accounts of such Group Company are prepared;

(b)
in respect of the UK Group Companies, Statements of Standard Accounting Practice, Financial Reporting Standards, Statements of Recommended Practice and abstracts of the Urgent Issues Task Force issued or adopted by the Accounting Standards Board of the Financial Reporting Council Limited, any other requirement of a United Kingdom accounting body having mandatory effect and other generally accepted accounting principles and practices in the United Kingdom;

"Accounts" means the audited financial statements as at and for the financial year ended on the Accounts Date of each Group Company, which is not a dormant company, comprising:

(a)	its balance sheet, profit and loss account, cashflow statement and statement of total recognised gains and losses, in each case if required (in the case of the UK Group Companies);

(b)
its statement of financial position, income statement, statement of comprehensive income, statement of cashflows and statement of changes in equity, in each case if required (in the case of the Non‑UK Group Companies); and

(c)
in addition, in the case of the Company only, the consolidated balance sheet, consolidated profit and loss account, consolidated cashflow statement and statement of total recognised gains and losses of the Company and any relevant Subsidiaries (for the accounting period); and

(d)	the directors' and auditors' reports on and notes to them;
"Accounts Date" means 30 April 2010 other than in the case of Piri Limited where it means 30 June 2010 and in the case of Mobile Interactive Group Holdings (Netherlands) BV and its Subsidiaries where it means 31 December 2009;
"Acquisition Dispute" means any dispute or claim arising out of or in connection with this agreement, its subject matter or formation (including any non‑contractual dispute or claim);
"Acquisition Documents" means this agreement, the Disclosure Letter, documents in the Agreed

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Form and any other documents to be delivered on Completion (as set out in schedule 8);
"Activities" means any activity, operation or process, act or omission at any time either (a) carried out or made by or on behalf of any Group Company or (b) for which any Group Company may have any liability;
"Aggregate Exercise Price" means the total exercise price payable by an Options Vendor to exercise the Options Vendor's Options as detailed in column (7) of part 2 of schedule 2;
"Agreed Form", in relation to a document, means the form approved and for identification purposes initialled by (or on behalf of) the Vendors and the Purchaser;
"Anniversary Balance Sheet" shall have the meaning given to it in paragraph 1 of part 2 of schedule 9;
"Anniversary Net Current Assets" means the Net Current Assets on the date which is the last day of the month which is 12 months after the Completion Date, as shown by the Anniversary Balance Sheet;
"Anti‑Corruption Laws" means all anti‑bribery and anti‑corruption Laws (including the Bribery Act 2010 and the United States Foreign Corrupt Practices Act 1977);
"Assets" means all assets used or held by any Group Company and which are material in connection with its business, other than the Property, but including any fixtures at the Property which are owned by any Group Company;
"Authority" means any supra‑national, national or sub‑national authority, commission, department, agency, regulator, regulatory body, court, tribunal or arbitrator in any jurisdiction;
"Bad Leaver" means [***] or [***], if such person dies or ceases to be employed by the Company (and is not employed by another company in the Purchaser’s Group) following Completion or if he (following Completion) continues to be employed by the Purchaser's Group and is in receipt of a permanent health insurance payment under a policy of health insurance pursuant to his employment contract, where such cessation of employment is as a result of him:
(a) resigning or giving notice of termination of his employment contract other than as a result of a repudiatory breach of contract by the Company; or
(b) being dismissed in any such case at the direction of the Purchaser having regard to the relevant circumstances as reasonably determined by the Purchaser's Board of Directors as a result of:
(i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of such person with respect to such person’s obligations or otherwise relating to the business of any Group Company; or
(ii)  such person’s repudiatory breach of his employment agreement with the Company  and his failure to reasonably cure such breach after provision of 30 days written notice from the Company, the Purchaser or another member of the Purchaser's Goup of such alleged breach; or
(iii) his conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or
(iv) his willful neglect of duties,
and for the purpose of this definition the deemed date of cessation of employment of such persons (as appropriate), shall be the date upon which

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his employment with the Purchaser's Group terminates, or the date upon which he is first in receipt of permanent health insurance in in respect of long term incapacity, or if earlier, the date upon which he gives or is given or purportedly gives or is given notice of termination of such employment pursuant to the above provisions;
"Borrowings" means borrowings or indebtedness in the nature of borrowing of any Group Company (including (a) loans and bank overdrafts; (b) liabilities under acceptances (otherwise than in respect of normal trade bills), acceptance credits, finance or equivalent leases, hire purchase agreements and conditional sale agreements; and (c) amounts raised by other transactions having the commercial effect of borrowing), other than trade credit arising in the ordinary and usual course of any Group Company's business;
"Business" means any business carried on by the Group Companies as at the Completion Date or during the period of 12 months ending on the Completion Date;
"Business Day" means a day other than a Saturday or Sunday on which banks are open for general business in London and New York;
"Business Intermediary" means any partner, agent, sales agent, commission agent, distributor, reseller, consultant or representative of a Group Company, or any other third party with whom a Group Company transacts or has transacted business that, in each case, is or was authorised to act in any way on its behalf;
"Cash Contingent Earn Out Consideration" means a sum equal to the Contingent Earn Out Consideration, less an amount equal to the value of the Contingent Earn Out Consideration Shares (as determined in accordance with part 2 of schedule 10) being the sum payable in cash (if any);
"CC Relevant Percentage" means the percentage set opposite the relevant Vendor's name in column (6) of schedule 2;
"Competing Business" means any business which competes with a material part of the mobile, messaging, secure micropayment solutions and/or advertising (including without limitation via web, mobile, social media and CRM) services of the Business;
"Competition Laws" means all competition, state aid, anti‑trust or anti‑restrictive trade practice or merger control Laws (including Articles 101, 102 and 106 to 109 of the Treaty on the Functioning of the European Union, sections 2 and 18 of the Competition Act 1998, section 188 of the Enterprise Act 2002 and Council Regulation 139/2004/EC on the control of concentrations between undertakings);
"Completion" means completion of the sale and purchase of the Shares in accordance with this agreement;
"Completion Balance Sheet" shall have the meaning given to it in paragraph 1 of part 1 of schedule 9;
"Completion Date" means the date of this agreement;
"Completion Net Current Assets" means the Net Current Assets on the date which is the last day of the month in which the Completion Date falls, as shown by the Completion Balance Sheet;
"Computer Systems" means any computer systems owned, used, leased or licensed by or to, or for the benefit of, any Group Company (including computer hardware and peripherals, telecommunications and network equipment and infrastructure and any operating systems for them), and any other information technology related plant and equipment and in each case the loss of which would have a materially adverse effect on the operation of and/or the business of any Group Company;

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"Computer Systems Contracts" means all Contracts relating to the Computer Systems or the Software (including leasing, hiring, hire purchase, licensing, maintenance, support, services, deposit and escrow agreements, and any similar agreements or arrangements, but excluding all Contracts for office functions such as word processing);
"Computer Systems Data" means any information technology related documentation, documentation supporting any Software (including system documentation, notes and flowcharts) which is material to the Business and all data and information entered into, held or stored on or transmitted by the Computer Systems or created by any Group Company using the Computer Systems, whether or not that data or information is Confidential Information;
"Confidential Information" means all and any information which is not in the public domain and which relates to the business, trading or financial or other affairs of any Group Company (including information relating to the products or services, processes and operations of any Group Company, its customer and supplier lists, price lists, contractual arrangements, market opportunities, plans and intentions, developments, data, results, inventions (whether patentable or not), know‑how, show‑how, trade secrets, forecasts, analyses, evaluations, research methodologies, technical or business information, personnel information and other matters concerning the business, trading or financial or other affairs of, or relating to, any Group Company or its customers or other persons having dealings with it), whether such information is oral, in writing, electronic or other form, whether tangible or otherwise or marked in writing as "confidential", and all and any information which has been or may be derived or obtained from any such information;
"Consideration" means the consideration for the Shares set out in clause 3;
"Consideration Shares" means the Deferred Consideration Shares (if any), the Initial Equity Consideration Shares (if any) and the Contingent Earn Out Consideration Shares (if any) and the Consideration Shares shall rank pari passu in all respects with the existing ordinary shares of £0.05 each in the capital of the Purchaser and any dividend declared or paid by reference to a record date falling on or after the due date of issue and allotment;
"Contingent Earn Out Claim Amount" means a sum equal to 20% of the value of the Contingent Payment;
"Contingent Earn Out Consideration" means any sums which become due to the Vendors in accordance with part 2 of schedule 10;
"Contingent Earn Out Consideration Payment Date" means the date on which the Contingent Earn Out Consideration is due to be paid in accordance with paragraph 7 of part 2 of schedule 10;
"Contingent Earn Out Consideration Shares" means the ordinary shares of £0.05 each in the capital of the Purchaser, to be issued and allotted pursuant to part 2 of schedule 10;
"Contingent Payment" means the aggregate of the Contingent Earn Out Consideration and the Management Bonus as calculated in accordance with part 2 of schedule 10;
"Contract" means any agreement or other legally binding obligation which in either case is material to the Business to which any Group Company is a party or subject and under which such Group Company or any other person has a continuing right, obligation or liability, including the Computer Systems Contracts, the IP Licences In and any IP Licences Out, but excluding (a) the contracts of employment of the employees, (b) the Policies and (c) non disclosure agreements;
"Covenantors" means [***], [***], [***], [***], [***], [***] and [***] and each a "Covenantor";
"CTA 2010" means the Corporation Tax Act 2010;
"Customer" means any person who at any time during the period of 12 months ending on the Completion Date was a customer or client of any Group Company;

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"Data Protection Laws" means all Laws relating to processing of personal data and privacy (including the Data Protection Act 1998, the EU Data Protection Directive (95/46/EC), the Regulation of Investigatory Powers Act 2000, the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000, the Electronic Communications Data Protection Directive (2002/58/EC) and the Privacy and Electronic Communications (EC Directive) Regulations 2003);
"Data Room" means the virtual data room containing certain documents relating to the Group Companies made available to the Purchaser and its advisers as listed in the Data Room Index;
"Data Room Index" means the indices of the contents of the Data Room which are attached to the Disclosure Letter;
"DC Relevant Percentage" means the percentage set opposite the relevant Vendor's name in column (5) of schedule 2;
"Deferred Consideration" has the meaning given to it in clause 3.13;
"Deferred Consideration Shares" means the ordinary shares of £0.05 each in the capital of the Purchaser to be issued and allotted pursuant to clause 3.13;
"Disclosed" means:

(a)	for the purposes of schedule 4 and schedule 5, disclosed in the Data Room;

(b)	for the purposes of schedule 4 and part 2 of schedule 5, fairly disclosed to the Purchaser in the Disclosure Letter; and

(c)	otherwise, fairly disclosed to the Purchaser in the Disclosure Letter, with sufficient detail to enable the Purchaser to identify the nature, scope and effect of the matter or thing disclosed;
"Disclosed Schemes" means the Pension Schemes and the Insured Schemes;
"Disclosure Letter" means the letter of the same date as this agreement from the Vendors to the Purchaser relating to the Warranties, together with any documents annexed to it (including the Data Room);
"Dispute" means any dispute or civil, criminal, regulatory or administrative action, claim, proceeding, suit, investigation, arbitration or any form of alternative dispute resolution or any other proceeding or hearing whatsoever;
"Encumbrance" means any mortgage, charge, pledge, lien, deposit by way of security, bill of sale, option, assignment (contingent or otherwise), right to acquire, right of pre‑emption or agreement for or obligation as to any of the same;
"Environment" means all and any living organisms or ecosystems (including man, flora and fauna), the media of air (including air within buildings, other man‑made structures and natural structures above or below ground), water (including controlled waters as defined in section 104(1) of the Water Resources Act 1991 and water within drains and sewers) and land (including buildings and other man‑made structures above or below ground);
"Environmental Consents" means all licences, certificates, consents, exemptions, permits, registrations, authorisations, permissions, approvals, orders, filings, reporting or notice requirements and any related agreement required under any Environmental Laws;
"Environmental Laws" means all Laws which:

(a)	have as a purpose or effect the protection of, or prevention of harm to, human health or the Environment;

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(b)	relate to health and safety or compensation for harm; or

(c)	relate to the generation, transportation, storage, treatment, use or disposal of any Hazardous Substance;
"Estimated Net Current Assets" means minus £3,471,362;
"Final DC Payment Date" means the date falling 18 months after the Completion Date;
"Fundamental Warranties" means any of the General Warranties in the following paragraphs of schedule 4:

(a)	paragraph 1 of part 1 (Capacity);

(b)	paragraph 2 of part 1 (Ownership of Shares); and

(c)	paragraph 1 of part 2 (Share capital);
"General Warranties" means the warranties given by the Vendors in clauses 5.1 and  5.2, other than the Tax Warranties;
"General Warranty Claim" means any claim for or in respect of any breach of the General Warranties;
"Group Executives" means [***], [***], [***], [***]and [***];
"Group Companies" means the Company and all its Subsidiaries (excluding 4th Screen), and "Group Company" means any of them;
"Hazardous Substance" means any natural or artificial substance or thing (whether solid, liquid or a gas), noise, ion, vapour, electromagnetic charge or radiation, whether alone or in combination, which:

(a)	is likely to cause harm to or have a deleterious effect on the Environment;

(b)	is likely to cause a nuisance;

(c)	is a controlled, special, hazardous, polluting, toxic or dangerous substance or waste; or

(d)	materially restricts or makes materially more costly the use, development, ownership or occupation of the Property;
"Indemnity Claim" means any claim under clause 5.8;
"Initial Consideration" has the meaning given to it in clause 3.2;
"Insolvency Event" means, in relation to a person, any of the following:

(a)	the existence of circumstances by which it is likely to be deemed to be, or otherwise declare itself to be, insolvent or unable to pay its debts as they fall due;

(b)	the cessation or suspension of the payment of all, or a particular class of, its creditors or a threat to do so;

(c)
the taking of any formal or informal steps with a view to the deferral, rescheduling or other readjustment of all, or a particular class of, its creditors, or the taking of any formal steps to make a general assignment or arrangement or composition with or for the benefit of the relevant creditors;

(d)
any form of liquidation, receivership, administrative receivership, administration, arrangement or scheme with creditors, moratorium, stay or limitation of creditors' rights, interim or provisional supervision by the court or by persons appointed by the court (or

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any equivalent or similar procedure under the Laws of any jurisdiction in which the relevant person is incorporated, registered, domiciled or resident or carries on business or has assets) being commenced or otherwise in place or under way in relation to it, whether in or out of court; or

(e)	any distress, execution or other process being levied against any of its assets which has not been satisfied in full;
"Insured Schemes" means the AXA Private Medical Benefits Scheme and the Anthem Blue Cross of California HMO Medical Plan;
"Interim DC Payment Date" means the first anniversary of the Completion Date;
"Initial Equity Consideration" means a sum equal to $5,000,000;
"Initial Equity Consideration Payment Date" means 1 April 2012;
“Initial Equity Consideration Shares" means the ordinary shares of £0.05 each in the capital of the Purchaser to be issued and allotted pursuant to clause 3.18;
"IP" means:

(a)
patents, rights in inventions, know‑how, show‑how and trade secrets, copyright and related rights, moral rights, registered designs, design rights, database rights, semiconductor topography rights, trade marks and service marks, trade names, business names, brand names, get‑up, logos, domain names and URLs, rights in unfair competition, goodwill and rights to sue for passing‑off and any other intellectual property rights (in each case, whether or not registered, and including all applications to register and rights to apply to register any of them and all rights to sue for any past or present infringement of them); and

(b)	all rights or forms of protection having equivalent or similar effect in any jurisdiction;
"IP Licences In" means all material subsisting licences, permissions or other contractual rights (whether in writing or otherwise) granting the any Group Company rights to use IP owned by another person other than licences in respect of office functions such as word processing;
"IP Licences Out" means all material subsisting licences, permissions or other contractual rights (whether in writing or otherwise) by which any Group Company grants third parties rights to use any Owned IP or Licensed‑In IP on terms which restrict the Group's ability to freely use such IP or which could create any ownership interest in such IP on the part of such third party;
"Judgment" means any judgment, order, decree, award, demand, ruling, injunction or decision from any Authority;
"Leases" means the leases (which expression includes underleases and licences) under which each Property is held, occupied or used by the Relevant Group Companies;
"Liability Amount" means:

(a)	in relation to a Tax Claim or a Specific IP Claim a sum equal to the aggregate of:

(i)	the Deferred Consideration to the extent it has not fallen due for payment at the date of the claim; and

(ii)	the Contingent Earn Out Claim Amount,
less any amounts claimed under (b) below;
and

(b)	in relation to all other claims under this agreement (other than a claim for a breach of

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a Fundamental Warranty) a sum equal to the aggregate of:

(i)	the Deferred Consideration to the extent it has not fallen due for payment at the date of the claim; and

(ii)	the Contingent Earn Out Claim Amount to the extent that the Contingent Earn Out Consideration has not fallen due for payment at the date of the claim, less any amounts claimed under (a) above;
"Licences" means licences, certificates, consents, exemptions, permits, registrations, authorisations, permissions and approvals and which in each case are material to the Business;
"Licensed‑In IP" means IP which is the subject of the IP Licences In;
"Loan Notes" means the loan notes to be constituted pursuant to the Loan Note Instrument;
"Loan Note Instrument" means the instrument, in the Agreed Form, constituting the Loan Notes;
"Management Accounts" means the unaudited balance sheets of each Group Company, and the unaudited consolidated balance sheet of the Group Companies, in each case as at the Management Accounts Date, and the unaudited profit and loss accounts and cashflow statements of each Group Company and the unaudited consolidated profit and loss account and cashflow statements of the Group Companies, in each case for the period from the Accounts Date to the Management Accounts Date;
"Management Accounts Date" means 30 June 2011;
"Management Bonus" means the bonus payable in accordance with part 2 of schedule 10;
"Material Customer" means any customer of any Group Company which (together with its connected persons) in the financial year ended on the Accounts Date accounted for, or in the current financial year is likely to account for, more than five per cent of the aggregate turnover of the Group Companies;
"Material Supplier" means any supplier to any Group Company which either (a) (together with its connected persons) in the financial year ended on the Accounts Date accounted for, or in the current financial year is likely to account for, more than five per cent of the aggregate value of supplies of goods and services to the Group Companies; or (b) cannot readily be replaced without material disruption, interruption or cost to the Group Companies;
"NASDAQ" means the NASDAQ Global Select Market;
"Net Current Assets" means the consolidated current assets of the Group Companies less the consolidated current liabilities of the Group Companies, both determined in accordance with US GAAP, but excluding any impact of the exercise of Options on or about Completion (either in terms of the cash received therefrom or any Option Relief) and for the avoidance of doubt, any deferred tax liability in respect of capitalised software development shall be excluded from Net Current Assets and the Net Current Assets shall be calculated in GBP and converted to US$ at the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/;
"NL Subsidiary" means Mobile Interactive Group Holdings (Netherlands) BV (Dutch commercial registry number KVK27186604) whose principal place of business is at Baarsjesweg 285, 1058AE Amsterdam;
"NL Vendor" means [***] (company number [***]) whose registered office is at [***];

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"Nominated Account" means the client account of the Vendors' Solicitors with account number [***], Sort Code [***], IBAN [***] Swift Code [***] at National Westminster Bank of Law Courts, Temple Bar Branch, PO Box 10720, 217 Strand, London WC2R 1AL;
"Non‑UK Group Companies" means those Subsidiaries set out in part 2 of schedule 3, which are not UK Group Companies;
"Notice" has the meaning given to it in clause 22.1;
"Open Source Software" means software, firmware or middleware which contains code which obliges any Group Company to (a) disclose such software, firmware or middleware; (b) license such software, firmware or middleware; or (c) permit any person to use, or not restrict any person from using, such software, firmware or middleware;
"Options" shall have the meaning set out in schedule 5;
"Options Vendors" means those persons listed in part 2 of schedule 2;
"Owned IP" means all registered IP, and all unregistered IP that is material to the Business, owned by any Group Company;
"Payment Dates" means the Interim DC Payment Date, the Final DC Payment Date, the Initial Equity Consideration Payment Date and the Contingent Earn Out Consideration Payment Date (in each case, if any) and each a "Payment Date";
"Pension Schemes" means the AEGON Scottish Equitable Group Personal Pension Plan for UK employees and Nationale Nederlanden for Netherlands employees;
"Performance Guarantees" means all indemnities, counter indemnities, guarantees or other letters of comfort given to any third parties by a Group Company in respect of any obligation of 4th Screen;
"Planning Laws" means all Laws relating to planning matters (including the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004 and the Planning Act 2008);
"Policies" means all insurance policies in respect of which any Group Company has an interest (including any active historic policies which provide cover on an occurrence basis);
"Potential Customer" means any person who at any time during the period of 12 months ending on the Completion Date was negotiating with any Group Company with a view to that person becoming a customer or client of any Group Company;
"Press Release" means the press release in the Agreed Form relating to the subject matter of this agreement;
"Previous Accounts" means the audited financial statements of each Group Company, which is not a dormant company, as at and for the two consecutive financial years ended on 30 April 2009, other than in the case of Piri Limited where the date is 30 June 2009 and in the case of Mobile Interactive Group Holdings (Netherlands) BV and its Subsidiaries where the date is 31 December 2008, each comprising:

(a)	its balance sheet, profit and loss account, cashflow statement and statement of total recognised gains and losses, in each case if required (in the case of the UK Group Companies);

(b)
its statement of financial position, income statement, statement of comprehensive income, statement of cashflows and statement of changes in equity, in each case if required (in the case of the Non‑UK Group Companies);

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(c)
in addition, in the case of the Company only, the consolidated balance sheet, consolidated profit and loss account, consolidated cashflow statement and statement of total recognised gains and losses of the Company and any relevant Subsidiaries (for the accounting period); and

(d)	the directors' and auditors' reports on and notes to them;
"Properties" means all and any part or parts of the leasehold properties detailed in part 4 of schedule 3;
"Purchaser Group" means the Purchaser, any parent undertaking of the Purchaser for the time being, and any undertaking which, in relation to the Purchaser and/or any such parent undertaking, is a subsidiary undertaking for the time being, including each Group Company with effect from Completion (and references to a "member of the Purchaser Group" shall be construed accordingly);
"Purchaser's Solicitors" means DLA Piper UK LLP of Victoria Square House, Victoria Square, Birmingham B2 4DL;
"Relevant Amount" means (save in respect of paragraph 7 of part 4 of schedule 5), in respect of each Vendor an amount equal to the aggregate of

(a)
in respect of that part of any claim the amount of which is equal to or less than the amount of Deferred Consideration which has not fallen due for payment at the date of such claim, a sum equal to the amount of that part of the claim multiplied by the DC Relevant Percentage; and

(b)
in respect of that part of any claim the amount which exceeds the amount of Deferred Consideration which has not fallen due for payment at the date of such claim, a sum equal to the amount of that part of the claim multiplied by the CC Relevant Percentage;

"Relevant Group Company" in relation to a part of the Property means that Group Company which is set out in part 4 of schedule 3 as its lessee;
"Restricted Name" means:

(a)
any name or names identical or similar to or including the words "Mobile Interactive Group", "Golden Bytes", "Piri ", "Piri Enterprise", "MIG", "Jigsaw", "New Toy", "Quinsy", "AllData", "Kilrush" and "Digital Jigsaw" or any colourable imitation of such words;

(b)	any trade or service mark, business or domain name, design, logo, or any other get‑up or sign used by any Group Company; or

(c)	any other sign or signs or wording that suggest any connection with the any Group Company, but for the avoidance of doubt excluding "4th Screen", "4th Screen Advertising" and "Mpression";
"Ringfenced Funds" means the funds to be paid to the Company pursuant to clauses 3.6, 3.7 and 3.11 of this agreement;
"Segment Leaders" means [***], [***], [***] and [***];
"Shares" means the 21,788,261 fully paid ordinary shares of £0.001 each in the capital of the Company, which constitute the whole of the issued share capital of the Company;
"Software" means all software, firmware and middleware, whether source code or object code, used by any Group Company and which is material to the Business;
"Specific IP Claims" means a claim for or in respect of any breach of the Warranties set out at paragraphs 5, 6 and 7 of part 4 of schedule 4;

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"Statutory Agreements" means any agreements or legally binding undertakings entered into or given under the provisions of sections 38 and 278 of the Highways Act 1980, section 33 of the Local Government (Miscellaneous Provisions) Act 1982, section 106 of the Town and Country Planning Act 1990 or section 104 of the Water Industry Act 1991, or any equivalent or similar Laws;
"Subsidiaries" means all the subsidiary undertakings of the Company (excluding 4th Screen), further information relating to which is set out in part 2 of schedule 3, and "Subsidiary" means any of them;
"Tax" has the meaning given to it in paragraph 1 of part 1 of schedule 5;
"Tax Authority" has the meaning given to it in paragraph 1 of part 1 of schedule 5;
"Tax Claim" means any claim for or in respect of any breach of the Tax Warranties or under the Tax Covenant;
"Tax Covenant" means any covenant set out in part 3 of schedule 5;
"Tax Warranties" means the warranties given by the Vendors set out in part 2 of schedule 5;
"Transaction Bonus" means any bonus payable to employees of a Group Company in connection with the acquisition of the Shares by the Purchaser (but excluding the Management Bonus);
"UK Group Companies" means the Company, Piri Limited, Digital Jigsaw Limited and Mobile Interactive Technology Limited;
"USA Integration Plan" means the integration plan prepared in relation to the US division of the Business in the Agreed Form;
"Vendors' Representative" means Barry Houlihan (or such other person appointed by the Vendors in accordance with clause 9.5);
"Vendors' Solicitors" means Taylor Wessing LLP of 5 New Street Square, London EC4A 3TW;
"Virus" means any virus or bug which materially and adversely affects software, firmware or middleware (including logic bombs, worms, trap doors, Trojan horses or other similar destructive programs or codes);
"Vulnerable Transaction" means any transaction or arrangement which is capable of being set aside, stayed, reversed or rescinded, avoided or otherwise affected in whole or in part under any Laws (including the Insolvency Act 1986 and any equivalent or similar Laws);
"Warranties" means the General Warranties and the Tax Warranties; and
"Warranty Claim" means any claim for or in respect of any breach of the Warranties.

2.	Interpretation

2.1	In this agreement (unless the context requires otherwise):

2.1.1
the terms "company", "body corporate", "subsidiary", "holding company", "undertaking", "subsidiary undertaking", "parent undertaking", "debenture", "paid up" and "officer" have the meanings given to them in the Companies Act 2006; but, for the purposes of section 1159(1) of the Companies Act 2006, a company shall be treated as a member of another company if any shares in that other company are registered in the name of either (a) a person by way of security (where the company has provided the security) or (b) a person as nominee for the company;

2.1.2	the term "employee" includes:

2.1.2.1	any director or other officer of any Group Company; and

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2.1.2.2
any individual who works or performs services under a contract of employment with any Group Company or any other contract, whether express or implied, under which the individual undertakes to do or perform personally any work or services for such Group Company (unless, by virtue of such a contract, such Group Company's status is that of client or customer of a profession or business undertaking carried on by that individual), and the terms "contract of employment" and "terms of employment" shall be construed to include such a contract for personal services;

2.1.3
the term "group", in relation to a body corporate, means the body corporate, any other body corporate which is its holding company or subsidiary, and any other body corporate which is a subsidiary of that holding company;

2.1.4	a person shall be deemed to be connected with another if that person is so connected within the meaning of section 1122 CTA 2010; and

2.1.5	"including", "includes" or "in particular" means including, includes or in particular without limitation.

2.2	In this agreement (unless the context requires otherwise), any reference to:

2.2.1	any party comprising more than one person includes each person constituting that party;

2.2.2
any gender includes all genders, the singular includes the plural (and vice versa), and persons includes individuals, bodies corporate, unincorporated associations, partnerships and Authorities (whether or not any of them have a separate legal personality);

2.2.3	any professional firm or company includes any firm or company effectively succeeding to the whole, or substantially the whole, of its practice or business;

2.2.4	any time of day or date is to that time or date in the United Kingdom;

2.2.5	"Law" or "Laws" includes all applicable:

2.2.5.1
laws (whether civil, criminal or administrative), common laws or civil codes, statutes, subordinate legislation, treaties, regulations, directives and bye‑laws in any jurisdiction, in each case for the time being in force (whether before, on or after the date of this agreement, except to the extent that any Law made after the date of this agreement would increase or extend the liability of any party under the Warranties or the Tax Covenant)); and

2.2.5.2	binding Judgments;

2.2.6	a specific Law or provision of a Law includes:

2.2.6.1	that Law or provision as amended or re‑enacted;

2.2.6.2	any Law which that Law or provision re‑enacts (with or without modification); and

2.2.6.3	any Law made under it,
in each case for the time being in force (whether before, on or after the date of this agreement, except to the extent that any amendment, re‑enactment or Law made after the date of this agreement would increase or extend the liability of any party under the Warranties or the Tax Covenant;

2.2.7	any indemnity or covenant to pay being given on an "After‑Tax Basis" or expressed to be "calculated on an After‑Tax Basis" shall be interpreted in accordance with

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paragraph 6 of part 1 of schedule 5; and

2.2.8	writing or written includes any method of representing or reproducing words in a legible form.

2.3	In this agreement (unless the context requires otherwise), any reference:

2.3.1	to a clause or schedule is to a clause of or schedule to this agreement;

2.3.2	to a part or paragraph is to a part or paragraph of a schedule to this agreement;

2.3.3	within a schedule to a part is to a part of that schedule;

2.3.4	within a part of a schedule to a paragraph is to a paragraph of that part of that schedule;

2.3.5
other than in clause 26 (Governing law and jurisdiction), to any English legal term for any action, remedy, method of judicial proceedings, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates to such English term in that jurisdiction, and any reference to any specific English Law shall be deemed to include any equivalent or similar Law in any other jurisdiction; and

2.3.6	to "dollars" or "$" shall be a reference to US dollars.

2.4	The contents list, headings and any descriptive notes are for ease of reference only and shall not affect the construction or interpretation of this agreement.

2.5
Any claim which is made in or referable to a currency other than US$ (United States Dollars) shall for the purposes of this agreement (including but not limited to the purposes of calculating the thresholds and caps on liability set out in schedule 6) be converted into US$ (United States Dollars) at the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/

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SCHEDULE 2:    THE VENDORS, THE SHARES AND THE CONSIDERATION
Part 1:    Main Vendors

(1) Name		(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)
1	[***]	Address: [***] Email: [***]	2,833,000	3,268,025.03	13.60731%	13.00241%
2	[***]	Address: [***] Email: [***]	3,337,500	3,849,994.19	16.03050%	15.31788%
3	[***]	Address: [***] Email: [***]	8,325	9,603.36	0.00000%	0.03821%
4	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%
5	[***]	Address: [***] Email: [***]	23,750	27,396.96	0.00000%	0.10900%
6	[***]	Address: [***] Email: [***]	373,988	431,416.22	1.79632%	1.71647%
7	[***]	Address: [***] Email: [***]	222,222	256,345.59	1.06736%	1.01992%
8	[***]	Address: [***] Email: [***]	341,120	393,501.13	1.63845%	1.56561%
9	[***]	Address: [***] Email: [***]	1,875	2,162.92	0.00000%	0.00861%
10	[***]	Address: [***] Email: [***]	955,000	1,101,646.28	4.58700%	4.38309%
11	[***]	Address: [***] Email: [***]	53,000	61,138.48	0.00000%	0.24325%

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(1) Name		(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)
12	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%
13	[***]	Address: [***] Email: [***]	6,000	6,921.34	0.00000%	0.02754%
14	[***]	Address: [***] Email: [***]	1,501,000	1,731,488.02	7.20952%	6.88903%
15	[***]	Address: [***] Email: [***]	2,880,000	3,322,242.18	13.83306%	13.21813%
16	[***]	Address: [***] Email: [***]	794,450	916,442.81	3.81586%	3.64623%
17	[***]	Address: [***] Email: [***]	1,041,625	1,201,573.09	5.00308%	4.78067%
18	[***]	Address: [***] Email: [***]	50,000	57,677.82	0.00000%	0.22948%
19	[***]	Address: [***] Email: [***]	125,000	144,194.54	0.60039%	0.57370%
20	[***]	Address: [***] Email: [***]	3,013,950	3,476,761.05	14.47644%	13.83291%
21	[***]	Address: [***] Email: [***]	603,480	696,148.16	2.89860%	2.76975%
22	[***]	Address: [***] Email: [***]	373,988	431,416.22	1.79632%	1.71647%
23	[***]	Address: [***] Email: [***]	373,988	431,416.22	1.79632%	1.71647%

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(1) Name		(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)
24	[***]	Address: [***] Email: [***]	125,000	144,194.54	0.00000%	0.57370%
25	[***]	Address: [***] Email: [***]	3,281	3,784.82	0.00000%	0.01506%
26	[***]	Address: [***] Email: [***]	275,000	317,227.99	1.32087%	1.26215%

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Part 2:    Options Vendors

	(1) Name	(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)	(7) Aggregate Exercise Price (£)
1	[***]	Address: [***] Email: [***]	2,500	2,883.89	0.00000%	0.01147%	1,875
2	[***]	Address: [***] Email: [***]	20,000	23,071.13	0.00000%	0.09179%	16,000
3	[***]	Address: [***] Email: [***]	30,000	34,606.69	0.00000%	0.13769%	17,750
4	[***]	Address: [***] Email: [***]	1,040,000	1,199,698.56	4.99527%	4.77321%	208,000
5	[***]	Address: [***] Email: [***]	5,000	5,767.78	0.00000%	0.02295%	3,125
6	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	7,500
7	[***]	Address: [***] Email: [***]	75,000	86,516.72	0.00000%	0.34422%	63,750
8	[***]	Address: [***] Email: [***]	73,750	85,074.78	0.00000%	0.33849%	51,000
9	[***]	Address: [***] Email: [***]	35,000	40,374.47	0.00000%	0.16064%	17,500
10	[***]	Address: [***] Email: [***]	95,000	109,587.85	0.45630%	0.43601%	80,750
11	[***]	Address: [***] Email: [***]	22,500	25,955.02	0.00000%	0.10327%	8,250
12	[***]	Address: [***] Email: [***]	2,500	2,883.89	0.00000%	0.01147%	1,875
13	[***]	Address: [***] Email: [***]	7,500	8,651.67	0.00000%	0.03442%	3,000

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	(1) Name	(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)	(7) Aggregate Exercise Price (£)
14	[***]	Address: [***] Email: [***]	28,125	32,443.77	0.00000%	0.12908%	17,000
15	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	5,000
16	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	7,500
17	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	8,500
18	[***]	Address: [***] Email: [***]	5,000	5,767.78	0.00000%	0.02295%	3,750
19	[***]	Address: [***] Email: [***]	7,500	8,651.67	0.00000%	0.03442%	4,375
20	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	7,500
21	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	7,500
22	[***]	Address: [***] Email: [***]	145,000	167,265.67	0.69646%	0.66550%	110,250
23	[***]	Address: [***] Email: [***]	3,750	4,325.84	0.00000%	0.01721%	1,500
24	[***]	Address: [***] Email: [***]	225,000	259,550.17	0.00000%	1.03267%	165,000
25	[***]	Address: [***] Email: [***]	35,000	40,374.47	0.00000%	0.16064%	21,000
26	[***]	Address: [***] Email: [***]	234,375	270,364.76	1.12574%	1.07569%	117,278.13
27	[***]	Address: [***] Email: [***]	140,000	161,497.88	0.67244%	0.64255%	78,500

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	(1) Name	(2) Address, email	(3) Number of Ordinary Shares	(4) Initial Cash Consideration ($)	(5) DC Relevant Percentage (%)	(6) CC Relevant Percentage (%)	(7) Aggregate Exercise Price (£)
28	[***]	Address: [***] Email: [***]	45,000	51,910.03	0.21614%	0.20653%	38,250
29	[***]	Address: [***] Email: [***]	75,000	86,516.72	0.36024%	0.34422%	63,750
30	[***]	Address: [***] Email: [***]	26,719	30,821.87	0.00000%	0.12263%	16,437.6
31	[***]	Address: [***] Email: [***]	2,500	2,883.89	0.00000%	0.01147%	1,875
32	[***]	Address: [***] Email: [***]	10,000	11,535.56	0.00000%	0.04590%	8,500

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SCHEDULE 3:    INFORMATION
[Disclosure Schedules Omitted]

SCHEDULE 4:    GENERAL WARRANTIES
Part 1:    Ownership and Vendor matters

1.	Capacity

1.1
The Vendor has the right, power and authority and all necessary consents and authorisations to enter into and perform its obligations under the Acquisition Documents to be entered into by it. The Vendor's obligations under the Acquisition Documents to be entered into by it is, or when executed will be, enforceable in accordance with their respective terms.

1.2	The entry into, and performance of its obligations under, the Acquisition Documents by the Vendor will not breach:

1.2.1	any agreement or instrument to which the Vendor is a party or by which it is bound; or

1.2.2	any Judgment to which the Vendor is subject or bound.

2.	Ownership of Shares

2.6
The Vendor is the sole legal and beneficial owner of those Shares set opposite its name in column (3) of schedule 2. There is no Encumbrance affecting those Shares, nor any agreement to create any, and no person has claimed to be entitled to any of such things.

2.7	None of the Shares set opposite the Vendor's name in column (3) of schedule 2 has been, or represents assets which were, the subject of a Vulnerable Transaction.

2.8	No Share was subscribed for or purchased by the Vendor with funds derived from the proceeds of crime.

2.9
There are no existing, pending or threatened Disputes affecting any of the Shares set opposite the Vendor's name in column (3) of schedule 2 or the Vendor's ownership or entitlement to dispose of any of them. So far as the Vendor is aware, there are no circumstances which are likely to give rise to any such Disputes.

3.	No competing businesses
The Vendor has no direct or indirect interest in any business which is or is likely to become competitive with the business of any Group Company. So far as the Vendor is aware, no person connected with the Vendor has any such interest.

4.	No claims
Neither the Vendor nor any person connected with the Vendor has made a claim of any nature against any Group Company that remains outstanding, and there are no circumstances which entitle or are likely to entitle any of them to make such a claim.
Part 2:    General

1.	Share capital

1.3	The Shares constitute the entire issued share capital of the Company. The Shares have been properly allotted and are fully paid up or credited as fully paid up.

1.4	The Company or another Group Company is the sole legal and beneficial owner of the entire issued share capital of each of the Subsidiaries. All the issued shares of the Subsidiaries have been properly

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allotted and are fully paid up or credited as fully paid up.

1.5
Save for the charges listed in schedule 3, there is no Encumbrance affecting any of the shares in the Subsidiaries, nor any agreement to create any, and no person has claimed to be entitled to any of such things.

1.6	No person has any right (whether contingent or otherwise) to require any Group Company:

1.6.1	to allot or grant rights to subscribe for any shares; or

1.6.2	to convert any existing securities into shares or issue securities that have rights to convert into shares.
So far as the Vendors are aware, no person has claimed to be entitled to any of such things.

2.	Corporate information

2.10
Each Group Company is validly incorporated, validly existing and duly registered under the laws of its jurisdiction of incorporation and each Group Company has full power to conduct its business as the same is conducted at the date of this agreement. No action has been or is being taken to strike any Group Company off any relevant companies' registry or other official public, trade or commerce register.

2.11	The particulars set out in parts 1 and 2 of schedule 3 relating to each Group Company are true and accurate.

2.12	No Group Company has repaid, redeemed or purchased any of its own shares, reduced its share capital or capitalised any reserves or profits, or agreed to do any of such things.

2.13	No Group Company has any issued loan capital (including debentures, loan notes and loan stock), or has agreed to issue any such loan capital.

2.14	Copies of the articles of association, by‑laws or other relevant constitutional documents of each Group Company have been Disclosed.

2.15	There are no subsisting shareholder agreements in relation to any Group Company to which any Group Company is a party.

3.	Interest in other undertakings

3.1	Since its incorporation, no Group Company has:

3.1.1	had any subsidiary or subsidiary undertaking (other than the Subsidiaries); or

3.1.2	been the subsidiary or subsidiary undertaking of any other company or undertaking (other than another Group Company).

3.2	No Group Company:

3.2.1	is the legal or beneficial owner of, or has agreed to acquire, any shares, securities or other interests in, any other company or undertaking (other than the shares of a Subsidiary);

3.2.2	controls or takes part in the management of any other company or undertaking (other than the Subsidiaries), or has agreed to do so; and

3.2.3	carries on business in partnership with any other person, or has agreed to do so.

4.	Branches etc
No Group Company has any branch, agency, permanent establishment or other place of business outside of the jurisdictions set out in parts 1 and 2 of schedule 3.

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5.	Insolvency and unlawful transactions

5.1
No Insolvency Event has occurred in relation to any Group Company. So far as the Vendors are aware, there are no circumstances at Completion which they believe are likely to result in such an Insolvency Event.

5.2	So far as the Vendors are aware, no Group Company has entered into any Vulnerable Transactions.

5.3	No Group Company has received any financial assistance given by another company in contravention of section 151 of the Companies Act 1985 or sections 678 or 679 of the Companies Act 2006.

5.4	So far as the Vendors are aware, no Group Company has received any unlawful distribution (as defined in section 829 of the Companies Act 2006).

6.	Corporate administration and compliance

6.1
All registers required by Law to be kept by each Group Company have been properly kept, are up to date and contain a true and accurate record of the matters which should be dealt with in them. No Group Company has received any notice or allegation that any of them is incorrect or should be rectified.

6.2	Each Group Company has kept and maintained proper records in all material respects in accordance with applicable laws and regulations.

6.3	No Group Company has registered to use the Companies House WebFiling service.

7.	Documents
All title documentation relating to the Assets, all documents evidencing the complete terms of its Contracts, contracts of employment and Policies and all other material documents belonging to each Group Company are in its possession or under its direct control.

8.	4th Screen

8.1
No Asset (including without limitation Owned IP, Software, Licences and Contracts) is shared by any Group Company (excluding 4th Screen) with 4th Screen which is required for the operation of that Group Company's business.

8.2	All the employees of 4th Screen work exclusively for 4th Screen and do not provide services to any other Group Company.

8.3	The principal terms upon which 4th Screen occupies any Property are Disclosed.

8.4	Details of all contracts entered into between 4th Screen and any other Group Company are Disclosed.

8.5	4th Screen does not carry out any business which is competitive in any material manner with the business of any other Group Company outside its core business of mobile advertising.

8.6
4th Screen does not have a claim of any nature against any other Group Company that remains outstanding, and the Vendors are not aware of any circumstances which entitle or are likely to entitle 4th Screen to make such a claim.

Part 3:    Accounts and financial

1.	Disclosure of accounts
Copies of the Accounts, the Previous Accounts and the Management Accounts are Disclosed.

2.	Accounts
The Accounts:

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2.16
have been prepared in accordance with all Laws using the accounting policies, principles, estimation techniques, measurement bases, practices and procedures used in the preparation of the Previous Accounts on a consistent basis;

2.17	comply with Accounting Standards in force at the date to which they were prepared;

2.18
give a true and fair view of the assets and liabilities and state of affairs of each UK Group Company (and, in relation to the consolidated financial statements of the Company, of any relevant Group Companies (for the accounting period) as a whole) as at the Accounts Date and of the profit or loss and cash flows of each UK Group Company (and, in relation to the consolidated financial statements of the Company, of any relevant Group Companies (for the accounting period) as a whole) for the financial year ended on the Accounts Date.

3.	Assets and liabilities in Accounts

3.3	In the Accounts:

3.3.1	the value attributed to each fixed asset did not exceed its market value as at the Accounts Date;

3.3.2
no asset has been revalued upwards and no value has been attributed to any intangible asset owned by the relevant Group Company at the date of the Previous Accounts which had no value attributed to it in the Previous Accounts;

3.3.3
no value has been attributed to work in progress in respect of eventual profit and appropriate provision was made for such losses that as at the Accounts Date were foreseeable as arising or likely to arise on completion and/or realisation of such work in progress; and

3.3.4
any redundant, obsolete or unsaleable stock has been wholly written off and all damaged or slow‑moving stock has been written down appropriately, and the value attributed to the remaining stock and work in progress did not exceed the lower of cost or net realisable value as at the Accounts Date.

3.4
So far as the Vendors are aware, the bases and rates of depreciation and amortisation used in the Accounts and the Previous Accounts are sufficient to ensure that each fixed asset of each Group Company will be written down to its residual value by the end of its useful life.

3.5
The Accounts make appropriate provision for or, as appropriate, expressly disclose or make note of all bad and doubtful debts and all accruals, liabilities and provisions (whether actual, contingent, quantified, unquantified or disputed) of each Group Company (and, in relation to the consolidated financial statements of the Company, of the Group Companies as a whole) as at the Accounts Date.

4.	Previous Accounts
The Previous Accounts:

4.1	have been prepared in accordance with all Laws;

4.2	comply with Accounting Standards in force at the dates to which they were prepared; and

4.3
give a true and fair view of the assets and liabilities and state of affairs of each UK Group Company (and, in relation to the consolidated financial statements of the Company, of any relevant Group Companies (for the accounting period) as a whole) as at the dates to which they were prepared and of the profit or loss and cash flows of each UK Group Company (and, in relation to the consolidated financial statements of the Company, of any relevant Group Companies (for the accounting period) as a whole) for the financial years ended on such dates.

5.	Management Accounts

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Having regard for the purpose for which they are prepared, the Management Accounts:

5.5
have been carefully prepared in accordance with good business practice and the Group Companies' normal practice from their accounting records using the accounting policies, estimation techniques, measurement bases, practices and procedures used in the preparation of the Accounts; and

5.6
disclose with reasonable accuracy the financial position of each Group Company and the Group Companies as a whole as at the date to which they were prepared and their respective incomes, expenses and profitability for the period for which they were prepared.

6.	Financial track record
The profits shown by the Accounts and the Management Accounts have not been affected by:

6.4	any extraordinary, exceptional, unusual or non‑recurring item;

6.5	transactions of an abnormal or an unusual nature or which have been entered into otherwise than on normal arm's length commercial terms; or

6.6	any other circumstances,
making the profits or losses for all or any of the periods covered by such accounts unusually high or low.

7.	Accounting records

7.1	All accounting records of each Group Company, however held:

7.2	have been properly kept and maintained, are up to date and do not contain or reflect any material inaccuracies or discrepancies;

7.3	disclose with reasonable accuracy its assets, liabilities, trading transactions and financial, contractual and trading position and all matters required by Law; and

7.4	are in its possession or under its direct control, and where they are held by electronic means, they are held on and are readily accessible via the Computer Systems.

7.5
The Group Companies maintain a system of internal controls over financial reporting that the Vendors reasonably believe is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorisation, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with applicable Laws and Accounting Standards, as applicable, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorisation, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No Group Company, nor, so far as the Vendors are aware any (statutory) auditor or accountant of any Group Company has received any written complaint, allegation, assertion or claim from any person regarding the accounting or auditing practices, procedures, methodologies or methods of the Group Companies or their internal accounting controls, including any complaint, allegation, assertion or claim that the Group Companies have engaged in questionable accounting or auditing practices.

8.	Change in accounting reference date
There has been no change in the accounting reference date of any Group Company in the last five years.

9.	Period since Accounts Date
Since the Accounts Date:

9.1	the business of each Group Company has been carried on in the ordinary and usual course of its

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business, without any disruption or interruption, and so as to maintain the same as a going concern;

9.2	nothing has happened which has materially prejudiced the Group Companies' goodwill or, so far as the Vendors are aware, is likely to do so;

9.3
there has been no material deterioration in the turnover or profitability (compared with the same periods during each of the last two financial years), in the financial or trading position of any Group Company and, so far as the Vendors are aware, no such deterioration is expected;

9.4
no Group Company has acquired or disposed of any business or material asset (except for stock in the ordinary and usual course of its business and the Shares in each of 4th Screen and NL Subsidiary), or agreed to do so;

9.5
no debt in excess of £10,000 or debts in excess of £100,000 in aggregate owed to any Group Company has or have been released, deferred, subordinated, written off or had a credit issued against it or them (in whole or in part) or has or have proved to any extent irrecoverable;

9.6
no Group Company has assumed or incurred any liability, obligation or expense (whether actual or contingent) other than as a result of trading activities in the ordinary and usual course of its business, or agreed to do so;

9.7	each Group Company has paid its creditors in the ordinary and usual course of business;

9.8	there has been no acceleration of the invoicing and/or collection of any Group Company's debts;

9.9	no dividend or other distribution of profits or assets (including any distribution within the meaning of CTA 2010) has been, or has been agreed to be, declared, paid or made by any Group Company; and

9.10	no Borrowings have been repaid (in whole or in part) by any Group Company, or become liable to be so repaid, before their stated maturity date.

10.	Funding

10.1
Details of all current Borrowings and facilities available for additional Borrowings of each Group Company (together, "Facilities") are Disclosed, including copies of documents containing the terms and conditions relating to the Facilities and the amounts outstanding and available under them.

10.2	None of the Facilities is dependent on the guarantee or indemnity of, or security provided by, any other person (other than another Group Company).

10.3	So far as the Vendors are aware, there are no circumstances existing, alleged or, likely to arise (including the entry into and performance of obligations under the Acquisition Documents) which:

10.3.1	require repayment of any Borrowings before their stated maturity date (at the option of the lender or otherwise);

10.3.2	constitute an event of default under or a breach of the terms of any of the Facilities; or

10.3.3	entitle the holder to enforce any Encumbrance created in relation to any of the Facilities,

10.4	So far as the Vendors are aware, there are no circumstances which are likely to prejudice the continuation of any of the Facilities or give rise to a material and adverse alteration to their terms.

10.5	No Group Company has engaged in financing of a type which would not need to be shown or fully reflected in its statutory accounts.

10.6
No Group Company has any outstanding obligations or liabilities (whether actual or contingent) in respect of any derivative transaction, including any foreign exchange or interest rate hedging transaction.

11.	Bank and other accounts

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11.1
Details of all of the Group Companies' bank, deposit or other accounts (whether in credit or overdrawn) are Disclosed (including the name, address and sort code of the entity with which the account is kept, the nature of the account, its name and account number and copies of the mandate under which it is operated).

11.2	No Group Company has any overdrawn accounts which exceed applicable overdraft limits.

12.	Capital commitments
Except as specifically provided for or noted in the Accounts, no Group Company had any outstanding capital commitments as at the Accounts Date. Since 30 June 2011, save as provided for or noted in the Management Accounts, no Group Company has entered into any capital commitments exceeding £50,000, in aggregate, or agreed to do so.
Part 4:    Assets, commercial and trading

1.	Encumbrances
Save as set out in schedule 3, no Group Company has given, created or granted any present or future Encumbrance affecting any of its assets, undertaking or goodwill, or agreed to do so. Save as set out in schedule 3, no person has claimed to be entitled to any such Encumbrance.

2.	Assets

2.19	Each Asset is:

2.19.1	legally and beneficially owned by a Group Company;

2.19.2
not the subject of any leasing, hiring, hire purchase, conditional sale or credit sale agreement, agreement for payment on deferred terms, sale or return arrangement or any similar agreement or arrangement;

2.19.3	used exclusively by the Group Companies; and

2.19.4	(where capable of possession) in the exclusive possession or under the direct control of a Group Company.

2.20
The Assets are not surplus to the current requirements of the Group Companies, and so far as the Vendors are aware comprise all of the assets necessary for the continuation of the business of each Group Company as currently carried on.

2.21	So far as the Vendors are aware, all tangible Assets (other than stock and the Computer Systems):

2.21.1	are suitable for their current use;

2.21.2	are in good repair and condition (subject to fair wear and tear), in satisfactory working order, and comply with all health and safety Laws in all material respects; and

2.21.3	have been regularly and satisfactorily serviced and maintained.

2.22
The plant registers of each Group Company (copies of which are Disclosed) constitute a reasonably accurate record of all machinery, vehicles and equipment used by it and which is material to the Business.

3.	Stock and work in progress
Each Group Company's stock and work in progress are at their normal levels for the time of year, are not excessive and, so far as the Vendors are aware, are adequate for the current requirements of its business, having regard to current and reasonably anticipated demand.

4.	Debtors

4.4	All debts owing to each Group Company are trade debts arising in the ordinary and usual course of

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its business.

4.5	No debt owing to any Group Company:

4.5.1	has been factored, discounted or otherwise agreed to be sold by it;

4.5.2	has been outstanding for more than three months from its due date for payment; or

4.5.3	has been or, so far as the Vendors are aware, is likely to be disputed or subject to any set‑off or counterclaim.

4.6	Details of any bad and doubtful debts of each Group Company arising in the last 12 months are Disclosed.

5.	IP

5.7
Save for licences in respect of office functions such as word processing; the Owned IP and the Licensed‑In IP comprise all the IP that is necessary to carry on the business of each Group Company as it has been carried on in the last 12 months.

5.8	A Group Company is the sole legal and beneficial owner of (and, where registered, the sole registered owner of) each item of Owned IP.

5.9
Particulars of all Owned IP which is registered in any jurisdiction are set out in part 3 of schedule 3, and such particulars are accurate in all material respects and not misleading in any material respect.

5.10	Any Owned IP that is capable of registration has been registered in the name of the Group Company which owns such IP. There are no applications for registration of any Owned IP in progress.

5.11	Details of all Owned IP that is not registered in any jurisdiction, and is material to the business of the Group Companies, are Disclosed.

5.12	Details of all IP Licences In are Disclosed.

5.13	There are no IP Licences Out and no Group Company is under any obligation (whether contingent or otherwise) to grant any.

5.14	Each Group Company:

5.14.1	only employs and has only employed its employees; and

5.14.2	only uses and has only used independent contractors, freelancers and consultants, on terms pursuant to which all of the IP in the work which they carry out or produce (in the case of independent contractors, freelancers and consultants, for any Group Company) vests solely in the relevant Group Company, both legally and beneficially, and they have waived all moral rights they may have in the work.

6.	Validity of IP

6.7
All of the Owned IP and, so far as the Vendors are aware, the Licensed‑In IP is valid, subsisting and enforceable, and, so far as the Vendors are aware, nothing has been done or omitted to be done which is likely to affect adversely such validity, subsistence or enforceability.

6.8
Steps required to maintain and protect the Owned IP have been taken in all relevant jurisdictions (including payment of maintenance and renewal fees and taxes when due). Details of any such steps required in the next three months are Disclosed.

6.9
None of the Owned IP or, so far as the Vendors are aware, the Licensed‑In IP is, or in the last six years has been, subject to challenge, opposition or attack or the subject of any claim for ownership or compensation. No Group Company is on notice that any Owned IP or, Licensed‑In IP is likely to be subject to challenge, opposition or attack or any claim for ownership or compensation.

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6.10
There is not (and would not be if valid), and has not in the last six years been, any actual or threatened infringement or, so far as the Vendors are aware, unauthorised use by any person of any Owned IP or, so far as the Vendors are aware, Licensed‑In IP. So far as the Vendors are aware, there are no circumstances which are likely to give rise to any such actual or threatened infringement or unauthorised use.

7.	Infringement of third party IP

7.6
There are no existing, pending or threatened claims against any Group Company in respect of any infringement of the IP of any other person, and no such claims have been made or threatened in the last six years.

7.7	So far as the Vendors are aware, the activities of the Group Companies do not infringe, have not in the last six years infringed, the IP of any other person.

8.	Business and trade names

8.7	No Group Company uses or operates its business under any name or style other than its full company name.

8.8
No Group Company has made an application to, or been the subject of an application to, the Company Names Tribunal. So far as the Vendors are aware, there are no circumstances which are likely to give rise to such an application.

9.	Confidential information

9.11
Save for Confidential Information which has been passed to third parties subject to a valid and enforceable agreement under which the recipient is obliged to maintain its confidentiality, the Confidential Information:

9.11.1	is in the exclusive possession or under the direct control of a Group Company;

9.11.2	is and has been kept strictly confidential;

9.11.3	is adequately and properly documented and accessible, such that the Purchaser will be able to take the full benefit of it; and

9.11.4	is not subject to any third party restriction as to its use, exploitation or disclosure.

9.12	Each Group Company has always had in place and operated adequate procedures to maintain the confidentiality of the Confidential Information.

9.13	No Group Company has disclosed, or is obliged to disclose, any of the Confidential Information to any person, except:

9.13.1	to its employees who are bound by obligations of confidence; or

9.13.2
to third parties in the ordinary and usual course of such Group Company's business subject to a valid and enforceable agreement under which the recipient is obliged to maintain its confidentiality and to use it only for the purposes for which it was disclosed by the relevant Group Company.

9.14	There has not been:

9.14.1	so far as the Vendors are aware, any breach of any confidentiality obligations given by third parties in relation to the Confidential Information; or

9.14.2	so far as aware any actual or alleged misuse by any person of the Confidential Information, and, so far as the Vendors are aware, there are no circumstances which are likely to give rise to any such breach or actual or alleged misuse.

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9.15	So far as the Vendors are aware, no Confidential Information has been subject to disclosure pursuant to the Freedom of Information Act 2000 or the Environmental Information Regulations 2004.

9.16
No Group Company has used, or uses, any confidential information which it has received from any third party other than in accordance with the confidentiality protection that is applicable to that confidential information.

10.	IT systems

10.7	The Computer Systems are legally and beneficially owned by a Group Company or validly leased or licensed to each Group Company that uses them.

10.8
The Group Companies have the right to the exclusive and unrestricted use of the Computer Systems, which is not dependent (in whole or in part) on any facilities or services that are not exclusively owned by or under the direct control of a Group Company (other than elements of the Computer Systems validly leased or licensed to any Group Company that uses them).

10.9	The Software is legally and beneficially owned by a Group Company or licensed to each Group Company that uses it.

10.10	The Computer Systems Data is legally and beneficially owned by a Group Company or each Group Company that uses it is licensed to do so.

10.11	The Computer Systems and the Software:

10.11.1	are not the subject of any failed acceptance testing;

10.11.2	are functioning properly and in accordance with applicable specifications in all material respects;

10.11.3
have adequate capability and capacity for the requirements of the business of each Group Company as currently carried on, and there are no plans to change, replace, develop or update them or any part of them;

10.11.4	are configured and maintained to minimise the effects of externally introduced Viruses;

10.11.5	include sufficient user information to enable a user to make use of their functionality (as currently used by any Group Company), and to operate and administer them effectively;

10.11.6	have been regularly and satisfactorily maintained, supported and replaced, are in satisfactory working order and are suitable for their current use; and

10.11.7	have the benefit of warranty and/or maintenance, support and services agreements which are sufficient to remedy or compensate any material defect and include emergency support.

10.12	Each Group Company has at all material times had in place and operated:

10.12.1
adequate procedures, processes and Software to ensure the security, confidentiality and integrity of the Computer Systems, the Software and the Computer Systems Data (including procedures for taking and storing, on‑site and off‑site, back‑up copies of Software and Computer Systems Data);

10.12.2	adequate procedures to prevent the infection of the Computer Systems or the Software with Viruses; and

10.12.3
adequate back‑up systems and disaster recovery plans and procedures that ensure that the business of each Group Company is able to continue to function and the Computer Systems and/or the Software can be replaced or substituted without material disruption, interruption or loss to the business of any Group Company,

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and such procedures, processes, systems and plans have been documented.

10.13	In the last 12 months, there has not been:

10.13.1	any breakdown, defect or failure in the Computer Systems or the Software;

10.13.2	any Virus affecting the Software or the Computer Systems Data;

10.13.3	any destruction, corruption or loss of access to any of the Computer Systems Data; or

10.13.4	any breach of security or any unauthorised access to the Computer Systems or any Computer Systems Data, which has had a material adverse effect on any Group Company or caused material disruption, interruption or loss to the business of any Group Company. So far as the Vendors are aware, there are no circumstances which are likely to give rise to such a disruption, interruption, loss or effect.

10.14	All source code relating to the Software is:

10.14.1
in the exclusive possession or under the direct control of a Group Company, or each Group Company that uses the Software has all necessary rights to gain access to such source code and all related technical and other information under the terms of source code deposit or escrow agreements with the owners of the rights in the relevant source codes and reputable deposit or escrow agents;

10.14.2
of a sufficient level to enable a reasonably skilled computer programmer to understand, maintain, modify, correct, support, replicate and develop the relevant Software without the need for assistance from a third party; and

10.14.3	not Open Source Software.

10.15	Each Group Company has sufficient technically competent and trained employees to ensure the proper handling, operation, monitoring and use of the Computer Systems and the Software.

10.16	The Computer Systems and the Software are capable of:

10.16.1	performing their respective functions in multiple currencies, including the euro;

10.16.2	satisfying all applicable legal requirements relating to the euro, including those relating to currency conversion and rounding;

10.16.3	displaying and printing the generally accepted symbols for the euro and any other currency; and

10.16.4	processing the generally accepted codes for the euro and any other currency.

10.17
So far as the Vendors are aware, all facilities and services relating to the Computer Systems and the Software are being and have been provided in all material respects in accordance with all applicable specifications and the terms of the relevant Computer Systems Contracts.

10.18	So far as the Vendors are aware, no person is in a position, by virtue of his rights in, knowledge of or access to any part of the Computer Systems, Software or Computer Systems Data, lawfully:

10.18.1	to prevent or impair the proper and efficient function of the Computer Systems or the Software; or

10.18.2
to demand any payment in excess of any current licence fee or in excess of reasonable remuneration for services rendered or to impose any onerous conditions, in each case in order to preserve the proper and efficient functioning of the Computer Systems or the Software in the future.

11.	Data protection

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11.3	Each Group Company has complied in all material respects with all Data Protection Laws relevant to it, including:

11.3.1	requirements relating to the registration and/or notification of processing of personal data;

11.3.2	requirements relating to requests from individuals for access to personal data held by it;

11.3.3	data protection principles set out in the Data Protection Laws;

11.3.4	requirements relating to the processing of personal data by a data processor on its behalf; and

11.3.5	the obtaining of necessary consents from data subjects to the processing of personal data relating to them.

11.4	Each Group Company has at all material times had in place and operated adequate procedures to ensure continued compliance with Data Protection Laws relevant to it.

11.5	Details of each Group Company's privacy and other internal policies and procedures relating to the handling or processing of personal data and subject access requests are Disclosed.

11.6	So far as the Vendors are aware, no Group Company has transferred or authorised the transfer of personal data outside the European Economic Area.

11.7	Each Group Company has in place appropriate agreements, as required by relevant Data Protection Laws, with all data processors processing personal data on its behalf.

11.8
So far as the Vendors are aware, the data processed by and/or transferred to any third parties by any Group Company has been lawfully obtained, used, processed and/or transferred in accordance with Data Protection Laws.

11.9
No Group Company has received any notices or any other communications from, been subject to inquiries by or, so far as the Vendors are aware, been the subject of complaints to any Authority in relation to Data Protection Laws. So far as the Vendors are aware, there are no circumstances which are likely to give rise to any such notices, communications, inquiries or complaints.

11.10	No person or other body has:

11.10.1	so far as the Vendors are aware, alleged that any Group Company has failed to comply with the provisions of any Data Protection Laws;

11.10.2	complained to any Group Company about its use of personal data; or

11.10.3	been awarded compensation, claimed or taken action against any Group Company for breach of any Data Protection Laws, or, so far as the Vendors are aware, has any right to do so.

11.11
The entry into and performance of obligations under the Acquisition Documents will not result in the processing of personal data by or on behalf of any Group Company being in breach of Data Protection Laws due to any notifications or consents becoming invalid.

12.	Guarantees, etc
No Group Company has any outstanding obligations or liabilities (whether actual or contingent) under:

12.1	any guarantee, indemnity or counterindemnity; or

12.2	any other agreement or arrangement under which the relevant Group Company secures or incurs a financial or other obligation,

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in respect of any obligations or liabilities of another person (other than another Group Company).

13.	Nature of Contracts
No Group Company is (or has agreed to become) a party to, bound by or liable under any Contract which:

13.1
relates to the acquisition or subscription by any Group Company of shares or other interests in any other company or entity or the sale of shares or other interests held by any Group Company in any other company or entity;

13.2	relates to the acquisition by any Group Company of the business and/or assets of any other company, entity or person (other than the purchase of shares in the NL Subsidiary from the NL Vendor);

13.3	relates to the sale by any Group Company of its business or any part of it (other than the sale of the shares in 4th Screen);

13.4	restricts the manner or geographical operation of any part of its business or use of its assets;

13.5	is dependent on any guarantee, indemnity or security provided by any other person (other than another Group Company);

13.6	is otherwise than on normal arm's length commercial terms in the ordinary and usual course of its business;

13.7
cannot be performed by it on time in accordance with its terms without undue or unusual expenditure or application of money, effort or personnel, or is likely to result in a material loss to it on completion of performance;

13.8	is of a long‑term nature, being:

13.8.1	for a fixed term of six months or more;

13.8.2	for an indefinite term which cannot be terminated by it in accordance with its terms on six months' notice or less without compensation; or

13.8.3	unlikely to have been fully performed, in accordance with its terms, within six months after the date on which it was entered into, made or undertaken;

13.9	involves or is likely to involve expenditure by it or other liability on its part of more than £100,000 in aggregate or payments to it of more than £100,000 in aggregate;

13.10	is for the supply by or to it of goods and/or services:

13.10.1	at fixed prices for a period of more than six months from the date of order;

13.10.2	where prices relate to minimum purchasing requirements, targets or similar incentive schemes; or

13.10.3	exclusively to or from any person.

14.	Contract terms, compliance and termination

14.1
Copies of each Group Company's standard terms of business are Disclosed. No Group Company has entered into any Contract with a Material Customer for the supply of goods and/or the provision of services or with a Material Supplier for the purchase of goods and/or services other than on such standard terms.

14.2	Each Contract is in full force and effect and binding on the parties to it.

14.3
No Group Company is and, so far as the Vendors are aware, no other party is in breach of any Contract. So far as the Vendors are aware, there are no circumstances which are likely to give rise to such a breach.

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14.4
No notice of termination of or intention to terminate any Contract has been received by any Group Company and, so far as the Vendors are aware, none is anticipated. No notice of termination of or intention to terminate any Contract has been given by any Group Company, and (but for this agreement) it would have no intention to do so.

14.5	So far as the Vendors are aware, there are no grounds for termination, rescission, avoidance, repudiation or material change in the terms of any Contract.

15.	Material Customers and Material Suppliers

15.1	Details of:

15.1.1
each Material Customer and Material Supplier (including the type of goods and/or services supplied to or obtained from it, and the aggregate value of sales to or purchases from it in the financial year ended on the Accounts Date and in the current financial year); and

15.1.2	the principal terms of all Contracts with Material Customers and Material Suppliers (including any restrictions imposed on any party to them)
are Disclosed.

15.2	In the last 12 months, no Material Customer or Material Supplier has:

15.2.1	stopped or reduced substantially its trading with any Group Company;

15.2.2	substantially changed the terms of its trading (including prices) with any Group Company; or

15.2.3	notified any Group Company of its intention to do so,
and, so far as the Vendors are aware, there are no circumstances which are likely to result in any of such things.

15.3
No Group Company has given, paid or received (or agreed to give, pay or receive) any discount, volume rebates, allowances, commission payments or the like (whether or not legally binding) to any of its Material Customers or from any of its Material Suppliers.

15.4
No Group Company has agreed any unusual credit terms with any of its Material Customers or Material Suppliers. In the last 12 months, no Material Customer has been regularly more than 60 days late in making payments due to any Group Company.

15.5
So far as the Vendors are aware, no Insolvency Event has occurred there is no subsisting Insolvency Event in relation to any Material Customer or Material Supplier, and, so far as the Vendors are aware. There are no circumstances which are likely to give rise to such an Insolvency Event.

16.	Tenders
No offer, tender or the like made by any Group Company is outstanding which is capable of being converted into a Contract by an acceptance or other act of a third party (other than offers, tenders or the like made in the ordinary and usual course of such Group Company's business). None of such offers, tenders or the like made by a Group Company in the ordinary and usual course of its business involves or will involve, individually, expenditure by any Group Company in excess of £50,000.

17.	Anti‑corruption

17.1
Each Group Company and its current and former directors, officers and employees have complied with all applicable Anti‑Corruption Laws. So far as the Vendors are aware (having made no enquiry), each Business Intermediary has conducted its business relating to the Group Companies in compliance with all applicable Anti‑Corruption Laws.

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17.2
Each Group Company has instituted and maintained appropriate policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance by such Group Company and its directors, officers, employees and Business Intermediaries for the time being with all applicable Anti‑Corruption Laws in relation to the businesses of the Group Companies. Details of such policies and procedures are Disclosed.

18.	Vendor related arrangements

18.1
No Group Company is, or has during the past six years been, a party to any agreement or arrangement (whether legally binding or not) in which any Vendor or any person connected with any Vendor is or has been interested (other than contracts of employment for individual Vendors and for the issue and award of options over shares in the Company).

18.2	No Group Company owes any sums to, or is owed any sums by, any Vendor (other than accrued emoluments for the current month) or any person connected with any Vendor.

19.	Powers of attorney and authorities, etc

19.1	No Group Company has given any power of attorney that remains in force.

19.2
No Group Company has given any authority (whether express, implied or ostensible) which is still subsisting to any person to enter into any agreement or to incur any obligation or liability on its behalf, other than to its officers and employees to enter into routine trading contracts in the ordinary and usual course of its business in the normal course of their duties.

20.	Product liability/service liabilities

20.1
There is no outstanding claim against any Group Company in relation to any goods or services manufactured, sold, supplied or provided by it. So far as the Vendors are aware, there are no circumstances which are likely to result in any such claim.

20.2	Details of any Material Customer complaints or claims made to any Group Company in the last two years are Disclosed.

20.3
No Group Company has given any guarantee or warranty or made any representation in respect of goods or services that have been, or will be, sold, supplied or provided by it and which is material in the context of the Business (save for those materially in accordance with those contained in the current standard terms of business and any guarantee, warranty or representation implied by any Law).

20.4
No Group Company is obliged to service, repair, maintain, take back, make good or otherwise do or not do anything in respect of goods or services that have been, or will be, sold, supplied or provided by it and which is material in the context of the Business (save for those materially in accordance with those contained in the current standard terms of business or by any Law). In the last two years, no Group Company has, after such goods or services have been sold, supplied or provided by it, serviced, repaired, maintained, taken back, made good or otherwise done anything in respect of such goods or services which is not covered by any guarantee, warranty or representation made or given by the relevant Group Company (or required by any Law).

20.5
No Group Company has manufactured, sold, supplied or provided any goods or services (and there are no goods in stock or in the course of design or production or services part provided) which in any material respect:

20.5.1	are defective;

20.5.2	do not comply with any specifications or terms of sale agreed with customers in respect of them or warranties and representations expressly or impliedly made by a Group Company; or

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20.5.3	do not comply with all Laws and applicable standards.

21.	Insurance

21.1
All of the assets of each Group Company which are of an insurable nature are insured in amounts representing their full replacement or reinstatement value (with no provision for deduction or excess) against fire and other risks considered by the relevant Group Company to be prudent.

21.2
Each Group Company is and has at all material times been covered against employers' liability, public liability, professional liability, product liability and accident, damage, injury, third party loss, loss of profits, loss of rent, credit risk and other risks considered by the relevant Group Company to be prudent.

21.3	Each Group Company has complied with all Laws in relation to insurances, including the requirements to provide and retain evidence of insurances.

21.4
The public liability and professional indemnity or other insurance required by any contractual obligations of any Group Company has been continuously in full force and effect for the period and at the level of cover required by such obligations.

21.5
Details of the Policies are Disclosed. In particular, in relation to employers' liability insurance, details of the name of the insurer, the level of cover, any applicable excess, the relevant policy number(s) and the dates of cover for all periods since the incorporation of each Group Company are Disclosed. So far as the Vendors are aware, none of the insurers under the Policies is insolvent.

21.6
Each of the Policies is in full force and effect and, so far as the Vendors are aware, there are no circumstances which are likely to make any of the Policies void or voidable. No insurer has disputed or given any indication that it intends to dispute the validity of any of the Policies on any grounds. All premiums in relation to the Policies have been duly paid when they were due.

21.7
Details of all claims made by or on behalf of any Group Company under any employers' liability insurance policy in the last 10 years and under any other insurance policy in the last three years are Disclosed.

21.8	Details of each Group Company's outstanding insurance claims are Disclosed. In respect of any outstanding insurance claims:

21.8.1	they have been notified to the insurers in accordance with the terms of the relevant insurance policies;

21.8.2	the aggregate loss represented by such claims does not exceed the amount of cover available to the relevant Group Company under the relevant insurance policies; and

21.8.3
no insurer has refused, or given any indication that it intends to refuse, to indemnify the relevant Group Company in whole or in part in respect of any such claims, and, so far as the Vendors are aware, nothing has been done or omitted to be done which could entitle any insurer to do so.

21.9
There are no circumstances which have given or, so far as the Vendors are aware, are likely to give rise to any claim or which require notification under any of the Policies which have not been notified to the relevant insurers.

21.10	No insurer has ever cancelled or refused to accept or continue any insurance in relation to any Group Company.

21.11
So far as the Vendors are aware, there are no circumstances which are likely to result in the renewal of any of the Policies being refused, an increase in premium or less advantageous policy terms and conditions and which would not apply to insurance policies generally.

21.12	No insurer has imposed any requirements on any Group Company as a condition to provide, renew

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or continue insurance cover which required or requires any capital expenditure or any change in the business processes or practices of any Group Company. There are no outstanding requirements by an insurer for risk improvements that are likely to impact on the renewal of the Policies.

22.	Licences and consents

22.1
Each Group Company has all Licences required to own and use its assets and to carry on its business as currently carried on. Details of all subsisting Licences and any outstanding or pending applications for any Licence are Disclosed.

22.2
All of the Licences held by each Group Company are in full force and effect. None of such Licences is due for renewal in the next six months. No Group Company is or has been in breach of any terms and conditions of any such Licence. So far as the Vendors are aware, there are no circumstances which are likely to:

22.2.1	result in any such Licence being suspended, terminated, varied, revoked or not renewed (in whole or in part);

22.2.2	require material expenditure to comply with the terms of any such Licence; or

22.2.3	prejudice the renewal or extension of any such Licence.

23.	Trade associations
No Group Company is a member of any trade association or similar body, and no such body is relevant to or has any material influence over the business of any Group Company as currently carried on.

24.	Competition

24.1
No Group Company has received any communication from any person suggesting that it may enjoy a dominant position in any relevant market. So far as the Vendors are aware, no Group Company enjoys or has enjoyed a dominant position in any such market.

24.2
No Group Company nor, so far as the Vendors are aware, any person for whose acts or defaults any Group Company is vicariously liable is or has been party to or involved in any agreement, understanding, arrangement, concerted practice or conduct which (in whole or in part) are likely to infringe or has infringed any Competition Laws.

24.3	No Group Company has:

24.3.1	received any notice, request for information, order, letter, process or other communication of any kind from any Authority in relation to any Competition Law;

24.3.2	received any written complaint or threat to complain under, or by reference to any alleged infringement of, any Competition Law from any person;

24.3.3	so far as the Vendors are aware, been the subject of or affected by any investigation, reference or proceedings in relation to any Competition Law; or

24.3.4	been party to any proceedings in which any Competition Law was pleaded or relied on, and, so far as the Vendors are aware, there are no circumstances which are likely to give rise to any of such things.

24.4	No Group Company has:

24.4.1	notified or registered any agreement or other arrangement (whether for negative clearance, exemption, guidance, a decision or any other reason) to or with any Authority; or

24.4.2	given any written assurance or undertaking to any Authority, nor is it subject to any

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undertaking, decision, order or other instrument made,
in relation to any Competition Law.

24.5
So far as the Vendors are aware, no Group Company is or has been subject to or affected by any existing or pending act, decision, guidance, report or Judgment made by any Authority having jurisdiction under Competition Laws.

24.6
No Group Company has been a party to any merger, acquisition or joint venture which was legally required to have been notified to any Authority for approval under any Law on the control of mergers or concentrations but which was not so notified or which was so notified but was put into effect before any such approval was obtained or contrary to a decision of the relevant Authority prohibiting the merger, acquisition or joint venture.

25.	Grants and state aid

25.1
No Group Company has applied for or received nor is it currently proposing to apply for any grant, subsidy, allowance, loan, payment, guarantee or other financial assistance or other aid of any kind from any Authority or any entity whose funding comes substantially from any Authority.

25.2	All Grants received by the Group Companies are lawful under Competition Laws, and there has been no actual or alleged breach by any Group Company of any terms or conditions of any such Grant.

25.3	No Group Company is under any obligation (whether contingent or otherwise) to repay any Grant (in whole or in part).

26.	Compliance with Laws

26.1	Each Group Company has conducted its business and dealt with its assets in accordance with all Laws in all material respects.

26.2
No Group Company nor, so far as the Vendors are aware, any person for whose acts or defaults any Group Company is vicariously liable has done or omitted to do anything which is or is likely to be in contravention of any Law in any material respect.

27.	Disputes

27.1
No Group Company nor, so far as the Vendors are aware, any person for whose acts or defaults any Group Company is vicariously liable is involved, or in the last two years has been involved, in any Dispute.

27.2	No Disputes are pending or threatened. So far as the Vendors are aware, there are no circumstances which are likely to give rise to any Dispute.

28.	Judgments, orders and investigations

28.1	There is no Judgment against any Group Company which remains outstanding or by which any Group Company or any of its assets is bound, subject or affected.

28.2
So far as the Vendors are aware, there is not and has not been any governmental, regulatory or other investigation, inquiry or proceedings concerning any Group Company, its business or any of its assets and, so far as the Vendors are aware, none is pending or threatened.

28.3	No Group Company has given any assurances or undertakings (whether legally binding or not) to any Authority.

28.4	So far as the Vendors are aware, there are no circumstances which are likely to give rise to any of the matters in paragraphs 28.1, 28.2 or 28.3.

29.	Effect of the transaction

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The entry into and performance of obligations under the Acquisition Documents will not:

29.1	breach or require the consent of any person under:

29.1.1	any Contract, Policy, Licence held by any Group Company or other agreement, arrangement or obligation binding on any Group Company or any Group Company's assets; or

29.1.2	any Judgment or, so far as the Vendors are aware, any Law;

29.2
result in the termination of, or enable any person to terminate or alter the terms of, any Contract, Policy, Licence held by any Group Company or other agreement, arrangement or obligation binding on any Group Company or any Group Company's assets;

29.3
relieve any person from any obligation to, or restriction benefiting, any Group Company or any Group Company's assets, or enable any person to determine any such obligation or restriction or to alter its terms;

29.4	enable any person to exercise a right in respect of any Group Company;

29.5	result in the creation, imposition, crystallisation or enforcement of any Encumbrance affecting any of the assets, undertaking or goodwill of any Group Company; or

29.6
so far as the Vendors are aware, result in any Material Customer or Material Supplier ceasing to deal with any Group Company, or dealing with any Group Company on a smaller scale or on less advantageous terms.

30.	Transaction costs, etc
No Group Company has paid, or is liable for, any finder's fee, brokerage or other commission or advisers' fees, costs or expenses in connection with the transactions contemplated by the Acquisition Documents.
Part 5:    Employees

1.	Current employees

1.7	A list of all employees of each Group Company is Disclosed. All such employees are employed by a Group Company exclusively in its business.

1.8	No Group Company uses the services of outworkers, agency workers or persons treated as self‑employed, contracted labour or agents.

1.9	No person is currently seconded to any Group Company, and no Group Company is under any obligation to have any person seconded to it.

1.10
No Group Company has entered into or made any outsourcing agreements or other arrangements with any third party under which any person will become or cease to be an employee of a Group Company upon the termination or expiry of such agreements or arrangements.

1.11
No offer of a contract of employment or engagement has been made by any Group Company to any person with a basic annual salary in excess of £40,000 which has not yet been accepted, or which has been accepted but the individual's employment or engagement has not yet commenced.

1.12	Each Group Company has in its possession a copy of an original document validly evidencing the right of each of its employees to work for it.

2.	Terms of employment

2.23	Details of the material terms of employment of each employee of each Group Company are Disclosed, including:

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2.23.1	the employee's name, job title, the employing Group Company, date of birth, start date and, if different, date of commencement of continuous service;

2.23.2	(if the employee works and/or is paid outside the United Kingdom) the country in which the employee works and/or is paid;

2.23.3
remuneration (including salary, all bonuses, commission, profit‑sharing arrangements, incentive payments and other payments), share option schemes, insurance schemes and any other contractual or non‑contractual benefits or payments whatsoever which any Group Company provides or which it is bound to provide whether during any periods of sickness, incapacity, disablement or leave, on termination of employment or otherwise;

2.23.4	the length of notice required to terminate the contract of employment or, if the contract is for a fixed term, the expiry date of the fixed term together;

2.23.5
whether the employee is on maternity, paternity, parental or adoption leave or secondment or other leave, or has been absent due to ill health or for any other reason for a continuous period of one month or more;

2.23.6	any reasonable adjustments currently being made for any employee who is a disabled person under the Equality Act 2010, if applicable;

2.23.7
a copy of the contract of employment of any employee who is a director of any Group Company who is engaged in the capacity of a "Group Executive" or "Segment Leader" or, otherwise, whose aggregate remuneration before tax is equal to or exceeds £80,000; and

2.23.8	a copy of each standard form contract of employment applicable to any of the employees, together with a complete and accurate list of the employees to whom such contract applies.
No employee referred to in paragraph 2.1.8 is employed on terms which differ materially from such standard contracts supplied.

2.24	Copies of the staff handbooks and written policies and procedures of each Group Company are Disclosed and details of all of the employees of each Group Company to whom each applies are Disclosed.

2.25	No Group Company has made any loan to any of its employees which remains outstanding for an amount which exceed £1,000 per employee or, or has agreed to make any such loan to any employee.

2.26	Since the Management Accounts Date:

2.26.1
(other than as required by Law) no Group Company has changed, or agreed to change, the material terms of employment of any of its employees (including any change resulting in or likely to result in an increase in the total annual remuneration payable to or benefits receivable by its employees), and there are no requests or negotiations for any such change as at Completion which, so far as the Vendors are aware, are likely to take place within the six month period following Completion; and

2.26.2	no Group Company has provided, or agreed to provide, a gratuitous payment or benefit to any of its employees or former employees, or to any of their respective dependants.

2.27
No amounts due from any Group Company to or in relation to any of its employees or former employees (including PAYE and national insurance and pension contributions) are in arrears or unpaid (other than salary and expenses for the current month.

3.	Termination

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3.6	No employee of any Group Company has given or received notice terminating his contract of employment, nor, so far as the Vendors are aware, is any such notice pending or threatened.

3.7
Each contract between a Group Company and any of its employees can be terminated by such Group Company giving three months' notice or less without giving rise to the making of a payment in lieu of notice or a claim for damages or compensation for breach of contract.

3.8	No employee of any Group Company has been given notice of retirement pursuant to paragraph 2 of Schedule 6 to the Employment Equality (Age) Regulations 2006 in the last 12 months.

4.	Trade unions and employee representatives

4.7	No Group Company has entered into any recognition or other agreement with a trade union or received any request from a trade union for recognition in the last three years.

4.8
No Group Company has received or issued any request for the establishment of information and consultation arrangements, whether under the Information and Consultation of Employees Regulations 2004 or otherwise.

5.	Disputes

5.15
No Group Company has any Dispute or liability outstanding with or in relation to any of its employees or former employees. No such Dispute is pending or threatened and, so far as the Vendors are aware, there are no circumstances as at the date of this agreement which are likely to give rise to such a Dispute or liability.

5.16
No Group Company has any current disciplinary investigations, proceedings or appeals in respect of any of its employees or former employees and, so far as the Vendors are aware, there are no circumstances which are likely to give rise to any such investigations or proceedings.

6.	Inquiries and investigations
So far as the Vendors are aware, there are no inquiries, investigations or proceedings existing, pending or threatened affecting any Group Company in relation to any of its employees, former employees or groups of employees or former employees by the Commission for Equality and Human Rights or the Health and Safety Executive or any other Authorities with similar functions or powers in relation to any employee.

7.	TUPE
In the last two years, no Group Company has been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment Regulations) 2006) and, within this period, none of its employees or former employees has transferred to a Group Company under any such regulations.

8.	Effect of the transaction
The entry into and performance of obligations under the Acquisition Documents will not:

8.9	other than in relation to the sale of Shares, result in any payment or other benefit to any employee of any Group Company;

8.10	entitle any employee of any Group Company to give notice to terminate his contract of employment or to any additional period of notice;

8.11	so far as the Vendors are aware, result in any senior employees of any Group Company giving notice to terminate their employment; or

8.12	so far as the Vendors are aware (having made no enquiry), adversely affect any Group Company's employee relations.

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9.	Contractors

9.17
All contractors, whether individuals or companies or agents or consultants, engaged by the Company to do or perform services for the Company or customers of any Group Company ("Contractors") are engaged on the terms which are Disclosed.

9.18	None of the Contractors have ever been subject to any Group Company's disciplinary procedures by any Group Company.

9.19	The Group Companies are not involved in any dispute with, and so far as the Vendors are aware there are no circumstances which are likely to result in any dispute involving, any of the Contractors.

9.20
No amounts due to or in respect of the Contractors by any Group Company are in arrears or unpaid beyond those due for payment in the ordinary course of business and in the timescales specified in any Group Company's normal terms of trading. No sums will become due or payable by any Group Comp any to any Contractor as a result of the execution, completion and performance of any of the Acquisition Documents.

9.21	The Company does not pay any PAYE and/or national insurance in respect of the Contractors.

9.22	None of the Contractors are employees of any Group Company.

10.	Group Companies incorporated in Belgium and Netherlands ("Benelux Group Companies")

10.19	There is no social plan adopted or in effect in respect of the employees of the Benelux Group Companies.

10.20	There are no collective bargaining agreements or any other collective agreements applicable to the employees of the Benelux Group Companies.
Part 6:    Pensions

1.	Pension arrangements
Other than the Disclosed Schemes, there is not and has not been in operation, no proposal has been announced to enter into or establish, and no Group Company contributes, is bound to contribute either now or in the future or has contributed to, any agreement, arrangement, scheme, custom or practice (whether or not (a) enforceable, (b) a registered pension scheme under the Finance Act 2004 and/or (c) funded for in advance) for the payment of any pensions, allowances, lump sums or other benefits on death, retirement, early retirement (VUT) or termination of employment (whether voluntary or not), or during any period of sickness or disablement, for or in respect of any of the Group Companies' employees or former employees, or any dependant of such an employee or former employee.

2.	Disclosed Schemes

2.28
Details of the Disclosed Schemes, including current details of the rate(s) at which each Group Company is obliged to contribute in respect of each of its employees who are members of the Disclosed Schemes, are Disclosed.

2.29
All contributions due to or premiums due in respect of the Disclosed Schemes have been paid on or before the date on which payment falls due. No contribution to or premium due to the Disclosed Schemes in respect of a period before Completion is unpaid and there are no other costs or contributions paid by any Group Company in respect of the Disclosed Schemes.

2.30
Details of the names of all the members of the Disclosed Schemes are Disclosed and there are no other employees of any Group Company who are currently eligible for or who have been offered membership of the Disclosed Schemes.

2.31	No undertaking or assurance (whether or not legally enforceable) has been given or discretion or

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power exercised by or on behalf of any Group Company:

2.31.1
to any person that any benefits under the Disclosed Schemes (other than lump sum benefits on death in service) will be calculated by reference to any person's remuneration or length of service or will be approximately or exactly any amount;

2.31.2	to any person as to the continuance of the Disclosed Schemes or the continuance, increase or improvement of any benefit provided by, or contribution to, the Disclosed Schemes; or

2.31.3	to admit to membership any person who would not normally be eligible for membership of the Disclosed Schemes or on terms other than those that would normally be applicable under the Disclosed Schemes.

2.32	The Pension Scheme is a registered scheme under the Finance Act 2004.

2.33	No employee of any Group Company is in contracted‑out employment as defined in section 7 of the Pension Schemes Act 1993 by reference to the Disclosed Schemes.

2.34
There are no benefits (other than refunds of contributions with interest where appropriate) payable under the Pension Schemes upon the death of a member. All benefits payable under the Insured Schemes are insured with an insurance company as defined in section 275 of the Finance Act 2004.

2.35
So far as the Vendors are aware, the Pension Scheme is and has at all times been administered in accordance with all applicable laws and the requirements of HM Revenue & Customs, and otherwise in accordance with its governing provisions.

2.36
No employees or former employees of any Group Company have been excluded from membership of the Pension Scheme who would otherwise have been eligible either under the governing documentation of the Pension Scheme, under any applicable laws or under any announcement or other contractual obligations and every such employee has been properly notified of that right.

2.37	All benefits (other than lump sum benefits on death in service) payable under the Pension Scheme are money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993).

3.	Claims
No person has made or threatened any claim (other than a routine claim for benefits under the Pension Scheme) or complaint against any Group Company or, so far as the Vendors are aware, against the trustees or administrator of the Pension Scheme or made any complaint or report to the Pensions Regulator in respect of any act, event or omission arising out of or in connection with the Pension Scheme. So far as the Vendors are aware, there are no circumstances which are likely to give rise to any such claim, complaint or report being made.

4.	Stakeholder compliance
There are no circumstances which could result in any penalty for failure to comply with Part I of the Welfare Reform and Pensions Act 1999 or the Stakeholder Pension Schemes Regulations 2000 becoming payable by any Group Company.

5.	TUPE
No employee or former employee of any Group Company has ever had his contract of employment transferred to such Group Company from another employer in circumstances where:

5.17	the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 applied; and

5.18	the employee or former employee was entitled to defined benefit occupational pension scheme rights in respect of his employment before such transfer to such Group Company.

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6.	Moral hazard issues

6.11
So far as the Vendors are aware, no Group Company is or has been connected with, or an associate of, an employer (within the meaning of sections 249 and 435 of the Insolvency Act 1986 respectively) in relation to a defined benefit occupational pension scheme.

6.12
No contribution notices or financial support directions have been issued by the Pensions Regulator against any Group Company. So far as the Vendors are aware, there are and have been no circumstances which could give rise directly or indirectly to a liability on any Group Company or the Purchaser arising out of the operation of sections 38 to 57 (inclusive) of the Pensions Act 2004.

Part 7:    Properties

1.	Properties

1.13	The Properties comprise:

1.13.6	all the land and premises owned, occupied or otherwise used by any Group Company whether in the United Kingdom or elsewhere; and

1.13.7
all the estate, interest, right and title whatsoever (including interests in the nature of options, rights of pre‑emption or other contractual relationships) of any Group Company in respect of any land or premises.

1.14	The particulars of the Properties set out in part 4 of schedule 3 are complete, accurate and not misleading.

2.	Title

2.38	The Relevant Group Companies are the legal and beneficial owners of the Properties.

2.39	So far as the Vendors are aware (having made no enquiry), no insurance policy relating to defective title or restrictive covenant indemnity is or has been in force in respect of the Properties.

2.40
So far as the Vendors are aware, there are no circumstances which are likely to render any transaction affecting the Relevant Group Companies' title to the Properties liable to be set aside under the Insolvency Act 1986.

2.41
No Properties have been transferred or conveyed to any Group Company in the last three years pursuant to an intra‑group transfer on which relief from stamp duty land tax has been claimed pursuant to schedule 7 to the Finance Act 2003.

3.	Encumbrances

3.9
So far as the Vendors are aware (having made no enquiry), the Properties are free from any Encumbrance or rent charge securing the repayment of monies or any other obligation or liability (whether of any Group Company or of any other person) and from any agreement to create the same. So far as the Vendors are aware (having made no enquiry), no person has claimed to be entitled to any such Encumbrance or rent charge.

3.10
The Properties are not subject to any liability for the payment of any outgoings other than national non‑domestic rates, water and sewerage services charges, insurance premiums, rents and service charges.

3.11	Except as is apparent from the title documentation Disclosed, so far as the Vendors are aware, the Properties are not subject to:

3.11.1
any covenants, restrictions, stipulations, easements, profits à prendre, wayleaves, licences, grants, exceptions or reservations, or any unregistered interests which override either first registration (where appropriate) or registrable disposition under Schedules 1 and 3 respectively to the Land Registration Act 2002, or other such rights the benefit of

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which is vested in third parties; or

3.11.2	any agreement to create the same.

3.12	The Properties are not subject to any agreement or right to acquire the same, or any option, right of pre‑emption or right of first refusal.

3.13
The Group Companies are in actual occupation of each of the Properties to the exclusion of all other persons. So far as the Vendors are aware, there is no person who has or claims any rights or easements of any kind in respect of any of the Properties adverse to the estate, interest, right or title of any Relevant Group Company to the Properties.

3.14
There are no outstanding demands or Disputes affecting or in respect of any of the Properties (including any relating to the exercise of any easement or right benefiting or burdening any of the Properties, to boundary walls or fences or to the means of access to any of the Properties), and none is pending or threatened. So far as the Vendors are aware, there are no circumstances which are likely to give rise to any such demands or Disputes.

4.	Planning matters, building regulations, etc

4.9	So far as the Vendors are aware, the use of each of the Properties is the permitted or lawful use for the purposes of Planning Laws.

4.10	All development carried out in relation to the Properties by or on behalf of any Group Company has been lawful and all necessary consents and permissions have been obtained for that development.

4.11
Building regulation and bye‑law consents and approvals have been obtained in respect of the development of the Properties (and any subsequent alteration, extension or other improvement to it) carried out by or on behalf of any Group Company.

4.12
Compliance is being (and, so far as the Vendors are aware, during the ownership, occupation or use of the Properties by any Group Company has been) made in all material respects with all planning permissions and building regulation and bye‑law consents and approvals for the time being in force in relation to the Property and with all orders, directions and regulations made under Planning Laws and building regulations.

4.13	Compliance is being (and has been) made with all Statutory Agreements relating to the Properties.

4.14
No planning contravention notices, breach of condition notices, enforcement notices or stop notices have been issued by any local planning authority in respect of the Properties, nor has any other enforcement action (including the exercise of any right of entry) been taken by any such authority. So far as the Vendors are aware, there are no circumstances which are likely to lead to the same.

5.	Documents relating to condition of the Properties
There are no collateral warranties, guarantees, indemnities or latent defect or similar insurance policies in relation to the Properties the benefit of which is vested in any Group Company.

6.	Leasehold Properties

6.13
The Relevant Group Companies have paid the rent reserved by the Leases and have not received any notice of breach of the lessee's covenants or the conditions in the Leases. All Leases are valid and in full force.

6.14
All licences, consents and approvals required from the landlords and any superior landlords under the Leases ("Approvals") have been obtained and the lessee's covenants and the conditions contained in the Approvals have been duly performed and observed. Save for the Approvals, there are no collateral agreements, undertakings, waivers or concessions which are binding on either the landlords or any Group Company in relation to the Leases.

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6.15	There are no notices, negotiations or proceedings pending concerning rent reviews in relation to any of the Properties.

6.16	There is no unfulfilled obligation to reinstate any of the Properties by removing or dismantling any alteration made to it by any Group Company or any predecessor in title to any Group Company.

6.17	Except to the extent provided for in the Accounts, no Group Company has incurred, or so far as the Vendors are aware, is likely to incur any material liability for dilapidations.

6.18	No notices have been served or received under section 25, 26 or 27 of the Landlord and Tenant Act 1954 in relation to any Lease.

6.19
So far as the Vendors are aware (having made no enquiry), there is no major item of expenditure either already incurred by the landlord of any Properties or expected to be incurred by any such landlord within the next 12 months which is recoverable in whole or in part from any Group Company.

7.	General matters

7.8	No Group Company has any continuing liability in respect of any property (other than the Property) either as:

7.8.1	an original contracting party or by virtue of any direct covenant having been given on a sale or assignment to any Group Company; or

7.8.2	a guarantor of the obligations of any other person (other than another Group Company).

7.9
All replies given by or on behalf of the Vendors to enquiries before contract raised by or on behalf of the Purchaser relating to the Properties and Disclosed are complete and accurate and not misleading.

Part 8:    Environmental, health and safety

1.	Environmental Consents

1.15
Each Group Company has all Environmental Consents required for the Activities. Copies of all subsisting Environmental Consents and of any outstanding or pending applications by any Group Company for any Environmental Consents are Disclosed.

1.16
All Environmental Consents held by each Group Company are in full force and effect. No Group Company is or has been in material breach of any terms and conditions of any such Environmental Consent. So far as the Vendors are aware, there are no circumstances which are likely to:

1.16.1	result in any such Environmental Consent being suspended, terminated, varied, revoked or not renewed (in whole or in part);

1.16.2	require material expenditure to comply with the terms of any such Environmental Consent; or

1.16.3	prejudice the renewal, extension or grant of any Environmental Consent required for the Activities.

2.	Compliance with Environmental Laws

2.42	Each Group Company and its officers, agents and employees have complied in all material respects with, and have not caused any liabilities to arise under, Environmental Laws.

2.43	So far as the Vendors are aware, there are no circumstances in relation to the Activities or the condition of the Property which are likely to give rise to:

2.43.5	the need for capital expenditure within the next five years; or

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2.43.6	fines, penalties, losses, damages, costs, expenses or liabilities

2.43.7	as a result of or under Environmental Laws.

3.	Actions

3.15
There are no, and in the last three years have not been, any actual, pending or threatened Disputes against or involving any Group Company arising from or relating to Environmental Laws and, so far as the Vendors are aware, there are no circumstances which are likely to give rise to any such Disputes.

3.16	No Group Company has in the last three years:

3.16.1	received any fixed or variable monetary penalty;

3.16.2	received any enforcement, prohibition, improvement, remediation, compliance, restoration or stop notice or other notice of equivalent nature from any Authority; or

3.16.3	entered into any enforcement undertaking,
which relates to Environmental Laws.

3.17	No Group Company is subject to any Judgment which relates to Environmental Laws.

3.18
In the last three years, there have been no material complaints, investigations, inquiries, requests for information or other formal or informal indications of any possible Disputes or the need for any investigation, remediation or other works in respect of the Property or the Environment from any person (including any Authority) that involve any Group Company.

4.	CRC Energy Efficiency Scheme
The Company has undertaken an assessment as to whether any Group Company is required to register or has any other obligations in respect of the CRC Energy Efficiency Scheme under The CRC Energy Efficiency Scheme Order 2010. All information relevant to that assessment is Disclosed. No Group Company is required to so register, nor does it have any other such obligations.

5.	Reports
Copies of all environmental, health and safety and asbestos reports, surveys, assessments and investigations in respect of the Property or the Activities in the possession or under the control of the Vendors or any Group Company are Disclosed. All material steps to comply with the recommendations contained in them have been completed.

6.	Other liabilities

6.20
So far as the Vendors are aware, the condition of any properties formerly in the ownership, occupation or use of any Group Company is not such that costs for any investigation, remediation or other works which could be required under Environmental Laws and which will be recovered from any Group Company.

6.21
No Group Company has given any covenant, warranty, undertaking, representation, indemnity or similar provision entailing liability (actual or potential) because of any adverse condition relating to the Environment or any breach of Environmental Laws.

6.22	So far as the Vendors are aware, there are no environmental taxes or fees in respect of the Activities for which any Group Company is liable.
SCHEDULE 5:    TAX
Part 1:    Definitions and interpretation

1.	In this schedule 5 the following words and expressions shall (except where the context otherwise

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requires) have the following meanings:
"Accounts Relief" means any of:

(a)	a Relief which has been treated as an asset (other than a deferred tax asset, unless expressly taken into account in the Completion Net Current Assets) in the Completion Balance Sheet; or

(b)
a Relief which has been taken into account in computing a provision for deferred tax which appears in the Completion Balance Sheet or has resulted in no provision for deferred tax being made in the Completion Balance Sheet;

"Actual Tax Liability" means any liability of any Group Company to make a payment or increased payment of or in respect of Tax;
"CAA 2001" means the Capital Allowances Act 2001;
"Claim for Tax" means any claim, notice, demand, assessment, letter or other document issued or any action taken by or on behalf of any Tax Authority whether before or after the date of this agreement from which it appears that any Group Company has or is likely to have a Tax Liability;
"CTA 2009" means the Corporation Tax Act 2009;
"Effective Tax Liability" means:

(c)	the non-availability in whole or in part of any Accounts Relief;

(a)
the utilisation or set-off of any Post Completion Relief or any Accounts Relief against any Tax or against income, profit or gains in circumstances where but for such utilisation or set-off an Actual Tax Liability would have arisen in respect of which the Vendors would have been liable to the Purchaser under paragraph 1 of part 3 of this schedule 5;

"Event" includes any act, omission, event or transaction and, without limitation, the receipt or accrual of any income, profit or gain, the declaration, making or payment of any distribution, membership of or ceasing to be a member of any group or partnership or any other association, death, any residence or change in the residence of any person for Tax purposes, the expiry of any period of time and Completion;
"FA" followed by a year means the Finance Act of that year or, where there was more than one, "FA" followed by a number in brackets and a year shall be construed accordingly;
"Group Relief" means any of the following:

(a)	any amount eligible for surrender by way of group relief under part 5 of the CTA 2010;

(b)	any eligible unrelieved foreign tax which may be surrendered in accordance with The Double Taxation Relief (Surrender of Relievable Tax Within a Group) Regulations 2001 (SI 2001/1163); or

(c)	any refund of Tax eligible to be surrendered or claimed under section 963 of the CTA 2010;

(d)	any other amounts or Reliefs of a similar nature to (a), (b) and (c) which are capable of being surrendered between persons for Tax purposes in jurisdictions outside the UK;
"IHTA" means the Inheritance Tax Act 1984;
"ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;
"Loan Relationship" has the meaning given by section 302 of the CTA 2009;
"NL Subsidiary Options" means the share options in the NL Subsidiary exercised by the NL

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Vendor on the Completion Date;
"non-availability" means loss, reduction, modification, cancellation, non-availability or non-availability ab initio;
"Option Relief" means any corporation tax deduction (whether of the UK or elsewhere) arising to a Group Company under Chapter 3 of Part 12 CTA 2009 (or any equivalent provisions in the Netherlands) in respect of the exercise of any of the Options or any of the NL Subsidiary Options and, if relevant, the amount by which any loss for corporation tax (or its equivalent in the Netherlands) purposes of a Group Company is created or increased by the use of such deduction;
"Options" means those options exercised by the Options Vendors by virtue of which they acquired those Shares shown against their names in part 2 of schedule 2 of this agreement;
"Post Completion Relief" means a Relief to the extent that it arises either:

(a)	after Completion; or

(b)	at any time to any person other than a Group Company;
excluding, for the avoidance of any doubt, any Option Relief;
"Relief" includes any loss, relief, allowance, credit, deduction, exemption, set-off or right to repayment of Tax including, without limitation, any deduction in computing income, profits or gains for the purposes of any Tax;
"Tax" or "Taxation" means any form of taxation, duty, impost, contribution, levy or tariff of any nature whatsoever, whether of the United Kingdom or elsewhere, and includes without limitation, any withholding amount subject to PAYE or other amount of or in respect of any of the foregoing payable by virtue of any Tax Statute and any penalty, charge, surcharge, fine or interest payable in connection with any such taxation, duty, impost, contribution, levy or tariff;
"Tax Authority" means HM Revenue and Customs or any authority or body, whether of the United Kingdom or elsewhere and whether national or otherwise, having the power or authority or other function in relation to Tax;
"Tax Covenant" means any covenant set out in part 3 of this schedule 5;
"Tax Liability" means any Actual Tax Liability or Effective Tax Liability of any Group Company;
"Tax Statute" means any primary or secondary statute, instrument, enactment, order, law, by-law or regulation making any provision for or in relation to Tax;
"TCGA" means the Taxation of Chargeable Gains Act 1992;
"VATA" means the Value Added Tax Act 1994.

2.	The value of an Effective Tax Liability shall be as follows:

2.1	where the Effective Tax Liability involves the non-availability of any Accounts Relief:

2.1.1	if the Accounts Relief was not or is not a right to repayment of Tax, the amount of Tax which could have been saved but for the non-availability of the Accounts Relief; or

2.1.2	if the Accounts Relief was or is a right to repayment of Tax, the amount of the repayment which is not available;

2.2
where the Effective Tax Liability involves the utilisation or set-off of a Post Completion Relief or an Accounts Relief, the value of the Effective Tax Liability shall be the amount of Tax saved by such utilisation or set-off.

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3.	The rule known as the ejusdem generis rule shall not apply and accordingly:

3.1
general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

3.2	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

4.
Any reference to an Event or the consequences of an Event occurring on or before Completion shall include the combined effect of any two or more Events all of which shall have taken place or be deemed (for the purposes of Tax) to have taken place on or before Completion).

5.
Any reference to a Tax Liability in respect of income, profits or gains earned, accrued or received shall include a Tax Liability in respect of income, profits or gains deemed to have been or treated or regarded as earned, accrued or received (for any Taxation purpose) and any reference to a Tax Liability on the happening of any Event shall include a Tax Liability where such Event (for the purposes of the Tax Statute in question) is deemed to have occurred or is treated or regarded as having occurred.

6.
Any reference to any indemnity, payment obligation or covenant to pay ("Payment Obligation") being given on an "After‑Tax Basis" or expressed to be calculated or paid on an "After‑Tax Basis" means that, to the extent that the amount payable pursuant to such Payment Obligation ("Payment") (other than a payment of interest) is subject to a deduction or withholding required by law in respect of Tax or is chargeable to any Tax in the hands of the recipient, such amount shall be increased so as to ensure that, after taking into account the amount of Tax required to be deducted or withheld from, and the Tax chargeable on, such amount (including on the increased amount), the recipient of the Payment is in the same position as it would have been in if no such Tax, deduction or withholding had been payable (provided that no additional payment shall be required where the payment is not made to the Purchaser unless and to the extent that, if the payment in question had been made to the Purchaser, it would have been subject to such deduction, withholding or Tax).

Part 2:    Tax Warranties
Tax returns and compliance

1.
Each Group Company has at all times submitted to all relevant Tax Authorities by the requisite dates every computation, return and all information required to be submitted for the purpose of Tax and each such computation, return and information was and remains true, complete and accurate and, so far as the Vendors are aware, is not likely to be the subject of any dispute with any Tax Authority.

2.
Each Group Company has paid all Tax that it has been liable to pay and there is no Tax Liability in respect of which the date for payment has been postponed by agreement with the relevant Tax Authority or by virtue of any right under any Tax Statute or the practice of any Tax Authority.

3.
Each Group Company has properly made all deductions, withholdings and retentions required by law to be made in respect of any actual or deemed payment made or benefit provided on or before Completion and has accounted for all such deductions, withholdings and retentions to each relevant Tax Authority and complied with its obligations under Tax Statutes in connection with the same.

4.
No Group Company nor any director or officer of any Group Company (in his capacity as such) has or will at Completion have any liability for any interest, fine, penalty or surcharge in connection with Tax.

5.
Every claim, election and disclaimer which has been taken into account for the purposes of the Accounts has been duly submitted by the relevant Group Company within the requisite periods and either has been accepted as valid or its validity has not been and, so far as the Vendors are aware, is not likely to be questioned or challenged by the relevant Tax Authority.

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6.	Each Group Company has maintained and has in its possession and under its control all records and documentation that it is required by any Tax Statute to maintain and preserve.

7.	The Disclosure Letter contains details of every subsisting formal or informal arrangement or agreement entered into by each Group Company with any Tax Authority with regard to any of its Tax affairs.

8.
No Group Company has been subject to any audit, investigation, discovery or access order by any Tax Authority and so far as the Vendors are aware, no audit, investigation, discovery or access order by any Tax Authority is likely to take place.

9.
The Disclosure Letter contains details of all applications made by any Group Company (or on its behalf) for any statutory consent or clearance relating to Tax. All particulars furnished to any Tax Authority in connection with any such applications were full and accurate and any transaction for which such consent or clearance was obtained has been carried into effect in accordance with the terms of the relevant consent or clearance.

General provisions for tax

10.
To the extent required by generally accepted accounting principles, provision or reserve was made in the Accounts in respect of all Taxation for which any Group Company at the Accounts Date was liable.

Non-arms length transactions

11.
Each Group Company is not and has not been a party to any transaction or arrangement under which it has been or is or may be required to pay for any asset or any services or facilities of any kind an amount which is in excess of the market value of such asset, services or facilities; or under which it has been or is or may be required to provide any asset or any services or facilities for a consideration which is less than the market value of such goods, services or facilities.

12.
Each Group Company has retained documents and other evidence demonstrating that the terms of or the provisions made by means of or imposed by all transactions, agreements and arrangements to which the relevant Group Company is or has been a party are such as would have been made between independent enterprises and the nature, form and content of such documents and other evidence complies with all relevant legislative provisions and Tax Authority guidelines.

Base values

13.
If each of the capital assets of each Group Company were disposed of, otherwise than to an associate of a Vendor, for a consideration equal to the value attributed to such asset in the Accounts or, in the case of an asset acquired since the Accounts Date, for a consideration equal to the consideration actually given upon its acquisition, no liability to corporation tax would arise (disregarding any statutory right to claim an allowance or relief).

14.
The value used for each asset or class of assets in respect of which a separate computation for capital allowances is required is such that, on a disposal of that asset or all of the assets in that class for a consideration equal to the value attributed to that asset or class of assets in the Accounts, no balancing charge would arise (disregarding any statutory right to claim an allowance or relief).

Chargeable gains

15.	No Group Company has joined in making, and has not incurred an obligation to join in making, any election under section 171A or section 179A TCGA.

16.	No Group Company has made any claim under sections 152 or 153 TCGA to which section 154 TCGA applies in relation to any assets owned by any Group Company on or after the Accounts Date.

17.	No Group Company has received any asset by way of gift.

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18.
No Group Company has been a party to or involved in any share for share exchange nor any scheme of reconstruction or amalgamation such as are mentioned in sections 135, 136 or 139 TCGA under which shares or debentures have been issued or any transfer of assets effected.

Capital allowances

19.	No Group Company has entered into any agreement or lease pursuant to which an election under sections 177, 183 or 199 CAA 2001 has been or may be made.

20.	Each Group Company is not and has not been a party to any transaction to which the provisions of chapter 17 of part 2 CAA 2001 apply.

21.	No Group Company has made any election under section 83 CAA 2001 nor is it taken to have made such an election under section 89(4) CAA 2001.
Distributions

22.	No Group Company has issued or agreed to issue securities in respect of which the payment of interest falls to be treated as a distribution under either sections 1000(1)E or F of the CTA 2010.

23.
No Group Company has been concerned in any exempt distribution as defined by section 1075(2) of the CTA 2010 nor has it received a chargeable payment connected with an exempt distribution for the purposes of section 1086 of that Act.

Intangible fixed assets

24.	No Group Company has made an election under section 730 CTA 2009 in respect of any intangible fixed asset.

25.	No intangible fixed asset of any Group Company was created or acquired by any Group Company before 1 April 2002.
Loan relationships

26.
All interest, discounts and premiums payable by any Group Company in respect of its Loan Relationships are eligible to be brought into account by the relevant Group Company as debits for the purposes of part 5 CTA 2009 at the time and to the extent that such debits are recognised in the statutory accounts of the relevant Group Company.

27.
Each Group Company has used an amortised cost basis of accounting which is an authorised accounting method for the purposes of part 5 CTA 2009 with regard to all Loan Relationships to which it is or has been a party.

28.	No Group Company is nor has been a party to a Loan Relationship which has or had an unallowable purpose (within the meaning of section 442 CTA 2009) or is one to which section 445 CTA 2009 applies.

29.	No credit would need to be brought into account pursuant to part 5 or part 6 CTA 2009 as a result of any debt being settled in full or in part at Completion.
Group matters

30.
No Group Company has been a member of a group for any Tax purposes (other than one consisting solely of other Group Companies), been owned by or been a member of a consortium, or been an associated company (other than of another Group Company).

31.	No Group Company has:

31.1
acquired any asset, loan relationship or derivative contract from any other company which at any relevant time was a member of the same group of companies as the Group Company or was an associated company;

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31.2
made any intra‑group transfers of assets in circumstances such that any Group Company could be regarded as realising a chargeable gain on the appropriation of the asset to or from trading stock under section 173 of the TCGA;

31.3	incurred any liability under section 176 or section 190 of the TCGA;

31.4	entered into or become subject to any arrangement for the group payment of Tax; or

31.5	been a party to or agreed to make an election under section 179A of the TCGA to reallocate any gain or loss arising under section 179 of the TCGA within a group.

32.
In respect of every surrender or claim for Group Relief or consortium relief made or received or agreed to be made or received by any Group Company in the six years ending on Completion, no payment remains due or outstanding.

33.
No Tax Liability will arise for any Group Company as a result of or by reference to the disposal of any interest in any of the 4th Screen Holding by the Company on, before or around Completion (or the agreement to dispose of any of the same).

Close companies

34.
Each Group Company is and has at all times been a close company within the meaning of section 439 of the CTA 2010, but is not and has not at any time been a close investment-holding company as defined by section 34 of that Act.

35.	No Group Company has incurred any expense which is or was required to be treated as a distribution by virtue of section 1064 of the CTA 2010.

36.
The Disclosure Letter provides details of all loans or advances made or agreed to be made by any Group Company within section 455 of the CTA 2010 and no Group Company has released or written off the whole or any part of the debt in respect of any such loan or advance.

VAT

37.	Each Group Company:

37.1	is duly registered for the purposes of the VATA (or, in the case of Group Companies incorporated outside of the UK, for the purposes of the relevant sales tax in the country of incorporation); and

37.2
has complied with all statutory provisions, rules, regulations, orders, directions and public guidance in respect of VAT (or other relevant sales tax), has promptly submitted accurate returns and each Group Company maintains records which are materially complete and accurate, for the purposes of the VATA (or the legislation governing the relevant sales tax in jurisdictions outside of the UK).

38.	No Group Company has been required to give security under paragraph 4 of schedule 11 VATA.

39.
No Group Company is, nor has been, a member of any group of companies for the purpose of section 43 VATA and no act or transaction has been effected in consequence of which any Group Company is or is likely to be held liable for any VAT (or other sales tax) arising from supplies made by another company and no direction has been given nor will be given under Schedule 9A VATA as a result of which any Group Company would be treated as a member of a group for the purposes of the VATA.

40.	No Group Company owns any asset which is a capital item, the input tax on which may be subject to adjustment in accordance with Part XV Value Added Tax Regulations 1995.

41.
No Group Company, nor any company of which the relevant Group Company is a relevant associate (as defined by paragraph 3 of schedule 10 VATA) has exercised an option to tax any land except as disclosed in the Disclosure Letter.

Stamp duty and stamp duty land tax

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42.
All documents required by any Group Company to prove or register title to an asset in which any Group Company is interested have been duly stamped and no such document which is outside the UK would attract stamp duty if it were to be brought into the UK.

43.
The Disclosure Letter contains details of all chargeable interests (as defined by section 48 FA 2003) acquired or held by any Group Company in respect of which any Group Company may be required to file a land transaction return or pay stamp duty land tax on or after Completion and gives details of the circumstances in which such requirement might arise.

44.
The Disclosure Letter contains details of all land transactions entered into by each Group Company as purchaser before Completion that may, so far as the Vendors are aware, become notifiable transactions (as defined by section 77 FA 2003) by virtue of any transaction occurring on or after Completion.

45.	No Group Company has made any claim for relief from stamp duty land tax or stamp duty.
Inheritance tax

46.	No Group Company has made:

46.1	any transfers of value within sections 94 or 202 IHTA;

46.2	received a transfer of value in circumstances such that a liability to inheritance tax might arise under section 199 IHTA; or

46.3	been party to any associated operation (as defined by section 268 of IHTA) in relation to any transfer of value.

47.	There is no unsatisfied liability to inheritance tax attached to or attributable to the shares in or any asset of any Group Company.

48.	Neither the shares in nor any asset owned by any Group Company are subject to or liable to become subject to any sale, mortgage or charge by virtue of sections 212, 237 or 238 of the IHTA.
Overseas elements

49.
Each Group Company is and has always been resident for Tax purposes only in the jurisdiction in which it is incorporated and does not have and has never had a permanent establishment in any other jurisdiction.

50.	No Group Company is liable to account or be registered for Tax in any jurisdiction other than the one in which it is incorporated.

51.	No Group Company is liable to corporation tax by virtue of section 13 TCGA in respect of chargeable gains accruing to any non‑UK resident company.
Miscellaneous

52.
Other than the Vendors (or any one of them), no person has at any time held any security (as defined in section 420 ITEPA), or any interest in such security, where the right or opportunity to acquire the security or interest in a security was made available by reason of the employment of that person or any other person with any Group Company.

53.	There are no subsisting options (or similar rights) in respect of shares in any Group Company.

54.	No Group Company has been party to or concerned with any scheme or arrangement of which the main purpose or one of the main purposes was the avoidance of or a reduction in liability to Tax.
Part 3:    Tax Covenant

1.	Covenant

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1.1	The Vendors severally covenant to pay to the Purchaser an amount, whether or not that amount is a liability of or recoverable from another person, equal to:

1.1.1
any Actual Tax Liability (whether or not discharged prior to, on or after Completion) which arises directly, indirectly, before or after or on Completion by reference to an Event occurring or income, profits or gains earned, accrued or received on or before Completion;

1.1.2	any Effective Tax Liability (quantified in accordance with paragraph 2 of part 1);

1.1.3
any Tax Liability arising by reference to the non-payment of Tax by any of the Vendors or any person (other than a Group Company) which is or has been connected with any of the Vendors (at any time) or any Group Company (on or before Completion);

1.1.4
any stamp duty (together with any interest and penalties) (such sum being recoverable from the Vendors as a liquidated sum payable as a debt) in respect of which there is a breach of any of the Tax Warranties relating to stamp duty;

1.1.5
such amount as any Group Company is liable to pay or repay (other than to another Group Company) in respect of any surrender of Group Relief or any arrangement for the group payment of Tax entered into prior to Completion;

1.1.6	any liability for inheritance tax which:

1.1.6.1	has, at Completion, given rise to a charge on any of the shares or assets of any Group Company or given rise to a power to sell, mortgage or charge any of the shares or assets of any Group Company;

1.1.6.2
after Completion, gives rise to a charge on any of the shares or assets of any Group Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of any Group Company and which arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whenever occurring);

provided that any right to pay inheritance tax by instalments shall be disregarded and the provisions of section 213 of IHTA shall not apply to any payment falling to be made under this schedule;

1.1.7	any Tax Liability arising as a result of or by reference to:

1.1.7.1
the exercise of any option (including, without limitation, any Option) granted on or before Completion in respect of any shares in any Group Company and/or the issue of any shares pursuant thereto but excluding any Tax Liability to the extent that an amount in respect of such Tax Liability has been withheld from the Consideration in accordance with clause 3.3;

1.1.7.2	any delay in paying or failure to pay the relevant Group Company an amount in respect of any Tax Liability referred to in paragraph 1.1.7.1 in the time period required by section 222 ITEPA;

1.1.8	any liability of any Group Company or the Purchaser to account for income tax or national insurance contributions (or their foreign equivalents) which arise as a result of or by reference to:

1.1.8.1	the payment of all or any part of the Consideration;

1.1.8.2	the issue of or subsequent disposal of any Consideration Shares and/or Loan Notes; and/or

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1.1.8.3
any delay in paying or failure to pay (on the part of any Vendor) to the Purchaser or relevant Group Company any amount in respect of any Tax Liability or liability to Tax referred to in paragraph 1.1.8.1 or 1.1.8.2 above in the time period required by section 222 ITEPA;

together with any associated interest and penalties;

1.1.9	any Tax Liability arising as a result of or by reference to:

1.1.9.1
the exercise (or waiver) of any options in respect of shares in the NL Subsidiary which were granted on or before Completion (or the issue of any shares pursuant to any such exercise) and/or the transfer or sale of any shares in the NL Subsidiary to the Company on or before Completion and/or the issue or transfer of any shares in the Company to the NL Vendor on or before Completion;

1.1.9.2
the sale, disposal or transfer of any shares in 4th Screen by the Company (including any Tax Liability arising as a result of or by reference to 4th Screen ceasing to be a member of the same group as (or otherwise connected with) any Group Company); and/or

1.1.9.3	the issue or transfer of any shares in 4th Screen Newco before, on or around Completion;

1.1.10
the reasonable costs and expenses properly incurred by the Purchaser and/or any Group Company in connection with a successful claim under this schedule or any Tax Liability which is the subject of such a claim.

2.	Deductions from payments

2.1	All sums payable by the Vendors in respect of any Tax Claim shall be paid on an After-Tax Basis.
Part 4:    Limitations and Procedure

1.	Limitations
The Vendors shall not be liable under any Tax Warranty or any claim under the Tax Covenant in respect of any Tax Liability or other liability to the extent that:

1.1	provision or reserve in respect of such liability has been made in or reflected in the Completion Balance Sheet;

1.2	payment or discharge of such liability has been taken into account in the Completion Balance Sheet;

1.3
the provision for Tax made in the Completion Balance Sheet in relation to such liability is only insufficient by reason of any increase in the rates of Tax after the Completion Date with retrospective effect;

1.4
the income in respect of which the liability arises was actually earned, accrued or received by a Group Company prior to Completion but was not (but should have been) reflected in the Completion Balance Sheet provided that this paragraph 1.4 shall only apply to the extent (a) such income exceeds the amount of the liability and (b) the relevant income is actually received by the Group Company after Completion;

1.5
such liability arises or is increased as a result of any change in legislation (primary or delegated) or the published practice of a Tax Authority occurring after the Completion Date (but not announced before that date);

1.6	such liability arises or is increased as a direct result of any voluntary act, transaction or omission of

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a Group Company or the Purchaser after Completion (other than the sale, transfer or disposal of any shares in 4th Screen (or any agreement to do any of the same)) which the Purchaser or, as appropriate, the relevant Group Company knew or ought reasonably to have known would give rise to or increase the liability in question, otherwise than any voluntary act, transaction or omission:

1.6.1	in the ordinary course of business of the relevant Group Company as carried on at Completion; or

1.6.2	pursuant to a legally binding obligation incurred on or before Completion; or

1.6.3	pursuant to any law or generally accepted accounting practice in force on or before Completion; or

1.6.4	carried out at the request of any of the Vendors;

1.7
the liability arises or is increased as a result of any voluntary change in the accounting reference date of a Group Company made after Completion or a voluntary change in the accounting policy or practice of a Group Company made after Completion (save that this paragraph 1.7 shall not apply where such change is required to conform such policy or practice with generally accepted policies or practices applicable to the relevant Group Company as at (or before) Completion) or as a result of a change in generally accepted accounting practice made after Completion (and not announced before Completion) with retrospective effect;

1.8
it is a Tax Liability comprising interest and penalties arising in connection with any failure to make or insufficiency of an instalment payment under the Corporation Tax (Instalment Payments) Regulations 1998 by a Group Company in relation to its accounting period current at Completion, where that failure or insufficiency arises only as a consequence of the profits, gains or income earned, accrued or received by the Company after Completion proving greater in amount than the profits, gains or income expected at the date of payment of the relevant instalment to be earned, accrued or received by the Company after Completion;

1.9	the liability arises or is increased by the Purchaser’s failure to give notice of the relevant Claim for Tax to the Vendors' Representative in accordance with paragraph 5 below;

1.10
it is a liability which would not have arisen but for the failure or omission after Completion on the part of a Group Company or the Purchaser or any member of the Purchaser Group to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing under the provisions of any enactment relating to Tax, the making, giving or doing of which was properly taken into account in computing the provision for Tax in the Completion Balance Sheet and the material details of which were notified in writing to the Purchaser by the Vendors no later than 20 Business Days before the last date on which they may validly be made, given or done provided that this paragraph 1.10 shall not apply to the extent that the failure or omission is at the request or direction of the Vendors;

1.11	a Relief (other than an Accounts Relief or a Post Completion Relief) is available at no cost to the Group Company to offset or reduce such liability and is so used; or

1.12	an amount in respect of such liability is withheld from the Consideration in accordance with the provisions of clause 3.3.

2.
The Vendors shall not be liable in respect of any breach of the Tax Warranties if and to the extent that the loss incurred is or has been included in any claim under the Tax Covenant which has been satisfied in full in cleared funds, nor shall the Vendors be liable in respect of a claim under the Tax Covenant if and to the extent that the amount claimed is or has been included in a claim for breach of the Tax Warranties which has been satisfied in full in cleared funds.

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3.	Duration and extent
The Vendors shall not be liable in respect of any Tax Claim unless details of the Tax Claim have been notified in writing to the Vendors' Representative within seven years of Completion provided that paragraph 1 of this part 4 and this paragraph 3 shall not apply to any Tax Claim which has arisen as a result of fraud or neglect on the part of any of the Vendors (at any time) or any Group Company (prior to Completion).

4.	Monetary limits
The monetary limits set out in paragraph 1 of schedule 6 shall, for the avoidance of doubt, apply to Tax Claims (to the extent they are expressed to provide to Tax Claims in schedule 6).

5.	Conduct of claims

5.1
If the Purchaser or any Group Company becomes aware (after Completion) of any Claim for Tax which gives or is likely to give rise to a Tax Claim, the Purchaser shall or shall procure that the relevant Group Company shall give notice of the Claim for Tax to the Vendors' Representative but such notice shall not be a condition precedent to the liability of the Vendors under this schedule 5.

5.2
If the Vendors' Representative so requests in writing, the Purchaser shall or shall procure that the relevant Group Company shall supply the Vendors' Representative with such available and relevant details, documentation, correspondence and information relating to the relevant Claim for Tax and shall (subject to paragraph 5.3) take such action as the Vendors' Representative may reasonably request in writing to negotiate, avoid, dispute, resist, compromise, defend or appeal against the Claim for Tax and any adjudication in respect of the Claim for Tax provided that:

5.2.1	the Vendors' Representative shall not be entitled to require any Group Company to delegate the conduct of such action to any person; and

5.2.2
the Vendors shall first indemnify each relevant Group Company and the Purchaser to the reasonable satisfaction of the Purchaser against any costs, expenses and liabilities (including any additional Tax) which may be incurred as a consequence of any action taken in accordance with this paragraph 5.

5.3
If the Vendors' Representative does not request the Purchaser or any Group Company to take action pursuant to paragraph 5.2, or the Vendors fail to indemnify the Purchaser or the relevant Group Company concerned as provided in that paragraph, within 21 days of the said notice to the Vendors' Representative, the Purchaser or any Group Company shall be free to pay or settle the Claim for Tax on such terms as they may in their absolute discretion think fit.

5.4	The Purchaser shall not be obliged to take or procure the taking of the following action pursuant to paragraph 5.2:

5.4.1
contesting any Claim for Tax before any court, tribunal or other appellate body (excluding the First-tier Tribunal) unless, at the sole expense of the Vendors, the Vendors obtain the written opinion of Tax counsel of at least ten years' call after disclosure of all relevant information and documents and having regard to all the circumstances that it is more likely than not that the action will succeed;

5.4.2	any action whatsoever requested by any agent or representative of any Vendor including, without limitation, any receiver, administrator or trustee in bankruptcy.

5.5
If it is alleged by any Tax Authority in writing that any Vendor (at any time) or any Group Company (prior to Completion) has committed any act or omission constituting fraudulent or negligent conduct relating to Tax, paragraph 5.2 shall not apply and the Vendors' Representative shall cease to have any rights under that paragraph.

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6.	Date for payment

6.1
Where a Tax Claim involves the Purchaser or any Group Company being under a liability to make a payment to any Tax Authority, the Vendors shall pay to the Purchaser in cleared funds the amount claimed on or before the later of the fifth Business Day after demand is made for such payment and the fifth Business Day before the date on which the amount in question is payable to the relevant Tax Authority without any interest, penalty, fine or surcharge arising in respect of it.

6.2
Where a Tax Claim is made under the Tax Covenant in respect of the non-availability of a right to repayment of Tax, the Vendors shall pay to the Purchaser in cleared funds the amount in question on the later of the fifth Business Day after demand is made for such amount to be paid and the fifth Business Day after the date on which the Tax in question would have been repaid but for that non-availability.

6.3
Where a Tax Claim is made under the Tax Covenant in respect of the utilisation or set-off of a Relief, the Vendors shall pay to the Purchaser in cleared funds the amount in question on the later of the fifth Business Day after the date on which the Tax in question would have arisen but for such utilisation or set-off and the fifth Business Day after demand is made for such amount to be paid.

6.4
Where the Vendors are liable to make any payment under any Tax Claim, the date for the payment of which is not determined under paragraphs 6.1, 6.2 or 6.3 of part 4 of this schedule 5, the Vendors shall pay to the Purchaser the amount in question on the fifth Business Day after demand is made for such amount to be paid.

7.	Over provisions and corresponding benefit

7.1	If, before the seventh anniversary of the date of this agreement:

7.1.1
any provision for Tax (excluding deferred tax) in the Completion Balance Sheet which was taken into account in calculating the Completion Net Current Assets proves to be an over-provision (applying the accounting policies adopted for the purposes of the Completion Balance Sheet); or

7.1.2
a payment by the Vendors in respect of any Tax Liability under a Tax Claim results in a Group Company or the Purchaser receiving any Relief (other than an Accounts Relief or Option Relief) including by way of obtaining a repayment of Tax ("Corresponding Relief"), then an amount equal to such over-provision or the Tax saved by the Corresponding Relief at the date such Corresponding Relief is utilised ("Relevant Saving") shall be dealt with in accordance with paragraph 7.2 of this schedule 5 part 4, provided that no account shall be taken of any over-provision to the extent that it arises as a consequence of the utilisation of any Post Completion Relief, Option Relief or Accounts Relief or any action taken by any Group Company after Completion or any change in law after Completion.

7.2	The Relevant Saving:

7.2.1	shall first be set off against any payment then due from the Vendors under a Tax Claim;

7.2.2
to the extent there is an excess of the Relevant Saving after any application of it under paragraph 7.2.1 of part 4 of this schedule 5, a refund shall be made to the Vendors of any previous payment or payments made by the Vendors under a Tax Claim in respect of the matter or thing giving rise to the Relevant Saving and which has not previously been refunded under this paragraph 7.2.2 or otherwise up to the amount of such excess; and

7.2.3
to the extent that the excess referred to in paragraph 7.2.2 of part 4 of this schedule 5 is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from the Vendors under a Tax Claim.

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7.3
The Vendors' Representative may, at the expense of the Vendors, require the auditors for the time being of the relevant Group Company to certify the existence and quantum of any Relevant Saving and the date on which the Corresponding Relief is utilised and in the absence of manifest error their decision shall be final and binding.

8.	Third party claims

8.1
If any Group Company or the Purchaser or any member of the Purchaser Group is before the seventh anniversary of the date of this agreement entitled to recover from another person (excluding any other Group Company or any member of the Purchaser Group and also excluding (save in the case of the enforcement of any indemnity given by them in respect of their Options) any employee of any of the same) or a Tax Authority a sum in respect of any Tax Liability to which a Tax Claim relates, the Purchaser shall give notice of such fact to the Vendors' Representative and if the Vendors indemnify the Purchaser or as appropriate the relevant Group Company or member of the Purchaser Group (to the Purchaser's reasonable satisfaction) against the reasonable and properly incurred costs of the Purchaser or as appropriate the relevant Group Company or member of the Purchaser Group in connection with taking the following action, the Purchaser shall or shall procure that the relevant Group Company or member of the Purchaser Group shall take such action as is reasonably requested by the Vendors' Representative to enforce recovery against that person or Tax Authority.

8.2
In the event that any sum referred to in paragraph 8.1 of part 4 of this schedule 5 is recovered after taking any action at the request of the Vendors' Representative under that paragraph, the Purchaser shall as soon as reasonably practicable account to the Vendors for the lesser of:

8.2.1	the sum recovered by the Group Company or other member of the Purchaser Group net of any Tax on the sum and the costs and expenses of recovering the same; and

8.2.2	any amount paid by the Vendors in respect of the Tax Liability giving rise to the relevant Tax Claim, provided that if such recovery takes place before the Vendors have made a payment in respect of the relevant Tax Claim an amount equal to the sum recovered (net of any Tax on the sum and the costs and expenses of recovering the same) shall instead be set off against the Vendors’ liability for that Tax Claim.

9.	Options Consideration

9.1
The Purchaser hereby agrees to pay to the Vendors (pro rata to the number of Shares sold by them) an amount equal to any corporation tax (whether in the UK or the Netherlands) actually saved by a Group Company in its accounting period current at Completion (or any subsequent accounting periods) as a result of the utilisation of any Option Relief by that Group Company that has not been taken into account in computing and so reducing (or eliminating) any provision for Tax in the Completion Balance Sheet. Payments due under this paragraph 9.1 shall be made within 20 Business Days of the Final Date in respect of the relevant utilisation of the Option Relief.

9.2
For the purposes of paragraph 9.1, an Option Relief shall be deemed to be utilised as and when (and to the extent that) the relevant Group Company makes a reduced payment of corporation tax to the relevant Taxation Authority (including where a Group Company does not have a liability to make a payment of corporation tax at all) as a result of the utilisation of that Option Relief. The Purchaser shall procure that the relevant Group Company (or Group Companies, as the case may be) utilise (to the extent permitted by law) any available Option Relief as soon as is permitted by law and, wherever possible, in priority to any other available Relief and undertakes not to, and will procure that no Group Company will, facilitate or take steps with the main intention of preventing the utilisation of the Option Relief (including, but not limited to, the surrender of Group Relief to a Group Company to reduce taxable profits that the relevant Option Relief could otherwise have been

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utilised against) or deliberately reduce or eliminate the taxable profits of the relevant Group Company against which such Option Relief could otherwise have been utilised.

9.3
In the event that any payment has been made by the Purchaser under this paragraph 9 in respect of any utilisation of an Option Relief and it is determined that the amount of corporation tax saved by the Group Company by utilising that Option Relief is less than was assumed for the purposes of calculating the payment under paragraph 9.1, the Vendors shall refund to the Purchaser that part of the payment which is attributable to the corporation tax which was not saved. Any payment due under this paragraph 9.3 shall be made within 20 Business Days of written demand.

9.4	Any payments made under this paragraph 9 shall (to the extent permitted by law) be treated as increasing or reducing (as the case may be) the consideration for the Shares.

9.5
No payment shall be due under paragraph 9.1 to the extent that the corporation tax which is saved by the utilisation of the Option Relief is corporation tax for which the Vendors would have been liable under the Tax Covenant had it actually been payable by the Group Member (ignoring only any financial limits on liability).

9.6
Any amounts payable to the Vendors pursuant to this paragraph 9 shall be satisfied by the issue of Loan Notes, save for those persons expressly named in paragraph 4 of part 2 of schedule 10 to this agreement, whose entitlement to any such payment shall be satisfied by the payment of cash (rather than Loan Notes) by the Purchaser into the Nominated Account on behalf of those Vendors.

9.7
The Vendors’ Representative shall be entitled, at any time (but at the cost of the Vendors), to request that the auditors for the time being of the relevant Group Company verify and determine the amount of Option Relief utilised and the amount of any payment to be made to the Vendors in accordance with this paragraph 9, and whether any amount of Option Relief carried forward has been utilised in accordance with this paragraph 9. Any such determination made by the auditors shall (save in the absence of manifest error) be binding on the parties. The Vendors' Representative shall only be entitled to make one request pursuant to this paragraph 9.7 in respect of any single accounting period of a Group Company.

9.8	For the purposes of this paragraph 9:

9.8.1
"Final Date" shall mean the date of the expiry of the normal enquiry period in relation to the relevant corporation tax return in which the relevant Option Relief is reflected as utilised, unless a Tax Authority has opened a Relevant Enquiry which is subsisting at such date, in which case the Final Date shall mean ten Business Days after the date on which that Relevant Enquiry is finally closed;

9.8.2
"Relevant Enquiry" shall mean an enquiry (or similar) by a Tax Authority into the relevant corporation tax return of the relevant Group Company which relates or may relate to the availability and/or value of any Option Relief (or part thereof).

10.	Conduct of tax affairs

10.1
The Company and/or the Purchaser shall at their own cost prepare the corporation tax returns for the Group Companies in respect of all accounting periods of the Company commencing prior to Completion (the "Relevant Periods") to the extent the same have not been submitted prior to Completion. The Company and/or the Purchaser shall prepare any such corporation tax returns in draft and shall submit the said returns to the Vendors' Representative no less than 30 days before the date on which they are required to be submitted to the appropriate authorities. The Company and/or the Purchaser shall incorporate such amendments to the said returns as the Vendors' Representative, acting reasonably, may request (within 20 days of delivery of the relevant returns) before submitting such returns to the relevant authorities. The Vendors shall use their reasonable endeavours to provide such information as the Company and/or the Purchaser may reasonably request as may be required to enable the Company and/or the Purchaser to prepare the said returns.

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10.2
The Purchaser will not (and will procure that no Group Company will) submit any substantive correspondence to a Tax Authority or submit or agree any corporation tax return or computation for any such accounting period ended on or before Completion without giving the Vendors' Representative a reasonable opportunity to comment and taking account of the Vendors' Representative's reasonable comments or, where such actions will result in a liability of the Vendors to make a payment under this schedule, without first obtaining the written consent of the Vendors’ Representative (such consent not to be unreasonably withheld or delayed).

10.3
The Purchaser will procure that no Group Company amends or withdraws any corporation tax return or computation in respect of any accounting period ending on or before Completion or withdraws or amends any claim, election, surrender or consent relating to corporation tax made by it in respect of any accounting period ending on or before Completion without giving the Vendors' Representative a reasonable opportunity to comment and taking account of the Vendors' Representative's reasonable comments.

11.	Release
The Purchaser may release or compromise the liability under this schedule 5 of any Vendor or grant time or other indulgence to any Vendor without releasing or reducing the liability of the other Vendor.

12.	Miscellaneous
Any payment to the Purchaser or any Group Company under any Tax Claim shall be deemed (to the extent permitted by law) to be a reduction of the total consideration payable under this agreement for the Shares.

SCHEDULE 6:    VENDOR LIMITATIONS

1.	Monetary limits

1.17
Subject to clauses 6.2 and 6.3 the aggregate liability of the Vendors in respect of all claims under this agreement (excluding claims for a breach of the Fundamental Warranties) (including all legal, professional and other costs and expenses incurred by the Purchaser or any member of the Purchaser Group in connection with such breaches or claims) shall not exceed an amount equal to the Liability Amount and the maximum liability of each Vendor in respect of any individual claim shall be the Relevant Amount applicable to that Vendor.

1.18
The Vendors shall not be liable for any General Warranty Claim, Indemnity Claim or Tax Claim where the aggregate estimated liability of the Vendors claimed against is less than $35,000 and any such potential liability of less than $35,000 shall be disregarded in calculating the figure of $350,000 referred to in paragraph 1.3, provided that to the extent that the same set of facts, matters or circumstances are capable of giving rise to liability for breach(es) of the Warranties and/or Indemnity Claim and/or Tax Claim and the liability for such breach(es) exceeds $35,000 all such breach(es) shall be aggregated as one claim and shall be regarded in calculating the figure of $350,000 referred to in paragraph 1.3 of this schedule.

1.19
The Vendors shall not be liable for any General Warranty Claim, Indemnity Claim or Tax Claim unless and until the aggregate liability of the Vendors in respect of all Warranty Claims, Indemnity Claims or Tax Claims exceeds $350,000 (excluding interest and costs), in which case the Vendors shall (subject to paragraphs 1.1 and 1.2) be liable for both the initial $350,000 and the excess.

2.	Time limits

2.44	As soon as reasonably practicable after it becomes aware of the possible breach, the Purchaser shall give written notice to the Vendors regarding the claim giving all reasonably ascertainable

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particulars of the factual matters giving rise to the claim and include the Purchaser's best genuine pre‑estimate of the Vendors' liability in respect of such claim but the Purchaser's failure to comply with such requirements shall not prejudice the Purchaser's ability to make a claim under this agreement.

2.45
Subject to paragraphs 10.2 and 11 of this schedule, the Vendors shall not be liable for any General Warranty Claim or Indemnity Claim unless the Purchaser has given notice to the Vendors of such General Warranty Claim or Indemnity Claim (specifying such details of the matter or thing giving rise to such General Warranty Claim or Indemnity Claim as are then readily available) to the Purchaser before:

2.45.1	5.00 pm on the date falling eighteen months after the Completion Date (in the case of all General Warranty Claims (excluding Specific IP Claims)); and

2.45.2	5.00pm on the second anniversary of the Completion Date (in the case of Specific IP Claims only).

2.46
The liability of the Vendors for any claim notified under this paragraph 2 shall (if it has not been previously satisfied, settled or withdrawn), cease nine months after the date on which the claim was notified, unless court proceedings have been started in respect of it or it has been submitted to arbitration and the proceedings or submission to arbitration has not been withdrawn or terminated with court proceedings not having been commenced within three months following such withdrawal or termination.

2.47	The Vendors shall not be liable in respect of any General Warranty Claim or Indemnity Claim based on a liability which is contingent until it becomes an actual liability.

3.	Disclosure and Scope

3.19	The Vendors shall not be liable for:

3.19.1
any General Warranty Claim or Indemnity Claim in relation to a Fundamental Warranty to the extent that the matter or thing giving rise to such General Warranty Claim or Indemnity Claim has been Disclosed with an express reference in the Disclosure Letter to that particular Fundamental Warranty; and

3.19.2	any other Warranty Claim or Indemnity Claim to the extent that the matter or thing giving rise to such Warranty Claim or Indemnity Claim has been Disclosed.

3.20
Any of the Warranties and any part of the Tax Warranties that are given or provided by the Vendors in respect of the Subsidiaries shall in respect of the period before the date on which such companies were Group Companies be deemed to be qualified by the statement "so far as the Vendors are actually aware".

4.	Accounts

4.15
No claim against the Vendors under this agreement (excluding a Tax Claim) shall be made if the subject matter of the claim is the subject matter of a provision or an allowance in the Completion Balance Sheet, unless (and then only to the extent that) such provision or allowance is insufficient.

4.16	If and to the extent that:

4.16.1
the amount of any allowance, provision or reserve (other than in respect of Tax) made in the Completion Balance Sheet, the 2011 Accounts (as defined in schedule 10) or the 2012 Accounts (as defined in schedule 10) ("Relevant Accounts") or otherwise taken into account or reflected in them in respect of any matter (other than Tax) is found to be in excess of the amount which was in the event required;

4.16.2	any sum is received by the Purchaser which has previously been written off as

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irrecoverable in the Relevant Accounts; or

4.16.3	the assets are understated or the liabilities are overstated (other than any assets or liabilities in respect of Tax) in the Relevant Accounts, the amount of any such excess, receipt under value or over value shall be credited against and applied in relieving the Vendors from any liability they would otherwise have incurred in respect of any claims under the Warranties or, at the option of the Vendors, under the Tax Covenant.

4.17
The Vendors shall not be liable in respect of any General Warranty Claim or Indemnity Claim to the extent that the claim arises or is increased as a result of any changes after Completion in the accounting bases, policies, practice or methods applied in preparing any accounts or valuing any assets or liabilities of any Group Company from those used in preparing the Relevant Accounts.

5.	Third party claims

5.19	The Purchaser shall notify the Vendors of:

5.19.1	any claim by a third party against any Group Company which has given rise to, or in the Purchaser's opinion is likely to give rise to, a General Warranty Claim or Indemnity Claim; and/or

5.19.2
any right that any Group Company has to recover any sum from a third party in relation to any matter or thing that has given rise to, or is likely to give rise to, a General Warranty Claim or Indemnity Claim,

(each a "Third Party Claim") as soon as reasonably practicable after the Purchaser becomes aware of it, but such notification shall not be a condition precedent to the liability of the Vendors in respect of any General Warranty Claim or Indemnity Claim.

5.20	Subject to:

5.20.1	the requirements (if any) of the Group Companies' insurers; and

5.20.2	not waiving privilege of the Purchaser or any Group Company, the Purchaser shall procure that the Group Companies shall consult fairly with the Vendors in relation to any Third Party Claim, supply the Vendors with such information and copies of documents relating to any Third Party Claim that the Vendors reasonably require and deal with any Third Party Claim taking into account (having given due consideration) the reasonable representations and views of the Vendors (but without prejudice to the protection of the legitimate commercial interests of the Purchaser and the Group Companies).

6.	Receipts from third parties

6.23	If:

6.23.1	the Vendors have made a payment in respect of a General Warranty Claim or Indemnity Claim ("Claim Payment");

6.23.2
any Group Company subsequently recovers from some other person any sum in respect of any matter or thing giving rise to such General Warranty Claim or Indemnity Claim that was not taken into account in the determination or agreement of the Claim Payment ("Third Party Recovery"); and

6.23.3
the aggregate of the Claim Payment and the Third Party Recovery exceeds the loss suffered by the Purchaser for or in respect of the matter or thing giving rise to such General Warranty Claim or Indemnity Claim (such excess being the "Excess Recovery"),

6.23.4	then the Purchaser shall repay promptly to the Vendors an amount equal to the lesser

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of (a) the Claim Payment and (b) the Excess Recovery, less (in each case, but only to the extent not reflected in the Claim Payment or Third Party Recovery) any Tax on, and all costs and expenses reasonably incurred by the Purchaser and/or any Group Company in relation to, the relevant General Warranty Claim and/or Indemnity Claim and/or Third Party Recovery.

6.24
If any repayment is made to any Vendor pursuant to paragraph 6.1, an amount equal to such repayment shall be deemed never to have been paid by the relevant Vendor to the Purchaser for the purposes of calculating the liability of the relevant Vendor under paragraphs 1.1 and 1.3.

7.	No double recovery
The Vendors shall not be liable to pay damages or other compensation or reimbursement more than once in respect of the same loss in relation to any claim under this agreement or otherwise.

8.	Mitigation
The provisions of this schedule are without prejudice to the Purchaser's common law duty to mitigate its loss in relation to any General Warranty Claim or any Indemnity Claim.

9.	Changes in legislation
The Vendors' liability for any General Warranty Claim or any Indemnity Claim shall be reduced to the extent that:

9.23	it arises or is increased as a result of:

9.23.1	the introduction of any new legislation;

9.23.2	the changing of any existing legislation;

9.23.3	the changing or withdrawal of any statutory concession by HM Revenue & Customs or any other fiscal authority,

9.23.4	after the date of this agreement whether or not such introduction, change or withdrawal are effective retrospectively;

9.24
it arises or is increased as a result of any change in the basis or method of calculation of, or of any increase in the rate of Tax made or imposed by legislation after Completion with effect to any period ending before Completion.

10.	Insurance

10.21
If the Vendors wish to take out insurance against their liability under this agreement, the Purchaser shall promptly provide such information as the prospective insurer may require in order to effect such insurance.

10.22
Before making a claim under this agreement (other than a claim under the Tax Covenant) in respect of any loss which is insured, the Purchaser shall notify the Vendors pursuant to paragraph 2.2 of this schedule 6 of a claim under the insurance. If the insurers deny liability or do not accept full liability within 90 days of such claim, the Purchaser may make the claim against the Vendors and the relevant time limits referred to in paragraph 2.2 of this schedule shall each be extended by 90 days (as appropriate) in relation to such breach. During any period where the Purchaser is in discussion with the relevant insurers, the provisions of paragraph 2.3 of this schedule 6 shall not apply. To the extent that the insurer has failed to settle such claim in full on any Relevant Payment Date (as defined in paragraph 12.1 of this schedule below) then the provisions of paragraph 12 of this schedule below shall apply. For the avoidance of doubt, the provisions of paragraph 6 shall apply to any subsequent payment by the insurers

11.	Remediable breaches

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A breach of this agreement which is remediable in the Purchaser's opinion (acting in good faith having heard the opinions of the relevant Vendors' Representative) shall not entitle the Purchaser to make a claim under this agreement, General Warranty Claim or any Indemnity Claim, unless it is not remedied by the Vendors without cost to or obligation upon the Purchaser within 60 days after the date of receipt of the notice (as referred to in paragraph 2.1 of this schedule) and the relevant time limits referred to in paragraphs 2.2 and 2.3 of this schedule shall each be accordingly extended by 60 days (as appropriate) in relation to such breach.

12.	Set‑off of Claims

12.3
Subject always to the Liability Amount of the relevant Vendor and to paragraphs 12.2 and 12.4 below, in the event that prior to the Initial DC Payment Date or the Final DC Payment Date or the Contingent Earn Out Consideration Payment Date (each a "Relevant Payment Date") the Purchaser shall have become entitled to assert against the Vendors any claim under this agreement ("Relevant Claim") the following provisions shall apply:

12.3.1	if the Relevant Claim has been settled by the Relevant Payment Date:

12.3.1.1
and the value of the sum due to the Purchaser from the Vendors in respect of the Relevant Claim ("Outstanding Sum") is equal to or less than the payment due to the Vendors on the Relevant Payment Date the Purchaser shall (subject to the Liability Amount of the relevant Vendor) set‑off a sum equal to the Outstanding Sum against the Consideration otherwise payable on the Relevant Payment Date and shall treat its obligation to discharge the Consideration otherwise payable on the Relevant Payment Date as being reduced by a sum equal to the Outstanding Sum; and

12.3.1.2
if the value of the Outstanding Sum is greater than the Consideration otherwise due to the Vendors on the Relevant Payment Date, the Purchaser's liability to pay that part of Consideration shall be reduced to $Nil and (subject to the Liability Amount of the relevant Vendor) the balance of the Outstanding Sum shall remain outstanding and shall be set‑off against any Consideration otherwise payable on the next Relevant Payment Date;

12.3.2
if the Relevant Claim has not been settled by the Relevant Payment Date then, provided that the Relevant Claim is a Pending Claim, the Purchaser shall be entitled to deduct from the Consideration otherwise due to the Vendors on the Relevant Payment Date an amount equal to the amount claimed which shall be the Purchaser's best genuine pre‑estimate of the Vendors' liability in respect of the Relevant Claim (which in the event of the relevant barrister having provided an opinion on quantum, as contemplated by paragraph 12.4 below, shall be the amount stated in such opinion) and the Purchaser shall immediately pay such amount into the Escrow Account and the Purchaser and Vendors' Representative shall sign and deliver the Instruction Letter to the Solicitors and the provisions of schedule 7 shall apply;

12.3.3
as soon as reasonably practicable following settlement of any Relevant Claim which is a Pending Claim where the relevant amount has been paid into the Escrow Account pursuant to 12.1.2, the Purchaser and the Vendors' Representative shall instruct the Solicitors to:

12.3.3.1
pay to the Purchaser a sum equal to the aggregate sum then remaining due to the Purchaser in respect of all Pending Claims which have been settled and paid into the Escrow Account pursuant to paragraph 12.1.2 (and the Purchaser shall be entitled to treat its obligation to pay the Consideration otherwise payable as being reduced pro tanto by the amount settled in

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respect of those Pending Claims); and

12.3.3.2	shall pay to the Vendors the balance (if any) of the amount of Consideration which was otherwise payable and paid into the Escrow Account pursuant to paragraph 12.1.2.

12.4
Subject to the Liability Amount, nothing in paragraph 12.1 shall prejudice or limit the right of the Purchaser to make any claim against the Vendors either under this agreement or under any of the documents executed pursuant to this agreement.

12.5	A claim shall be treated as settled for the purposes of this paragraph 12 if:

12.5.1	the Vendors and the Purchaser shall so agree in writing; or

12.5.2
a court of competent jurisdiction has awarded judgment in respect of the claim and no right of appeal lies in respect of such judgment or the parties are debarred by passage of time or otherwise from making an appeal.

12.6
A claim shall be treated as a "Pending Claim" for the purposes of this paragraph 12 if a Relevant Claim in respect of which the Purchaser has obtained a written opinion from a barrister of at least ten years' call experienced in claims of the type of the Relevant Claim (such barrister to be nominated by the Purchaser) reviewing the circumstances giving rise to the Relevant Claim and which confirms that the Purchaser has, on the balance of probabilities, a greater chance of succeeding in the Relevant Claim than not and, to the extent reasonably practicable only in the sole opinion of the barrister, specifying the likely amount of such recovery by the Purchaser (an "Opinion"). The Purchaser shall be obliged to (1) request that such barrister opines upon the likely amount of recovery and (2) supply to the Vendors' Representative a copy of the Opinion obtained by it no later than five Business Days after receipt and shall make a copy available at the same time to the Vendors' Solicitors. The Purchaser shall notify any barrister from whom it seeks an Opinion in writing of the provisions of this schedule 6 and shall confirm to him or her that the Opinion is being sought expressly for the provisions of this schedule 6 and shall supply to the Vendors' Representative and the Vendors' Solicitors a copy of the relevant notification as soon as reasonably practicable after such notification being made.

12.7
Notwithstanding any other provision of this agreement the maximum amount which may be a Pending Claim and paid into the Escrow Account by the Purchaser pursuant to this paragraph 12 shall, be limited to the aggregate of the Deferred Consideration not previously paid to the Vendors plus an amount equal to 20% of the Contingent Earn Out Consideration which actually becomes payable to the Vendors less any amount which has previously been satisfied in respect of settled claims.

12.8
Where any element of the Consideration is to be satisfied by the issue and allotment of Consideration Shares and the provisions of this paragraph 12 apply so as to reduce the amount of Consideration payable then for the purpose of calculating the number of Consideration Shares to be allotted and issued the following formula shall be used:

A/B
Where A is a sum equal to the amount of Consideration due to be paid by the Purchaser on the Relevant Payment Date after the operation of paragraph 12.1 above; and
B is equal to the average closing mid‑market price of an ordinary share in the Purchaser for twenty Business Days prior to the agreement or determination of the Consideration, as derived from NASDAQ.
SCHEDULE 7:    PROVISIONS RELATING TO ESCROW
Part 1:    Definitions

1.	Definitions

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In this schedule:
"Bank" means National Westminster Bank of Law Courts, Temple Bar Branch, PO Box 10720, 217 Strand, London WC2R 1AL or such other bank as the Purchaser and the Vendors’ Representative may agree;
"Escrow" means the sum of to be credited to the Escrow Account (if any) by the Purchaser in accordance with paragraph 12.1.2 of schedule 6;
"Escrow Account" means an interest bearing solicitor's reserve account in the joint names of the Solicitors opened in accordance with the Instruction Letter;
"Instruction Letter" means a letter from the Purchaser and the Vendors' Representative to the Solicitors relating to the Escrow in Agreed Form a draft of which is set out in part 2 of this schedule;
"Related Interest" means, in relation to any part of the Escrow Account withdrawn in accordance with this agreement, that portion of the interest accruing from the time of deposit into the Escrow Account as is attributable to the sum withdrawn net of any taxation required by law to be deducted from it; and
"Solicitors" means the Purchaser's Solicitors and the Vendors' Solicitors.

2.	Escrow Account

2.48	The following provisions shall apply in respect of the Escrow Account:

2.48.1	all interest earned in respect of the Escrow shall be credited to the Escrow Account;

2.48.2	no other credit shall be made to the Escrow Account without the written consent of the Solicitors;

2.48.3	no withdrawal shall be made from the Escrow Account except in accordance with the Instruction Letter or as may otherwise be ordered by a court of competent jurisdiction;

2.48.4	neither the Purchaser nor the Vendors shall have any entitlement to interest until payment of the principal to which it relates.

3.	Pending Claims

3.21
Upon any Pending Claim being settled, the Purchaser and the Vendors' Representative shall promptly give written notice to their Solicitors stating the grounds on which the Pending Claim has been settled; and the amount of the Pending Claim as finally settled.

Part 2:    Instruction Letter

Velti plc Address	[Barry Houlihan] Address
                           201●
To:
Taylor Wessing LLP
5 New Street Square
London EC4A 3TW
and

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DLA Piper UK LLP
Victoria Square House
Victoria Square
Birmingham B2 4DL

Dear Sirs
This is the Instruction Letter as defined in schedule 6 to the agreement between the Purchaser and the Vendors dated [ ● ] 2011 (the "Agreement") a copy of such schedule being set out in the schedule to this letter (the "Escrow Schedule").
Terms defined in the Agreement and in the Escrow Schedule shall have the same meaning when used in this letter.
You are hereby authorised and instructed:

(a)	to open an interest bearing solicitor's reserve account in your joint names at the Bank and to place funds on the money markets;

(b)
to receive and hold all sums paid to you in accordance with the Escrow Schedule and all sums from time to time standing to the credit of the Escrow Account, on trust to pay such sums either to the Purchaser or to the Vendors, or partly to one and partly to the other, on the terms of this letter;

(c)
no later than five Business Days after the giving by the Purchaser and the Vendors' Representative of a notice in accordance with paragraph 3.1 of the Escrow Schedule, to pay out to the relevant party the sum so notified and the Related Interest attributable to it;

(d)	to pay out of the Escrow Account:

(i)	any taxation which may be payable as a matter of law in respect of interest accrued on the amount standing from time to time to the credit of the Escrow Account; and

(ii)	all bank charges payable in respect of the Escrow Account;

(e)
on instruction from the Purchaser and the Vendors' Representative, to pay out of the Escrow Account to the Purchaser the amount of Pending Claims as finally settled and the Related Interest attributable to it less:

(i)	the amount not subject of a settled claim and the Related Interest attributable to it which shall be paid to the Vendors in the Relevant Amount;

(ii)	any amounts payable out of the Escrow Account in accordance with paragraph (d) above; and

(iii)	the Related Interest attributable to the sums referred to in (i) and (ii) above.
In consideration of your agreeing to act in accordance with our instructions we agree that:

(a)	you are not obliged to take any action with respect to the Escrow Account except in accordance with the terms of this letter or our joint written instructions;

(b)	you may place the sums in the Escrow Account on deposit for such period as we agree or, failing agreement, on overnight deposit. You have no responsibility for the rate or amount of interest earned;

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(c)	we will pay your fees and expenses (including VAT) incurred in connection with establishing and operating the Escrow Account;

(d)
we will indemnify you against all liabilities incurred by you in respect of the operation of the Escrow Account and in particular against any costs (on a full indemnity basis) of defending or being party to any claim arising out of the operation of the Escrow Account.

The provisions of clause 26 of the Agreement shall apply to the agreement contained in this letter as if set out in full in this letter.
Yours faithfully
………………………………….
On behalf of the Purchaser

Yours faithfully
………………………………….
On behalf of the Vendors
We acknowledge receipt of the above instructions.

………………………………
On behalf of Taylor Wessing LLP

…………………………………….
On behalf of DLA Piper UK LLP

SCHEDULE 8:    COMPLETION OBLIGATIONS
Part 1:    Vendors' obligations on Completion

1.	Authorities and Title to Shares

1.20	Each Vendor shall severally deliver or procure to be delivered to the Purchaser:

1.21
as evidence of the authority of any person signing any Acquisition Document on behalf of that Vendor a copy of the dmuly executed power of attorney in the Agreed Form under which any Acquisition Document has been or is to be executed by that Vendor certified as a true copy of the original by the Vendors' Solicitors;

1.22	duly executed transfers of the Shares being sold by that Vendor in favour of the Purchaser or its nominee(s);

1.23	the share certificates for the Shares being sold by that Vendor (or an express indemnity in a form satisfactory to the Purchaser if any share certificate is found to be missing);

1.24	paperwork exercising or waiving any Options held in the capital of the Company; and

1.25
duly executed powers of attorney in the Agreed Form from that Vendor in favour of the Purchaser or its nominee(s) to enable the beneficiary to exercise all rights attaching to the Shares until the Purchaser or its nominee(s) becomes the registered holder of them.

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2.	Title to shares in other Group Companies

2.49	The Group Executives shall deliver or procure to be delivered to the Purchaser:

2.50
share certificates for all issued shares in the capital of each Subsidiary, together with duly executed transfers in favour of the Purchaser or its nominee(s) of any such shares that are not registered in the name of a Group Company;

2.51	such waivers, consents or other documents as the Purchaser may require to enable the Purchaser or its nominee(s) to become the registered holder of the Shares;

2.52	share certificates for all shares held by any Group Company;

2.53
in relation to the bank accounts of each Group Company bank statements dated not earlier than two Business Days before Completion for all such bank accounts, together with cash book balances of any Group Company as at Completion and reconciliation statements reconciling such balances with the bank statements;

3.	Encumbrances, indebtedness and banking arrangements

3.22	letters of non‑crystallisation in the Agreed Form in respect of:

3.22.1	the debenture granted by the Company in favour of HSBC Bank plc created on 18 June 2004; and

3.22.2	the debenture granted in favour of Close Invoice Finance Limited created on 23 November 2005.

4.	Officers and employees

4.1	the written resignations in the Agreed Form of Roger Louis Keenan and John Peter Williams as director of the Company;

4.2	in relation to Roger Keenan and John Peter Williams (whose office is resigned on Completion in accordance with paragraph 4.1 of this part):

4.2.1	all credit cards in the name of or for the account of any Group Company;

4.2.2	all motor vehicles owned or leased by any Group Company, together with the keys, registration documents and related certificates of insurance;

4.2.3	all access cards and keys to the Property; and

4.2.4	other property of any Group Company,
in his possession or under his control;

4.3	a service contract in the Agreed Form between the Company and each of [***], [***], [***], [***], [***], [***], [***], [***], [***] and [***], duly executed by all parties;

4.4	a service contract in the Agreed Form between NL Subsidiary and [***], duly executed by the parties thereto.

5.	Records

5.21
the statutory registers and minute books made up to the Completion Date, the common seal (if any), share certificate books, the certificate of incorporation and any certificates of incorporation on change of name of each Group Company;

5.22	to the extent not in the possession or under the control of any Group Company, all books of account and other records relating to its business, including all insurance policies;

5.23	the security and authentication codes for the Companies House WebFiling service and Protected

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Online Filing Scheme for each UK Group Company.

6.	Other documents

6.25
a duly executed deed of termination in the Agreed Form terminating any shareholders' agreements to which any Group Company is a party and releasing it absolutely and unconditionally from any liability arising out of or in connection with such agreements (provided that the shareholders agreement relating to 4th Screen shall not be terminated but instead shall be novated and all Group Companies released from any obligations under it);

6.26	a duly executed 4th Screen Agreement;

6.27	a duly executed 4th Screen Services Agreement;

6.28	a duly executed NL Subsidiary Documentation.

7.	Payments to the Group Companies
Each Vendor shall pay or procure the payment of all sums owed by it or any person connected with it to any Group Company, whether or not then due.

8.	Board meeting of the Company
The Group Executives shall procure that a meeting of the board of directors of the Company is held at which:

8.12.1
the transfers of the Shares are approved for registration (subject only to being duly stamped) and share certificates are authorised to be delivered to the Purchaser or its nominee(s) in respect of the Shares (in the case of the Company only);

8.12.2	the resignations referred to in paragraph 4.1 be accepted with effect from the end of the meeting;

8.12.3	such persons as the Purchaser nominates be appointed as directors and the secretary with effect from the end of the meeting;

8.12.4	the accounting reference date be changed to 31 December (such that the accounting period ended on 30 June 2012 is shortened); and

8.12.5	the execution of each of the agreements and other documents referred to in this part to which the Company is party be approved and authorised.
Part 2:    Purchaser's obligations on Completion and post Completion

1.	Satisfaction of the Consideration

1.26	The Purchaser shall on Completion:

1.26.1	pay the Initial Consideration to the Nominated Account by transfer of funds through a UK clearing bank. The receipt by the Vendors' Solicitors will give a full and valid discharge to the Purchaser;

1.26.2	make payments to the Company as required by clauses 3.4 and 3.9 on behalf of the relevant Vendors.

1.27
The Purchaser shall within 3 Business Days of the bank account of the Company being opened (being the bank account referred to in paragraph 8 of part 3 of schedule 10) make payments to the Company as required by clauses 3.6, 3.7 and 3.11 on behalf of the relevant Vendors, 4th Screen Newco and 4th Screen in accordance with such clauses and paragraph 8 of part 3 of schedule 10. Pending the payments to such bank account as aforesaid the relevant monies constituting such payments shall be held in the bank account of the Purchaser's Solcitors on behalf of the Company.

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SCHEDULE 9:    INITIAL CONSIDERATION ADJUSTMENT
Part 1:    Calculation of Initial Consideration Adjustment

1.
Following Completion, the Vendors shall prepare a consolidated balance sheet of the Group Companies as at the last day of the calendar month in which the Completion Date falls ("Completion Balance Sheet"), in accordance with the Accounting Requirements (as defined in schedule 10) and the principles set out in paragraph 1 part 3 of this schedule ("Completion Balance Sheet Principles"). The Vendors shall then determine: (i) the Completion Net Current Assets and, on this basis, (ii) the proposed adjustment to the Initial Consideration (collectively, the "Determinations"). The Vendors shall deliver the Completion Balance Sheet and the Determinations to the Purchaser not more than sixty (60) calendar days following the Completion Date. The Completion Balance Sheet shall be prepared in pound sterling.

2.
After receipt of the Completion Balance Sheet and the Determinations, the Purchaser will have thirty (30) calendar days to review the Completion Balance Sheet and the Determinations. Not later than thirty (30) calendar days following the date of receipt of the Completion Balance Sheet and the Determinations, the Purchaser shall provide the Vendors' Representative with a notice ("Initial Consideration Dispute Notice") listing those items, if any, to which the Purchaser takes exception ("Initial Consideration Disputed Items"), which notice shall also (i) specifically identify, and provide a reasonably detailed explanation of (1) any deviation that the Purchaser believes to exist between Completion Balance Sheet Principles and the methodology used to calculate the Completion Balance Sheet and (2) any other basis upon which the Purchaser has delivered such list, including, without limitation, the applicable provisions of this agreement on which the dispute set forth in such Initial Consideration Dispute Notice is based, (ii) set forth the amount of Completion Net Current Assets that the Purchaser has calculated based on the information contained in the Completion Balance Sheet, and (iii) specifically identify (to the extent possible) the Purchaser's proposed adjustment(s). All other undisputed items (and all calculations relating thereto) will be final, binding and conclusive. Unless the Purchaser delivers an Initial Consideration Dispute Notice to the Vendors' Representative setting forth the specific items disputed by the Purchaser on or prior to the thirtieth (30th) calendar day after the Purchaser's receipt of the Completion Balance Sheet and the Determinations, the Purchaser will be deemed to have accepted and agreed to the Completion Balance Sheet and the Determinations and such statements (and the calculations contained therein) will be final, binding and conclusive and shall be used to compute the adjustment to the Initial Consideration.

3.
If the Purchaser timely provides the Vendors' Representative with an Initial Consideration Dispute Notice, the Vendors' Representative and the Purchaser will, for twenty (20) calendar days following receipt of such Initial Consideration Dispute Notice by the Vendors' Representative ("Initial Consideration Resolution Period"), attempt to resolve their differences with respect to the Initial Consideration Disputed Items. Any written resolution by the Vendors' Representative and the Purchaser during the Initial Consideration Resolution Period as to any Initial Consideration Disputed Items will be final, binding and conclusive.

4.
If the Vendors' Representative and the Purchaser do not resolve all Initial Consideration Disputed Items by the end of the Initial Consideration Resolution Period, then all Initial Consideration Disputed Items remaining in dispute shall be submitted to an independent auditor for resolution. The independent auditor shall act as arbitrator and shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales at the request of the most diligent party, within a period of ten (10) calendar days from the receipt of said request ("Independent Auditor"). If requested by the Independent Auditor, each party agrees to execute, within the time period that shall be set by the Independent Auditor, an engagement letter addressed to the Independent Auditor outlining the subject matter of the dispute and summarising the party's position. Should one party refuse or fail to execute such engagement letter, the Independent Auditor shall proceed notwithstanding such refusal or failure. If Initial Consideration Disputed Items are submitted

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to the Independent Auditor for resolution, then:

4.22
the Vendors and the Purchaser shall fully cooperate in providing such information as the Independent Auditor requests to complete his work and the Vendors' Representative and the Purchaser shall have access to present information to the Independent Auditor;

4.23
the Independent Auditor shall review and determine the Determinations in a written report within sixty (60) calendar days of being appointed (such report to include a work sheet setting forth all material calculations used in arriving at such determination by the Independent Auditor and to be based solely on information provided to the Independent Auditor by the Vendors' Representative and the Purchaser);

4.24	the determinations of the Independent Auditor shall become final, binding and conclusive on all parties; and

4.25	the cost of the Independent Auditor shall be borne by the party whose claimed amount is furthest from the amount determined by the Independent Auditor.

5.
The Independent Auditor will consider only those Initial Consideration Disputed Items that the Vendors' Representative on the one hand and the Purchaser on the other hand are unable to resolve. The scope of the disputes to be arbitrated by the Independent Auditor is limited to whether the Completion Balance Sheet and the Determinations were prepared in accordance with the Completion Balance Principles consistently applied, and whether there were mathematical errors in the preparation of the Completion Balance Sheet and the Determinations by the Purchaser. The Independent Auditor shall not make any other determination.

Part 2:    Anniversary Net Current Assets

1.
Following the first anniversary of Completion, the Vendors shall prepare a consolidated balance sheet of the Group Companies as at the last day of the calendar month that is 12 months following the Completion Date ("Anniversary Balance Sheet"), in accordance with the Accounting Requirements (as defined in schedule 10) and the principles set out within paragraph 2 of part 3 of this schedule ("Anniversary Balance Sheet Principles"). The Vendors shall then determine: (i) the Anniversary Net Current Assets and, on this basis, (ii) the proposed adjustment to the Contingent Payment (collectively, the "Determinations"). The Vendors shall deliver the Anniversary Balance Sheet and the Determinations to the Purchaser not more than sixty (60) calendar days following the first anniversary of the Completion Date. The Anniversary Balance Sheet shall be prepared in pound sterling.

2.
After receipt of the Anniversary Balance Sheet and the Determinations, the Purchaser will have thirty (30) calendar days to review the Anniversary Balance Sheet and the Determinations. Not later than thirty (30) calendar days following the date of receipt of the Anniversary Balance Sheet and the Determinations, the Purchaser shall provide the Vendors' Representative with a notice ("Anniversary Balance Sheet Dispute Notice") listing those items, if any, to which the Purchaser takes exception ("Anniversary Balance Sheet Disputed Items"), which notice shall also (i) specifically identify, and provide a reasonably detailed explanation of (1) any deviation that the Purchaser believes to exist between Anniversary Balance Sheet Principles and the methodology used to calculate the Anniversary Balance Sheet and (2) any other basis upon which the Purchaser has delivered such list, including, without limitation, the applicable provisions of this agreement on which the dispute set forth in such Anniversary Balance Sheet Dispute Notice is based, (ii) set forth the amount of Anniversary Net Current Assets that the Purchaser has calculated based on the information contained in the Anniversary Balance Sheet, and (iii) specifically identify (to the extent possible) the Purchaser's proposed adjustment(s). All other undisputed items (and all calculations relating thereto) will be final, binding and conclusive. Unless the Purchaser delivers an Anniversary Balance Sheet Dispute Notice to the Vendors' Representative setting forth the specific items disputed by the Purchaser on or prior to the thirtieth (30th) calendar day after the Purchaser's receipt of the

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Anniversary Balance Sheet and the Determinations, the Purchaser will be deemed to have accepted and agreed to the Anniversary Balance Sheet and the Determinations and such statements (and the calculations contained therein) will be final, binding and conclusive and shall be used to compute the adjustment to the Contingent Payment (if any).

3.
If the Purchaser timely provides the Vendors' Representative with an Anniversary Balance Sheet Dispute Notice, the Vendors' Representative and the Purchaser will, for twenty (20) calendar days following receipt of such Anniversary Balance Sheet Dispute Notice by the Vendors' Representative ("Anniversary Balance Sheet Resolution Period"), attempt to resolve their differences with respect to the Anniversary Balance Sheet Disputed Items. Any written resolution by the Vendors' Representative and the Purchaser during the Anniversary Balance Sheet Resolution Period as to any Anniversary Balance Sheet Disputed Items will be final, binding and conclusive.

4.
If the Vendors' Representative and the Purchaser do not resolve all Anniversary Balance Sheet Disputed Items by the end of the Anniversary Balance Sheet Resolution Period, then all Anniversary Balance Sheet Disputed Items remaining in dispute shall be submitted to the Independent Auditor for resolution. The Independent Auditor shall act as arbitrator and shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales at the request of the most diligent party, within a period of ten (10) calendar days from the receipt of said request. If requested by the Independent Auditor, each party agrees to execute, within the time period that shall be set by the Independent Auditor, an engagement letter addressed to the Independent Auditor outlining the subject matter of the dispute and summarising the party's position. Should one party refuse or fail to execute such engagement letter, the Independent Auditor shall proceed notwithstanding such refusal or failure. If Anniversary Balance Sheet Disputed Items are submitted to the Independent Auditor for resolution, then:

4.26
the Vendors and the Purchaser shall fully cooperate in providing such information as the Independent Auditor requests to complete his work and the Vendors' Representative and the Purchaser shall have access to present information to the Independent Auditor;

4.27
the Independent Auditor shall review and determine the Determinations in a written report within sixty (60) calendar days of being appointed (such report to include a work sheet setting forth all material calculations used in arriving at such determination by the Independent Auditor and to be based solely on information provided to the Independent Auditor by the Vendors' Representative and the Purchaser);

4.28	the determinations of the Independent Auditor shall become final, binding and conclusive on all parties; and

4.29	the cost of the Independent Auditor shall be borne by the party whose claimed amount is furthest from the amount determined by the Independent Auditor.

5.
The Independent Auditor will consider only those Anniversary Balance Sheet Disputed Items that the Vendors' Representative on the one hand and the Purchaser on the other hand are unable to resolve. The scope of the disputes to be arbitrated by the Independent Auditor is limited to whether the Anniversary Balance Sheet and the Determinations were prepared in accordance with the Anniversary Balance Principles consistently applied, and whether there were mathematical errors in the preparation of the Anniversary Balance Sheet and the Determinations by the Purchaser. The Independent Auditor shall not make any other determination.

Part 3:    Accounting Principles

1.	Completion Balance Sheet Principles:

1.1	Provision shall be made for the Transaction Bonus and related costs payable at Completion as a result of or in connection with the transaction contemplated by this agreement;

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1.2
Full provision shall be made in respect of all costs and expenses of the Vendors directly incurred in relation to the negotiation, preparation, execution and implementation of this agreement (including, without limitation, any professional fees (legal, accounting, corporate finance or otherwise) which are, have been or are to be invoiced to the Company), but for the avoidance of doubt, any fees which are paid for by the Vendors shall not be provided for;

1.3
Provision shall be made for an amount equal to the refund to be paid or paid by any Group Company to Channel 5 following the late delivery of an iPhone/android application to Channel 5 in September 2011;

1.4	Full provision shall be made in respect of all Taxation (including deferred Taxation);

1.5	Any costs in relation to the following transaction-related matters shall be added back to Net Current Assets so as to remove their impact from Net Current Assets:

1.5.1	any share option charge and the income tax and national insurance contributions payable in relation to the exercise of share options;

1.5.2	any accrual for all or part of the Management Bonus;

1.5.3	exceptional costs, such as restructuring costs as agreed between the Purchaser and the Vendors;

1.6	Provision shall be made for any redecoration costs required to be incurred at the Property located at Newton Abbot, Devon in accordance with the lease of such Property;

1.7
Any funds owed or received by the Company pursuant to clauses 3.6, 3.7 and 3.11 (less any amounts spent as directed by the Purchaser prior to the date to which the Net Current Assets are calculated) shall be deducted from the Net Current Assets.

2.	Anniversary Balance Sheet Principles:

2.1	Provision shall be made for the Transaction Bonus and related costs payable at Completion as a result of or in connection with the transaction contemplated by this agreement;

2.2
Full provision shall be made in respect of all costs and expenses of the Vendors directly incurred in relation to the negotiation, preparation, execution and implementation of this agreement (including, without limitation, any professional fees (legal, accounting, corporate finance or otherwise) which are, have been or are to be invoiced to the Company), but for the avoidance of doubt, any fees which are paid for by the Vendors shall not be provided for;

2.3
Provision shall be made for an amount equal to the refund to be paid or paid by any Group Company to Channel 5 following the late delivery of an iPhone/android application to Channel 5 in September 2011;

2.4	Full provision shall be made in respect of all Taxation (including deferred Taxation);

2.5	Any costs in relation to the following transaction-related matters shall be added back to the Anniversary Net Current Assets so as to remove their impact from the Anniversary Net Current Assets:

2.5.1	any share option charge and the income tax and national insurance contributions payable in relation to the exercise of share options;

2.5.2	any accrual for all or part of the Management Bonus;

2.5.3	exceptional items, such as restructuring costs as agreed between the Purchaser and the Vendors;

2.6	Provision shall be made for any redecoration costs required to be incurred at the Property located at Newton Abbot, Devon in accordance with the lease of such Property;

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2.7
Any funds owed or received by the Company pursuant to clauses 3.6, 3.7 and 3.11 ( less any amounts spent as directed by the Purchaser prior to the date to which the Anniversary Net Current Assets are calculated) shall be deducted from the Anniversary Net Current Assets, .

SCHEDULE 10:    CONTINGENT EARN OUT CONSIDERATION
Part 1:    Calculation of the EBITDA
Definitions

1.	In this schedule 10:

1.1
"2011 Accounts" means the consolidated accounts of the Company and the Subsidiaries for the 12 month period ending on 31 December 2011 as prepared in accordance with the provisions of paragraph 2 of part 1 of this schedule;

1.2	"2011 EBITDA" means the EBITDA as shown in the 2011 EBITDA Statement, as finally determined in accordance with part 1 of this schedule;

1.3
"2011 EBITDA Statement" means a statement setting out the Vendors' calculation of the 2011 EBITDA together with a written explanation of the adjustments made from the 2011 Accounts in calculating the 2011 EBITDA;

1.4
"2012 Accounts" means the consolidated accounts of the Company for the 12 month period ended on 31 December 2012 as prepared in accordance with the provisions of paragraph 7 of part 1 of this schedule;

1.5	"2012 EBITDA" means the EBITDA as shown in the 2012 EBITDA Statement, as finally determined in accordance with part 1 of this schedule;

1.6
"2012 EBITDA Statement" means a statement setting out the Vendors' calculation of the 2012 EBITDA together with a written explanation of the adjustments made from the 2012 Accounts in calculating the 2012 EBITDA;

1.7	"Accounting Requirements" means generally accepted accounting principles in the United States of America as promulgated by the Financial Accounting Standards Board;

1.8	"Earn Out Period" means the period commencing on the Completion Date and ending on 31 December 2012;

1.9	"EBITDA" shall be calculated in accordance with part 4 of this schedule;

1.10	"Total Aggregate Amount" means an amount (in US dollars) calculated pursuant to the following formula:
A = (7.5 x B) + (7.5 x C)
Where:
A    = Total Aggregate Amount;
B    = 2011 EBITDA x 25%; and
C    = 2012 EBITDA x 75%.
2011 EBITDA

2.	The 2011 Accounts shall be:

2.1	prepared as soon as reasonably practicable after 31 December 2011 and, in any event, on or before 16 February 2012;

2.2	prepared in accordance with applicable Accounting Requirements in force as at the preparation of

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the 2011 Accounts; and

2.3
the 2011 Accounts shall be calculated quarterly and translated from pounds Sterling to US dollars using the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/.

3.	Within thirty (30) calendar days of the earliest to occur of the following:

3.1	the date upon which the 2011 Accounts are finalised; and

3.2	16 February 2012,
the Vendors' Representative shall submit to the Purchaser a copy of the 2011 Accounts and the 2011 EBITDA Statement together with such working papers and explanations as the Purchaser reasonably considers necessary to understand the basis upon which the 2011 EBITDA has been calculated.

3.3
For the purposes of reviewing the draft 2011 Accounts and draft 2011 EBITDA Statement the Vendors shall procure that the Purchaser and its accountants are given reasonable access at reasonable times to:

(a)	the accounting records and working papers (including any audit working papers) required or used for; and

(b)	all staff of the other party and their accountants who have been engaged in, the preparation of the 2011 Accounts and the 2011 EBITDA Statement and that the staff referred to in paragraph (b) of this paragraph answer all reasonable questions put to them.

4.
The Purchaser shall be entitled at any time within the period of 30 calendar days following the date of receipt by it of the 2011 EBITDA Statement (and any accompanying working papers and explanations) to dispute the amount of 2011 EBITDA disclosed therein by the Purchaser giving notice in writing to the Vendors' Representative ("Dispute Notice"). Such Dispute Notice shall set out in reasonable detail the grounds for dispute and any suggested adjustment. If the Purchaser confirms in writing to the Vendors' Representative that the 2011 EBITDA Statement is approved or if no Dispute Notice is given by the Purchaser or within a period of 20 calendar days following the giving of a Dispute Notice the Vendors' Representative and the Purchaser shall agree the amount of 2011 EBITDA as set out in the 2011 EBITDA Statement, or any amended amount, then the 2011 EBITDA as set out in the original 2011 EBITDA Statement or any amended amount subsequently agreed shall be final and binding on the parties.

5.
If the Purchaser gives a Dispute Notice pursuant to paragraph 4 but no agreement shall be reached within the period of 20 calendar days following the giving of a Dispute Notice as to the 2011 EBITDA then such dispute shall be submitted to the Independent Auditor for resolution. The Independent Auditor shall be appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales (in the event the Purchaser and the Vendors' Representatives cannot first agree upon the identity of the Independent Auditor within two Business Days of receipt of the said request) within a period of ten (10) calendar days from the receipt of said request. Independent Auditor shall act as arbitrator. If requested by the Independent Auditor, each party agrees to execute, within the time period that shall be set by the Independent Auditor, an engagement letter addressed to the Independent Auditor outlining the subject matter of the dispute and summarising the party's position. Should one party refuse or fail to execute such engagement letter, the Independent Auditor shall proceed notwithstanding such refusal or failure. If the 2011 Accounts and/or the 2011 EBITDA Statement are submitted to the Independent Auditor for resolution, then:

5.1	the Vendors and the Purchaser shall fully cooperate in providing such information as the Independent Auditor requests to complete his work and the Vendors' Representative and the Purchaser shall

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have access to present information to the Independent Auditor;

5.2
the Independent Auditor shall review and determine the items the subject of the Dispute Notice in a written report within sixty (60) calendar days of being appointed (such report to include a work sheet setting forth all material calculations used in arriving at such determination by the Independent Auditor and to be based solely on information provided to the Independent Auditor by the Vendors' Representative and the Purchaser);

5.3	the determinations of the Independent Auditor shall become final, binding and conclusive on all parties; and

5.4	the cost of the Independent Auditor shall be borne by the party whose claimed amount is furthest from the amount determined by the Independent Auditor.

6.
The Independent Auditor will consider only those items the subject of the Dispute Notice that the Vendors' Representative on the one hand and the Purchaser on the other hand are unable to resolve. The scope of the disputes to be arbitrated by the Independent Auditor is limited to items the subject of the Dispute Notice. The Independent Auditor shall not make any other determination.

2012 EBITDA

7.	The 2012 Accounts shall be:

7.1	prepared as soon as reasonably practicable after 31 December 2012 and, in any event, on or before 16 February 2013;

7.2	prepared on a basis consistent with the Accounting Requirements in force as at the preparation of the 2011 Accounts; and

7.3
the 2012 Accounts shall be calculated quarterly and translated from pounds Sterling to US dollars using the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/.

8.	Within thirty (30) calendar days of the earliest to occur of the following:

8.1	the date upon which the 2012 Accounts are finalised; and

8.2	16 February 2013,
the Vendors' Representative shall submit to the Purchaser a copy of the 2012 Accounts and the 2012 EBITDA Statement together with such working papers and explanations as are reasonably necessary to understand the basis upon which the 2012 EBITDA has been calculated.

8.3
For the purposes of reviewing the draft 2012 Accounts and draft 2012 EBITDA Statement the Vendors shall procure that the Purchaser and its accountants are given reasonable access at reasonable times to:

(a)	the accounting records and working papers (including any audit working papers) required or used for; and

(b)	all staff of the other party and their accountants who have been engaged in, the preparation of the 2012 Accounts and the 2012 EBITDA Statement and that the staff referred to in paragraph (b) of this paragraph answer all reasonable questions put to them.

9.
The Purchaser shall be entitled at any time within the period of 30 calendar days following the date of receipt by it of the 2012 EBITDA Statement (and any accompanying working papers and explanations) to dispute the amount of 2012 EBITDA disclosed therein by the Purchaser giving notice in writing to the Vendors' Representative ("Dispute Notice"). Such Dispute Notice shall set out in reasonable detail the grounds for dispute and any suggested adjustment. If the Purchaser

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confirms in writing to the Vendors' Representative that the 2012 EBITDA Statement is approved or if no Dispute Notice is given by the Purchaser or within a period of 20 calendar days following the giving of a Dispute Notice the Vendors' Representative and the Purchaser shall agree the amount of 2012 EBITDA as set out in the 2012 EBITDA Statement, or any amended amount, then the 2012 EBITDA as set out in the original 2012 EBITDA Statement or any amended amount subsequently agreed shall be final and binding on the parties.

10.
If the Purchaser gives a Dispute Notice pursuant to paragraph 9 but no agreement shall be reached within the period of 20 calendar days following the giving of a Dispute Notice as to the 2012 EBITDA then such dispute shall be submitted to the Independent Auditor for resolution. The Independent Auditor shall be appointed by the President for the time being of the Institute of Charted Accountants in England and Wales (in the event the Purchaser and the Vendors' Representatives cannot first agree upon the identity of the Independent Auditor within two Business Days of receipt of the said request) within a period of ten (10) calendar days from the receipt of said request. If requested by the Independent Auditor, each party agrees to execute, within the time period that shall be set by the Independent Auditor, an engagement letter addressed to the Independent Auditor outlining the subject matter of the dispute and summarising the party's position. Should one party refuse or fail to execute such engagement letter, the Independent Auditor shall proceed notwithstanding such refusal or failure. If the 2012 Accounts and/or the 2012 EBITDA Statement are submitted to the Independent Auditor for resolution, then:

10.1
the Vendors and the Purchaser shall fully cooperate in providing such information as the Independent Auditor requests to complete his work and the Vendors' Representative and the Purchaser shall have access to present information to the Independent Auditor;

10.2
the Independent Auditor shall review and determine the items the subject of the Dispute Notice in a written report within sixty (60) calendar days of being appointed (such report to include a work sheet setting forth all material calculations used in arriving at such determination by the Independent Auditor and to be based solely on information provided to the Independent Auditor by the Vendors' Representative and the Purchaser);

10.3	the determinations of the Independent Auditor shall become final, binding and conclusive on all parties; and

10.4	the cost of the Independent Auditor shall be borne by the party whose claimed amount is furthest from the amount determined by the Independent Auditor.

11.
The Independent Auditor will consider only those items the subject of the Dispute Notice that the Vendors' Representative on the one hand and the Purchaser on the other hand are unable to resolve. The scope of the disputes to be arbitrated by the Independent Auditor is limited to items the subject of the Dispute Notice. The Independent Auditor shall not make any other determination.

Part 2:    Contingent Earn Out Consideration

1.	Subject to adjustment in accordance with paragraph 12 of schedule 6 and paragraph 3 of this part, the Contingent Payment shall be calculated as follows:

1.1	if the Total Aggregate Amount is less than $30,000,000, then the Contingent Payment shall be nil; or

1.2
if the Total Aggregate Amount is greater than $59,000,000, then the Contingent Payment shall be the sum of $29,000,000 plus X where X is equal to $0.01 for each complete tranche of $1,000,000 by which the Total Aggregate Amount exceeds $59,000,000; or

1.3	if the Total Aggregate Amount is equal to or greater than $30,000,000 but less than or equal to $59,000,000, then the Contingent Payment shall be calculated pursuant to the following formula:

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A = B - C
Where:

A	= the amount of the Contingent Payment (which sum will never be less than $0 (zero) or greater than $29,000,000);

B	= Total Aggregate Amount (being a sum equal to or greater than $30,000,000 but less than or equal to $59,000,000);

C	= $30,000,000.

2.
The Vendors shall be entitled to Contingent Earn Out Consideration in an amount equal to the Contingent Payment less the Management Bonus. The Management Bonus shall be an amount equal to 2/25ths of the Contingent Payment, subject to a maximum amount of $2,000,000.

3.There shall be deducted from the Contingent Payment a sum equal to the amount by which the Anniversary Net Current Assets as derived from the Anniversary Balance Sheet is less than the Estimated Net Current Assets ("Contingent Earn Out Deduction"), provided that the Contingent Payment will never be less than $0 (zero). For the purposes of this paragraph only, any such payment due shall be calculated in Sterling and shall be translated from pounds Sterling to US dollars on the date of the agreement or determination of the Anniversary Net Current Assets in accordance with schedule 9 using the quarterly average of the daily exchange rate for the previous quarter as released each Monday afternoon by the Federal Reserve of the United States of America posted at http://www.federalreserve.gov/releases/h10/current/.

4.
Fifty per cent (50%) of the Contingent Earn Out Consideration (if any) shall be satisfied on the Contingent Earn Out Consideration Payment Date by the issue of Loan Notes in the CC Relevant Percentages to all of the Vendors save for [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***] and [***], whose entitlements to such part of the Contingent Earn Out Consideration shall be satisfied by the payment in cash (rather than Loan Notes) by the Purchaser into the Nominated Account on behalf of those Vendors.

5.
Subject to paragraph 8 of this part, the balance of the Contingent Earn Out Consideration (if any) shall be satisfied by the issue and allotment to the Vendors on the Contingent Earn Out Consideration Payment Date of the Contingent Earn Out Consideration Shares in the CC Relevant Percentages, credited as fully paid.

6.
If the Contingent Earn Out Consideration Shares are payable and the Purchaser elects to satisfy all or part of such payment by way of the issue and allotment of shares, then the aggregate number of Contingent Earn Out Consideration Shares to be issued shall be equal to X/Y where X is the amount of the Contingent Earn Out Consideration due to be satisfied by the issue of the Contingent Earn Out Consideration Shares which the Purchaser elects not to satisfy by the issue of Loan Notes (or payment in cash) and Y is the average closing price of the Purchaser's ordinary share, as derived from NASDAQ for the 20 Business Days prior to the agreement or determination of the 2012 EBITDA.

7.
The Contingent Earn Out Consideration (if any) shall be paid within 10 calendar days of the amount of 2012 EBITDA being agreed or determined pursuant to the provisions of this schedule 10. In the event that any part of the Contingent Earn Out Consideration is the subject of a Dispute Notice which has not been agreed or determined pursuant to the provisions of this schedule, then that part of the Contingent Earn Out Consideration which is not the subject of such dispute shall be paid and the balance (if any) shall be paid within 10 calendar days of the disputed amount being agreed or determined pursuant to the provisions of this schedule.

8.
The Purchaser shall be entitled to serve notice on the Vendors’ Representative at any time prior to the Contingent Earn Out Consideration Payment Date indicating that it wishes to satisfy that all or any part of the part of the Contingent Earn Out Consideration which is to be satisfied by the issue of Contingent Earn Out Consideration Shares by the issue of Loan Notes and payment of cash (as

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set out below), whereupon paragraph 5 of this part shall be read as if some or all of the part of the Contingent Earn Out Consideration which is to be satisfied by the issue of Contingent Earn Out Consideration Shares (as set out in the Purchaser’s notice) were to be satisfied by the issue of Loan Notes in the CC Relevant Percentage to all of the Vendors save for [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***] and [***], whose entitlements to such Contingent Earn Out Consideration shall be satisfied by the payment in cash (rather than Loan Notes) by the Purchaser into the Nominated Account on behalf of those Vendors, with the balance of such amount being satisfied by the issue, in the CC Relevant Percentages, of Contingent Earn Out Consideration Shares, credited as fully paid.

9.
The Purchaser shall instruct its registrars to update the register of members to reflect the issue and allotment of any Consideration Shares pursuant to paragraphs 5 and 8 above of this part 2 and update the register of loan note holders to reflect the issue of any Loan Notes pursuant to paragraphs 4 and 8 of this part 2, in each case within 10 Business Days of the Contingent Earn Out Consideration Payment Date.

10.
The Purchaser covenants with the Vendors to procure that the Management Bonus shall be paid in cash, net of the adjustment in paragraph 11 below, by the Company (or, failing the Company, shall either procure that another Group Company shall pay or shall itself pay) to managers of the Company as directed by the Vendors’ Representative. For the avoidance of doubt, the parties agree and acknowledge that the Vendors have a legitimate interest in sharing Confidential Information with the Vendors' Representative in order for the Vendors' Representative to agree the allocation of the Management Bonus for the purposes of this part 2 and accordingly agree that the provisions of clauses 10 and 7.5 shall not apply to the disclosure of Confidential Information (if any) in such circumstances.

11.	The Management Bonus shall be reduced by an amount computed in accordance with the following formula:
(Applicable rate of employer’s NICs / (100 + applicable rate of employer’s NICs)) x Management Bonus;
(the resulting net amount being the "Payable Management Bonus"). The Purchaser shall procure that the Company pays the Payable Management Bonus to the managers in accordance with paragraph 10 above subject only to deduction for PAYE and employee’s national insurance contributions, as applicable to each manager.

12.
The Payable Management Bonus (if any) shall be paid within 10 calendar days of the amount of 2012 EBITDA being agreed or determined pursuant to the provisions of this schedule. In the event that any part of the Management Bonus is the subject of a Dispute Notice which has not been agreed or determined pursuant to the provisions of this schedule, then that part of the Management Bonus which is not the subject of such dispute shall be paid and the balance (if any) shall be paid within 10 calendar days of the disputed amount being agreed or determined pursuant to the provisions of this schedule.

Part 3:    Earn Out Protections

1.	The Purchaser acknowledges that the Vendors have a legitimate interest in ensuring that the EBITDA of the Group Companies is as high as may be achieved by the Group Companies in the Earn Out Period.

2.
The Purchaser and the Vendors agree during the Earn Out Period to procure that each Group Company operates its business in the ordinary course and in a manner consistent with its past practices prior to Completion (including maintaining an appropriate level of employees) provided that such action does not breach any applicable law and/or internal policies of the Purchaser's Group from time to time (provided that all such policies are applicable to all members of the Purchaser's

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Group and no such policies shall be solely applied to any Group Company) and further provided that the Purchaser may require each Group Company to enter into such dealings and transactions as are outside the ordinary course of the conduct of such businesses where this will not affect the 2011 EBITDA or the 2012 EBITDA or where equitable adjustments are made or are capable of being made in the calculation of the 2011 EBITDA and the 2012 EBITDA for any relevant period for the purposes of preventing any distortion in the amount of the Contingent Earn Out Consideration.

3.	During the Earn Out Period the Purchaser undertakes on behalf of itself and each member of the Purchaser's Group that:

3.1
it will not (save in respect of 4th Screen) require any Group Company to dispose of the whole or any material part of its assets or business by a single/transaction or multiple transactions to parties other than members of the Purchaser's Group;

3.2	it will not take any steps to wind‑up any Group Company (save where the directors of such Group Company have been advised that such company is insolvent);

3.3	it will not initiate any insolvency or creditor‑protection process affecting any Group Company save where such Group Company is insolvent;

3.4
it will not deliberately transfer, divert or direct elsewhere any orders or enquiries for products or services available from any Group Company (except where a member of the Purchaser Group (excluding a Group Company) has a competitive product or service and where such company has sold the product or service without any involvement whatsoever from any Group Company;

3.5
[***] and [***] (or such of them as are living and employed by any Group Company from time to time) will have responsibility for day‑to‑day operational management of the Group Companies and the Purchaser’s UK Mobile Marketing Business Unit subject to the overall direction of the boards of the Purchaser Group (excluding any Group Company), provided that during the Earn Out Period no member of the Purchaser Group shall require [***] or [***] to assume additional responsibilities to those set out above in this paragraph 3.5;

3.6	save as required by law, it will not cease to be the sole ultimate beneficial owner of the whole of the ordinary share capital of the Group Companies;

3.7
it will procure that each Group Company may retain cash balances or have access to working capital facilities at a level in accordance with the agreed business plan (being the document set out at AO.19 in the Data Room) save that any deviations necessary outside of such agreed business plan will be agreed in good faith between the parties to ensure that the ordinary course of business can be maintained;

3.8	it will procure that no Group Company will lend any money or make any distribution, or if it does, any impact will be excluded from the determination of Net Current Assets and EBITDA;

3.9	no Group Company shall acquire any material investment or interest in any business or company (other than its present business);

3.10
it will use its best endeavours to procure that all transactions whether of a trading nature or on capital account entered into between any Group Company and any Purchaser or any member of the Purchaser Group shall be entered into on an arm's length basis including any licensing of any Group Company's software, platform SaaS or IP;

3.11
it will not, and will use its reasonable endeavours to procure that each member of the Purchaser's Group will not, solicit an existing loyalty contract which any Group Company has entered into with Vodafone or Orange;

3.12	no Group Company shall guarantee or enter into any surety arrangement or indemnity for the Purchaser or any member of the Purchaser Group, or if it does, any impact will be excluded from

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the determination of Net Current Assets and EBITDA;

3.13	it will not do or permit to be done any act or thing calculated artificially to decrease the 2011 EBITDA and/or the 2012 EBITDA of any Group Company; and

3.14
the employment contracts of neither [***] nor [***] shall be terminated by the Company nor shall either or both be placed on "garden leave" as set out in the relevant employment contract (dated on or about the date of this agreement), other than in the event that the employment contract of either or both of [***] or [***] are terminated where one or both of such persons (as appropriate) are determined as being a Bad Leaver, in which event the employment contract of the relevant Bad Leaver may be terminated.

4.
If at any time during the Earn Out Period, the Purchaser elects to pay the maximum amount of the Contingent Earn Out Consideration which could remain to be paid, the restrictions set out in paragraph 3 shall cease to apply on a payment of that amount.

5.
In the event of a change of control of Purchaser during the Earn‑Out Period, where such acquirer of the Purchaser does not expressly assume the obligations of the Purchaser under this agreement, the Purchaser shall immediately pay the maximum amount of the Contingent Earn Out Consideration which could fall due, the restrictions set out in paragraph 3 shall cease to apply on a payment of that amount.

6.
The Purchaser shall, and the Purchaser shall use its reasonable endeavours to procure that each member of the Purchaser Group shall, and the Vendors’ Representative shall cooperate in good faith to implement the USA Integration Plan.

7.	During the Earn Out Period each Vendor severally undertakes (to the extent that he can reasonably procure the same) that:

7.1	it will provide an on-going quarterly forecast and budget for the business for tracking and governance purposes;

7.2
it will not make any material change (and for these purposes the Purchaser, acting reasonably, shall determine whether any change is material) to any Group Company's existing business model, pricing or contracts without mutual consent of the Purchaser;

7.3	it will not do and will not permit to be done any act or thing calculated artificially to increase the 2011 EBITDA and/or the 2012 EBITDA of any Group Company;

7.4
it will make best reasonable efforts to plan and consolidate product platforms where such efforts will not have a prejudicial effect on the 2011 EBITDA or the 2012 EBITDA or where equitable adjustments are made or are capable of being made in the calculation of the 2011 EBITDA and the 2012 EBITDA for any relevant period for the purposes of preventing any distortion in the amount of the Contingent Earn Out Consideration.

8.
Nothing in this schedule 10 shall operate so as to place any restriction on any Group Company distributing or otherwise loaning the Ringfenced Funds in such manner as the Purchaser shall or any member of the Purchaser's Group (excluding a Group Company) shall direct. Furthermore the Company (including for the avoidance of doubt any of its officers, employees, consultants or agents) shall not use, distribute, spend or otherwise encumber the Ringfenced Funds without the prior written consent of a member of the Purchaser's board of directors (which consent is deemed given in respect of existing encumbrances of any Group Company) and the Ringfenced Funds shall be placed in a separate bank account of the Company in relation to which the Purchaser shall specify the authorised signatories of such bank account.

Part 4:    EBITDA
EBITDA will be calculated as follows:

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Net Income(1) before provision for:

•	income taxes(1)

•	interest expense (net of interest income) (1)

•	foreign exchange gains and losses(1)

•	gains or losses from equity method investments (1)

•	depreciation(1)

•	amortization(1)

•	share‑based compensation expenses(1)

•	capitalized software development costs (see accounting policy notes below)

•	gains or losses attributed to any minority interest in a subsidiary that is 100% owned by the Purchaser after completion (i.e. no deduction for Benelux and Jigsaw for past periods prior to 100% owned)

•	EBITDA contribution (whether negative or positive) from 4th Screen prior to Completion

•	exceptional costs and expenses as defined below

•	UK Mobile Marketing Business Unit

◦
2011 EBITDA and 2012 EBITDA will each exclude the EBITDA of the Purchaser's UK Mobile Marketing Business Unit save in respect of those contracts and employees which the Vendors' Representative and the Purchaser agree (such agreement to have been reached by, at the latest, 31 December 2011) shall be assumed and integrated into a Group Company and shall be included in the calculations of 2011 EBITDA and 2012 EBITDA.

(1) In accordance with the Accounting Requirements
Exceptional costs and expenses:

1.	Prior to completion

1.1	transaction‑related costs incurred by a Group Company (up to [***]USD) relating to:

1.1.1
Acquisition costs of the Goldenbytes transaction (now Mobile Interactive Group Netherlands BV and subsidiaries) (up to [***]USD (but excluding for the avoidance of doubt any deferred consideration obligations))

1.1.2	Acquisition cost of the Zaypay transaction (up to [***]USD (but excluding for the avoidance of doubt any deferred consideration obligations))

1.1.3	redundancy and restructuring costs completed and disclosed prior to completion (up to [***]USD)

1.1.4
costs calculated under US GAAP relating to deemed payroll expense in relation to the payment of salaries to the PIRI Limited founders at less than market value (up to [***]USD per annum i.e. [***]USD for 2011 prior to completion assuming a completion date of 1 November 2011

1.2
software development costs up to 30 June 2011 in the amount of $1,624,000 (as set out in the document attached to the Disclosure Letter entitled "US GAAP Software Development Costs"); to the extent that such costs do not fall within the definition of "Research and Development - Internal Software Development Costs" in the section entitled "Significant Accounting Policies listed in this part 4 by virtue of the historical records maintained by the Group not being at the standard required

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by such policy:

1.10
software development costs from 1 July 2011 to 30 November 2011 as calculated on a consistent basis to those prior to 30 June 2011 under paragraph 1.2 (as set out immediately above for the avoidance of doubt).

2.	Relating to completion (whether incurred before or after completion)

2.8	Costs directly attributable to the acquisition of the Company by the Purchaser

2.9	Costs in relation to the purchase by the Company of the minority interests in NL Subsidiary

2.10	Sale or demerger of 4th Screen

2.11	The income tax and national insurance contributions payable in relation to the exercise of share options

2.12	Any loss on exchange incurred by the Company relating to the receipt of funds in US $ in relation to either (a) the exercise of share options or (b) the sale of 4th Screen

3.	After completion

3.1
Costs relating to the restructuring, relocation or rebranding of the Company's business or assets in accordance with an integration plan to be agreed between the Purchaser and the Purchaser (up to the amounts agreed in such plan)

3.2
Incremental costs incurred by any Group Company in respect of the integration of the financial management and reporting required by the Purchaser, including any additional external audit and advisory fees in connection therewith including but not limited to as a consequence of any financial year end change

3.3
Such specific costs that the Vendors' Representative and the Purchaser agree on a case by case basis will be excluded from the calculation of EBITDA which are incurred by a Group Company relating to the roll out of new business lines in messaging and payments

3.4	Any cost recharges or additional expense imposed on the Company by the Purchaser

3.5	Deemed payroll expense in relation to the payment of salaries to the Piri Limited founders at less than market value (up to [***]USD per annum from completion)

3.6	The amount of the Management Bonus (being the aggregate amount of such Management Bonus after deducting any professional costs or fees incurred in connection with the Management Bonus)

3.7
In relation to warranty claims, where a cost incurred by a Group Company is subject to a successful warranty claim by the Purchaser under this Agreement, the lower of the cost and the amount successfully claimed shall be treated as an exceptional cost and will therefore be added back to EBITDA such that the Purchaser does not benefit from both the warranty claim and an EBITDA adjustment.

Significant Accounting Policies
Below mentioned are the key definitions under US GAAP, for Revenue recognition and Software capitalizations.
Revenue Recognition
Revenue is accounted in accordance with Accounting Standards Codification (ASC) and SAB 101/104.
Topic 605 — Revenue Recognition and ASC Topic 985-605 — Certain Revenue Arrangements that Include Software Elements
Revenue is recognized when all of the following conditions are satisfied: (i) there is persuasive evidence

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of an arrangement; (ii) the service has been rendered or delivery has occurred; (iii) the fee to be paid by the customer is fixed or determinable; and (iv) collectability of the fee is reasonably assured.
SaaS revenue generated from "usage-based" services, including subscription fees for use of individual software modules and our automated mobile marketing campaign creation templates, and fees charged for access to our technology platform, are recognized ratably over the period of the agreement as the fees are earned.
SaaS revenue generated from "performance-based" services is generally based on specified metrics, typically relating to the number of transactions performed or number of text messages generated during the campaign multiplied by the cost per transaction or response in accordance with the terms of the related contracts. Some of the performance‑based contracts include performance incentive provisions that link a portion of revenue that may be earned under the contract to the performance of the customer's campaign relative to quantitative or other milestones, such as the growth in the consumer base, reduced consumer churn, or the effectiveness of the end‑user response. For the variable performance‑based fees, revenue is recognized when the transaction is completed, the specific quantitative goals are met, or the milestone is achieved. Revenue is recognized when the company acts as the principal and contract directly with suppliers for purchase of media and other third party production costs, and are responsible for payment of such costs as the primary obligor. Revenue generated on fees charged for such third party costs is recognized using the gross method. Revenue is recognized at the gross amount billed when revenue is earned for services rendered and record the associated fees paid as third party costs in the period such costs are incurred.
License and software revenue consists of fees charged for mobile marketing and advertising technology provided on a perpetual license, and fees charged for services to customize and implement the specific software solution, including fees to customize the platform for use with the different media used by the customer in a campaign. Revenue related to perpetual licensing arrangements is recognized upon the delivery of the license. Fees charged to customize our software solution are recognized using the completed contract or percentage‑of‑completion method according to ASC 605‑35, "Revenue Recognition — Construction‑Type and Production‑Type Contracts", based on the ratio of costs incurred to the estimated total costs at completion
Managed services revenue, when sold with software and support offerings, are accounted for separately when these services (i) have value to the customer on a standalone basis, (ii) are not essential to the functionality of the software and (iii) there is objective and reliable evidence of selling price of each deliverable. When accounted for separately, revenues are recognized as the services are rendered for time and material contracts, and ratably over the term of the contract when accepted by the customer for fixed price contracts. For revenue arrangements with multiple deliverables, such as an arrangement that includes license, support and professional services, we allocate the total amount the customer will pay to the separate units of accounting based on their relative selling prices, as determined by the price of the undelivered items when sold separately.
The timing of revenue recognition in each case depends upon a variety of factors, including the specific terms of each arrangement and the nature of deliverables and obligations, and the existence of evidence to support recognition of revenue as of the reporting date. For contracts with extended payment terms for which there has not been established a successful pattern of collection history, revenue is recognized when all of the criteria are met and when the fees under the contract are due and payable.
In the event that costs have been incurred associated with a specific revenue arrangement prior to the execution of the related contract, those costs are expensed as incurred.
Fees that have been invoiced are recorded in trade receivables and in revenue when all revenue recognition criteria have been met. Fees that have not been invoiced as of the reporting date but all revenue recognition criteria are met, are accrued and reported as accrued contract receivables on the balance sheets and recognized as revenue in the period when the fees are earned.

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Revenue is presented net of value‑added tax, sales tax, excise tax and other similar assessments.
Third Party, Datacenter, and Direct Project Costs
We incur certain operating costs that directly relate to revenue. These costs are classified into two categories: third‑party, and datacenter and direct project.
Third Party Costs
Third party costs are fees paid to third parties to secure advertising space or content, or to obtain media inventory for the placement of advertising and media messaging services, as well as fees paid to third parties for creative development and other services in connection with the creation and execution of marketing and advertising campaigns.
Third party costs also include the costs of certain content, media, or advertising that is acquired for a campaign, and costs associated with incentives and promotional costs provided to consumers in order to participate in the campaigns, as well as certain computer hardware or software that might be acquire for a customer. Third party costs relate directly to SaaS revenue.
Datacenter and Direct Project Costs
Datacenter and direct project costs consist primarily of personnel and outsourcing costs for operating the datacenters, which host our Velti mGage platform on behalf of our customers. Additional expenses include costs directly attributable to a specific campaign, as well as allocated facility rents, power, bandwidth capacity, IT maintenance and support. In addition, direct project costs include personnel costs to customize software solutions for specific customer contracts. These costs may relate to SaaS revenue and/or license and software revenue. To date, the vast majority of these costs are related to SaaS revenue and the amount attributable to license and software revenue was immaterial and inseparable.
Research and Development - Internal Software Development Costs
Research and Development – ASC 730-10/ASC 985-25
All costs incurred to establish the technological feasibility of a computer software product to be sold, leased, or otherwise marketed are research and development costs. Those costs shall be charged to expense when incurred as required by Subtopic 730‑10.

25‑2  For purposes of this Subtopic, the technological feasibility of a computer software product is established when the entity has completed all planning, designing, coding, and testing activities that are necessary to establish that the product can be produced to meet its design specifications including functions, features, and technical performance requirements. At a minimum, the entity shall have performed the activities in either (a) or (b) as evidence that technological feasibility has been established:
a. If the process of creating the computer software product includes a detail program design, all of the following:
1. The product design and the detail program design have been completed, and the entity has established that the necessary skills, hardware, and software technology are available to the entity to produce the product.
2. The completeness of the detail program design and its consistency with the product design have been confirmed by documenting and tracing the detail program design to product specifications.
3. The detail program design has been reviewed for high‑risk development issues (for example, novel, unique, unproven functions and features or technological innovations), and any uncertainties related to identified high‑risk development issues have been resolved through coding and testing.
b. If the process of creating the computer software product does not include a detail program design with

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the features identified in (a), both of the following:
1. A product design and a working model of the software product have been completed.
2. The completeness of the working model and its consistency with the product design have been confirmed by testing.
Internal Software Development Costs – ASC 985-20
Internal software development costs consist primarily of internal salaries and consulting fees for developing software platforms for sale to or use by customers in mobile marketing and advertising campaigns. We capitalize costs related to the development of our software products, as all of our products are to be used as an integral part of a product or process to be sold or leased. Such software is primarily related to our Velti mGage platform, including underlying support systems.
We capitalize costs related to software developed for new products and significant enhancements of existing products once technological feasibility has been reached and all research and development for the components of the product have been completed. Such costs are amortized on a straight‑line basis over the estimated useful life of the related product, not to exceed three years, commencing with the date the product becomes available for general release to our customers.
Amortization expenses associated with our software development costs are recorded in costs and expenses within the accompanying consolidated statements of operations.
25‑3 Costs of producing product masters incurred subsequent to establishing technological feasibility shall be capitalized. Those costs include coding and testing performed subsequent to establishing technological feasibility.

25‑4 Software production costs for computer software that is to be used as an integral part of a product or process shall not be capitalized until both of the following conditions have been met:
a. Technological feasibility has been established for the software.
b. All research and development activities for the other components of the product or process have been completed.
25‑5 An entity may capitalize an allocated amount of indirect costs, such as overhead related to programmers and the facilities they occupy. However, an allocation of general and administrative expenses is not appropriate because those costs relate to the period in which they are incurred.

25‑6 Capitalization of computer software costs shall cease when the product is available for general release to customers. Costs of maintenance and customer support shall be charged to expense when related revenue is recognized or when those costs are incurred, whichever occurs first.
Overhead absorption methodology
When calculating the cost of R&D in order to capitalise, as well as other P&L functions,

•	Salaries, benefits, payroll taxes and everything specifically identifiable to an individual are allocated person by person based on timesheets or other suitable resource allocation records,

•
Allocable costs include IT and facilities (including inter alia rent, rates, service charges, utilities and other infrastructure related costs), which are allocated based on the total full time equivalents allocated to each cost category (one of which is the capitalized software development).

Part 5: USA Integration Plan

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1.
The Vendors and the Purchaser have agreed that the Company's USA operations shall be integrated into the Purchaser's USA operations from 1 January 2012 with the intention of continuing to sell the Company's products and services into the USA for the benefit of both the Vendors and the Purchaser and on the following terms.

2.
The operations of any Group Company in the USA, including all revenue, costs of sales and overheads, will be transferred or otherwise recharged from the relevant Group Company to the Purchaser from 1 January 2012.

3.
The Company will be paid a delivery fee ("USA Delivery Fee") in relation to the proportion of revenue which is derived from any customer of the combined USA operations of the Purchaser Group and any Group Companies (a "USA Combined Customer") which is delivered using the resources or technology of a Group Company ("Attributable USA Revenue").

4.	The USA Delivery Fee for Attributable USA Revenue shall be calculated for each USA Combined Customer on a monthly basis as follows:
"Gross Margin" shall be Attributable USA Revenue less directly attributable costs of delivery payable to a party outside of a Group Company. Such third party costs may include but are not limited to SMS messaging, third party technology licencing costs, hardware and hosting.

5.	The USA Delivery Fee shall be equal to the sum of (a) any third party costs incurred by a Group Company plus (b) the share of Gross Margin ("Gross Margin Share") calculated as set out below:

Gross Margin Share as a % of Gross Margin
USA Combined Customers account managed by the Purchaser's staff where cumulative. If the Gross Margin for the period after 31 December 2011 is less than GBP[***], then the Group Margin Share is:	[***]%
USA Combined Customers account managed by the Purchaser's staff where cumulative. If the Gross Margin for the period after 31 December 2011 is greater than GBP[***], then the Group Margin Share on the amount up to GBP[***] is [***]% and the amount over GBP[***] is:
[***]%
The Gross Margin Share attributed to USA Combined Customers until 1 January 2012 is:	[***]%
The Gross Margin Share of any USA Combined Customer that is offered to the Purchaser or any member of the Purchaser's Group, but which the Purchaser or any member of the Purchaser's Group declines to assume after 31 December 2011 is:
[***]%

6.
The Gross Margin threshold of £[***]m is proposed as it is simple to measure by both the Purchaser and the Vendors' Representative throughout the Earn-Out Period. However the Vendors and the Purchaser agree that this intention is to change the margin split once the Company has derived the same benefit from US revenue at the EBITDA level as under its original forecast. The Purchaser and the Vendors' Representative agree in good faith to review the position after the end of calendar

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Q3 2012 and accelerate the switch to the [***]:[***]margin split if the EBITDA target has been achieved even if the margin threshold has not.

7.
In the instance that any customer which is a Company Prospect requires services which a Group Company is unable to deliver, then the appropriate share of Gross Margin between Purchaser and the Company shall be negotiated dependent on the roles and effort provided.

8.
In the instance that a Company Prospect requires services which a Group Company is able to deliver but the Purchaser chooses to deliver such services using its own delivery resources, then the Purchaser and the Vendors' Representative shall negotiate in good faith to ensure that the Company is paid a fee equal to the delivery fee that it would have otherwise earned.

9.	The Purchaser and the Vendors will each ensure that it provides the other with transparent information on all revenues, costs and Gross Margins that are necessary to calculate the proper delivery fee.
For the purposes of this part 6, references to "Company Prospect" means the following customers or prospective customers:
[***]

SCHEDULE 11:    REGISTRATION RIGHTS
Part 1:    Registration rights
Section 1.    Definitions; Construction. As used throughout this schedule, the following terms shall have the following meanings:

(i)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(ii)	"Form 20-F" means Form 20-F under the Exchange Act or any successor forms thereto.

(iii)	"Form F-1", "Form F-3", "Form F-4" and "Form S-8" means Form F-1, Form F-3, Form F-4 and Form S-8, respectively, under the Securities Act or any successor forms thereto.

(iv)
"Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

(v)	"Ordinary Shares" means the ordinary shares, nominal value £0.05 per share, of the Purchaser.

(vi)	"Other Shares" means, at any time, those Ordinary Shares or other share capital in the Purchaser which do not constitute Registrable Shares or Primary Shares.

(vii)	"Other Shareholders" means, collectively, all Shareholders, other than the Vendors, party hereto from time to time.

(viii)
"Person" shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

(ix)	"Primary Shares" means, at any time, the authorized but unissued Ordinary Shares or Ordinary Shares held in the treasury of the Purchaser.

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(x)
"Prospectus" means the prospectus included in any Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

(xi)
"Public Offering" means the closing of a public offering of Ordinary Shares pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of Securities to be issued as consideration in connection with a business acquisition pursuant to a registration statement on Form S-4 or F-4 (or comparable form) (for clarity this shall not include a "resale registration statement") or an offering of Securities issuable pursuant to an equity incentive plan pursuant to a registration statement on Form S-8 (or comparable form) for use with employees, consultants and comparable service providers.

(xii)
"Registrable Shares" means, at any time, and with respect to any Shareholder, the Ordinary Shares held by such Shareholder (or any shares issued in exchange therefore); provided, however, that any Ordinary Shares that are sold in a Public Offering pursuant to an effective Registration Statement under the Securities Act or that may be sold or distributed without limitation or restriction pursuant to Rule 144 under the Securities Act shall not be deemed to be Registrable Shares.

(xiii)
"Registration Statement" means any registration statement of the Purchaser that covers an offering of any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

(xiv)
"Requisite Vendors" means, on any date of determination, those Vendors who hold in the aggregate more than fifty percent (50%) of the Registrable Shares held by all of the Vendors on such date of determination.

(xv)
"Securities" means "securities" as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

(xvi)
"Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

(xvii)	"Shareholders" means the Vendors and/or the Other Shareholders, in each case, only for so long as such Persons hold Registrable Shares.

Section 2.	Registrations on Form F-3.

(a)
Subject to Section 2(c), at such time as the Purchaser shall have qualified for the use of Form F-3, the Requisite Vendors shall have the right to request up to a total of four (4) registrations on Form F-3 during the term of this agreement, with not more than two (2) requests in any twelve (12) month period, and to effect a registration under the Securities Act of Registrable Shares in accordance with the terms of this Section 2.

(b)
If the Purchaser shall be requested in writing by the Requisite Vendors to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 2, then the Purchaser shall promptly, and in any event, within ten (10) days, give written notice of such proposed registration to all Shareholders and shall include in such proposed registration any

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Registrable Shares requested to be included in such proposed registration by all Shareholders provided that such Shareholders respond in writing to the Purchaser’s notice within fourteen (14) days after delivery by the Purchaser of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Purchaser shall use commercially reasonable efforts to promptly (but in no event more than forty-five (45) days from the date of the request) cause the effectiveness of the Registration Statement of all Registrable Shares on Form F-3 (or a comparable successor form) to the extent requested by such Shareholders.

(c)	Notwithstanding anything in this agreement to the contrary, the Purchaser shall not be obligated to effect any registration under the Securities Act requested by the Shareholders under this Section 2:

(i)
with respect to any request made pursuant to this Section 2, if the Shareholders request registration of less than fifty percent (50%) of the Registrable Shares outstanding as of the date of the request excluding those previously registered pursuant to a Registration Statement; or

(ii)	during the period following a Public Offering that is contemplated by Section 4 hereof; or

(iii)
if the effective date of any Registration Statement filed would require pursuant to the Securities Act (and the rules and regulations promulgated by the SEC thereunder) the Purchaser to include audited financials for its most recently completed fiscal year, in advance of its requirement to produce such audited financials in connection with the filing of its Annual Report on Form 20-F for such fiscal year in which case the Purchaser may, in its sole discretion, delay the effectiveness of such Registration Statement until the earlier of (a) such period as is reasonably necessary to include therein the Company’s audited financial statements for such fiscal year or (b) five (5) business days following the filing of the Purchaser’s Annual Report on Form 20-F for such fiscal year.

(d)	The number of requests by the Requisite Vendors permitted by this Section 2 shall be four (4) during the term of this agreement.

(e)	Whenever required under this Section 2 to effect the registration of any Registrable Shares, the Purchaser shall, as expeditiously as reasonably possible:

(i)
prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Shareholders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(ii)
prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)
furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

(iv)
use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

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(v)	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(vi)
notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus or free writing prospectus (to the extent prepared by or on behalf of the Purchaser) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Shareholder, the Purchaser will, as soon as reasonably practicable, file and furnish to all such Shareholders a supplement or amendment to such prospectus or free writing prospectus (to the extent prepared by or on behalf of the Purchaser) so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vii)
cause all such Registrable Shares registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Purchaser are then listed; and

(viii)
provide a transfer agent and registrar for all Registrable Shares registered pursuant to this schedule and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration

Section 3.	Piggyback Registration.

(a)
If the Purchaser at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form F-4 or Form S-8 and, for the sake of clarity, including for this purpose a registration effected by the Purchaser for stockholders other than the Shareholders), it shall promptly, and in any event, within ten (10) days, give written notice to each Shareholder of its intention to register the Primary Shares or Other Shares and, upon the written request of any Shareholder (given within fourteen (14) days after delivery of any such notice to each Shareholder by the Purchaser) to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Purchaser shall use its commercially reasonable efforts to cause all such Registrable Shares of the requesting Shareholders to be registered under the Securities Act and qualified for sale under any state securities or "blue sky" law, all to the extent reasonably required to permit such sale or other disposition of their Registrable Shares; provided, however, that, if such registration involves an underwritten Public Offering and the managing underwriter determines in good faith and advises the Purchaser that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would adversely affect the offering and sale (including pricing) of Primary Shares proposed to be offered and sold by the Purchaser, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)	first, the Primary Shares;

(ii)
second, the Registrable Shares held by the Vendors and Other Shareholders (or, if necessary, such Registrable Shares pro rata among the holders thereof based upon the number of Registrable Shares requested to be registered by each such holder); and

(iii)	third, the Other Shares;

(b)	The number of requests by the Shareholders permitted by this Section 3 shall be unlimited.

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(c)	This Section 3 shall be terminated and of no further force and effect twelve (12) months following the final release of Registrable Shares by Purchaser pursuant to this agreement.

Section 4.	Holdback Agreement.
If the Purchaser at any time shall register an offering and sale of Ordinary Shares under the Securities Act in an underwritten offering pursuant to any registration under the Securities Act (other than on Form F-4 or Form S-8), any Shareholder who is selling Ordinary Shares in such offering or is, at the time of such offering, an employee of the Company shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Securities of the Purchaser (other than (i) those Registrable Shares included in such registration pursuant to Section 2 and Section 3 hereof; or (ii) a Relevant Transfer by a Vendor to a transferees permitted by the managing underwriters) in each case, without the prior written consent of the Purchaser (a "Holdback Consent") for a period as shall be determined by the managing underwriters, which period cannot begin more than thirty (30) days prior to the effectiveness of such Registration Statement and cannot last more than ninety (90) days after the effective date of such Registration Statement.

Section 5.	Termination.
This schedule shall terminate and be of no further force or effect (i) upon the approval of such termination by the Purchaser and the Requisite Shareholders, (ii) when all Registrable Shares can be sold in any single ninety (90) day period under Rule 144(b)(1)(i) under the Securities Act or (iii) when there shall not be any Registrable Shares outstanding.

Section 6.	Registration Expenses.
All expenses other than (i) underwriting discounts and commissions and (ii) legal counsel fees for any selling Shareholders incurred in connection with registrations, filings or qualifications pursuant to Section 2 and Section 3 of this part, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Purchaser shall be borne by the Purchaser. Notwithstanding the foregoing, the Purchaser shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 of this part if the registration request is subsequently withdrawn at the request of the Shareholders of a majority of the Registrable Shares to be registered (in which case all participating Shareholders shall bear such expenses pro rata based upon the number of Registrable Shares that were to be included in the withdrawn registration); provided, however, that if at the time of such withdrawal, the Shareholders have learned of a material adverse change in the condition, business or prospects of the Purchaser from that known to the Shareholders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Purchaser of such material adverse change, then the Shareholders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2 of this part.

Section 7.	Assignment of Registration Rights.
The rights to cause the Purchaser to register Registrable Shares pursuant to each of Section 2 and Section 3 hereof may be assigned (but only with all related obligations) by a Shareholder to a transferee or assignee of such securities that (a) is an affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Shareholder or (b) is a Shareholder’s family member or trust for the benefit of an individual Shareholder or any of such Shareholder’s family members, provided: (i) the Purchaser is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this schedule.

Section 8.	Indemnification and Contribution.
In the event any Registrable Securities are included in a Registration Statement under Section 2 or Section 3 hereof:

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(a)
To the extent permitted by law, the Purchaser will indemnify and hold harmless each Shareholder, the partners, members, officers, directors and stockholders of each Shareholder, any underwriter (as defined in the Securities Act) for such Shareholder, each Person, if any, who controls such Shareholder or underwriter within the meaning of the Securities Act or the Exchange Act, and legal counsel or accountants for such Shareholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

(i)
any untrue or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus, final prospectus, or free writing prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Purchaser or used or referred to by the Company,

(ii)	the omission or alleged omission of a material fact required to be stated in such Registration Statement, or necessary to make the statements therein not misleading or

(iii)
any violation or alleged violation by the Purchaser of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Purchaser will reimburse each such Shareholder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld), nor shall the Purchaser be liable in any such case for any such expense, loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished by or on behalf of any such Shareholder, partner, officer or director, underwriter or controlling person expressly and solely for use in connection with such registration by any such Shareholder, partner, officer, director, underwriter, controlling Person or other aforementioned Person.

(b)
To the extent permitted by law, each selling Shareholder, severally and not jointly, will indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Purchaser within the meaning of the Securities Act, legal counsel and/or accountants for the Purchaser, any underwriter and any other Shareholder selling securities under such Registration Statement or any such other Shareholder’s partners, directors or officers or any controlling Person of any such underwriter or other Shareholder, against any expenses, losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such expenses, losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation arises out of or is based on actions or omissions made in reliance upon and in conformity with written information furnished by such Shareholder or on behalf of such Shareholder expressly for use in connection with such registration; and each such Shareholder will reimburse the Purchaser and any such other Persons entitled to indemnification

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hereunder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such expense, loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld), and provided further that total amounts payable in indemnity by a Shareholder (when taken together with amounts paid pursuant to Section 8(d)) under this Section 8(b) shall not exceed the proceeds from the offering actually received by such Shareholder out of which such Violation arises except in the case of fraud or willful misconduct by such Shareholder (net of any expenses paid by such Shareholder).

(c)
Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, jointly with any other indemnifying party to which notice has been given, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d)
If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Shareholder, when combined with any amounts paid by such Shareholder pursuant to Section 8(b), shall exceed the proceeds from the offering actually received by such Shareholder, except in the case of fraud or willful misconduct by such Shareholder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Shareholder’s liability pursuant to this Section 8(d), when combined with the amounts paid or payable by such Shareholder pursuant to Section 8(b), exceed the proceeds from the offering actually received by such Shareholder, except in the case of fraud or willful misconduct by such Shareholder (net of any expenses paid by such Shareholder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and

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opportunity to correct or prevent such statement or omission.

(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)
The obligations of the Purchaser and Shareholders under this Section 8 shall survive the completion of any offering of Registrable Shares in a Registration Statement under Section 2, Section 3 or otherwise under this schedule, and otherwise shall survive the termination of this agreement.

Section 9.	Reports Under the Exchange Act.
With a view to making available to the Shareholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Purchaser to the public without registration or pursuant to a registration on Form F 3, the Purchaser agrees to use commercially reasonable efforts to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)	file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act; and

(c)
furnish to any Shareholder, so long as the Shareholder owns any Registrable Shares, forthwith upon request (i) a written statement by the Purchaser that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Purchaser), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F 3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser and (iii) such other information as may be reasonably requested to avail any Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

Part 2:    Company representations regarding certain US Securities Law matters

(i)
With respect to each Shareholder who, at the time of signing this agreement and at each time that such Shareholder receives any Consideration Shares, is (a) outside the United States and (b) not a U.S. Person (as defined in Regulation S under the Securities Act (as defined below)), the Purchaser shall issue the Consideration Shares to such Shareholder pursuant to an exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S thereunder. Such Consideration Shares shall be freely transferable without registration or other restriction under the Securities Act on the forty-first day after the issuance of such Consideration Shares by the Shareholder if, at the time that the Shareholder receives such Consideration Shares, the Shareholder is (a) outside the United States and (b) not a U.S. Person, and the Purchaser shall instruct its share transfer agent to permit such transfer and shall deliver to its share transfer agent any legal opinion required in connection therewith.

(ii)
With respect to each Shareholder not included within paragraph (i) of this part ("a U.S. Shareholder"), the Purchaser shall issue the Consideration Shares to such Shareholder pursuant to an exemption from registration under the Securities Act provided by Regulation D thereunder, in reliance, in part, on such Shareholder's representation and warranty that such Shareholder is an "accredited investor" (as defined in Rule 501 under Regulation D) and has such knowledge and experience in financial and business matters that such Shareholder is

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capable of evaluating the merits and risks of an investment in the Purchaser. Notwithstanding any other provision of this agreement, Consideration Shares shall not be issuable to any U.S. Shareholder unless such U.S. Shareholder has reasonably demonstrated that such Shareholder is an "accredited investor" through signing and returning a customary questionnaire requiring factual representations to assert such U.S. Shareholder 's status as an "accredited investor." Purchaser shall use its commercially reasonable efforts to assist with, and to direct its share transfer agent to facilitate, transfers by any U.S. Shareholder pursuant to, and subject to, Rule 144 under the Securities Act.

EXECUTED by the parties:

Signed for and on behalf of
Mobile Interactive Group Limited

By:     /s/    Barry Houlihan
Name:     Barry Houlihan
Title:     President and CEO

Signature Page to SPA

Signature Page to SPA
Signed for and on behalf of
Velti PLC

By:     /s/    Sally Rau
Name:    Sally Rau
Title:    Chief Administrative Officer and General Counsel

Signature Page to SPA